Rule 424(b)(5)

File No. 333-83605

Prospectus Supplement

(To prospectus dated August 28, 2003)

$207,890,000 (approximate)

Mortgage-Backed Pass-Through Certificates, Series 2003-1

GreenPoint Mortgage Securities Inc.

Sponsor

GreenPoint Mortgage Funding, Inc.

Seller and Master Servicer

The certificates represent obligations of the trust only and do not represent an interest in or obligation of the sponsor, the trustee or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The trust will issue

•

one class of senior certificates

•

six classes of subordinate certificates

•

one class of residual certificates

The certificates

•

represent the entire beneficial interest in a trust, whose assets consist of a pool of adjustable rate first lien residential mortgage loans that generally provide for a fixed interest rate during an initial period of five years from the date of origination of the mortgage loan and thereafter provide for adjustments to the interest rate generally every six months generally based on the six-month LIBOR, as specified in the related mortgage note

•

currently have no trading market, are obligations of the trust only and are not obligations of the seller and master servicer or its affiliates

Credit enhancement

•

will be provided to the senior certificates in the form of subordination of the subordinate certificates to the senior certificates and to each class of subordinate certificates in the form of subordination of the certificates subordinate thereto, if any

You should carefully review the information in “Risk Factors” on page S-12 herein and on page 4 in the prospectus.

For complete information about the certificates, read both this prospectus supplement and the prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Terwin Capital LLC, the placement agent, will offer the offered certificates on a best efforts basis.  Terwin Capital LLC is not permitted or required to purchase or sell any offered certificates unless it has been able to place all such certificates.  The placement agent will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  We expect the proceeds to the sponsor from the sale of the offered certificates to be approximately 100.73605% of the aggregate principal balance of the offered certificates, before deducting issuance expenses payable by the sponsor (assuming all of the offered certificates are sold).  Delivery of the offered certificates will be made in book-entry form through the facilities of The Depository Trust Company on or about August 29, 2003.

Terwin Capital LLC

August 28, 2003

TABLE OF CONTENTS

_______

Page

SUMMARY

S-5

RISK FACTORS

S-12

Prepayments Are Unpredictable and Affect Yield

S-12

The Yield on Your Certificates will be affected by Changes in the Mortgage Interest Rate

S-13

Mortgage Loans with Interest-Only Payments and High Balance Loans

S-13

Potential Inadequacy of Credit Enhancement

S-14

Holding Subordinate Certificates Creates Additional Risks

S-15

An Optional Termination of the Trust May Adversely Affect the Certificates

S-15

Cash Flow Considerations and Risks

S-16

The Value of Your Certificates May Be Reduced If Losses Are Higher Than Expected

S-16

Concentration of Mortgage Loans Could Adversely Affect Your Investment

S-16

Military Action and Terrorist Attacks

S-16

Ability to Resell Securities May Be Limited

S-17

Consequences of Owning Book-Entry Securities

S-17

Delinquencies May Adversely Affect Investment

S-17

You Could Be Adversely Affected by Violations of Consumer Protection Laws

S-18

Bankruptcy and Insolvency Risks

S-18

INTRODUCTION

S-19

DESCRIPTION OF THE MORTGAGE POOL

S-19

General

S-19

Interest Only Mortgage Loans

S-22

The Index

S-22

Mortgage Loan Statistical Information

S-23

Additional Information

S-28

Assignment of Mortgage Loans

S-28

GREENPOINT MORTGAGE FUNDING, INC.

S-30

DESCRIPTION OF THE CERTIFICATES

S-37

General

S-37

Senior Certificates

S-37

Subordinate Certificates

S-37

Residual Certificates

S-37

Designations

S-37

Assets of the Trust

S-38

Book-Entry Registration

S-38

Definitive Certificates

S-39

Distributions

S-40

Glossary of Terms

S-40

Priority of Distributions

S-47

Distributions of Interest

S-48

Distributions of Principal

S-48

Allocation of Losses; Subordination

S-49

POOLING AND SERVICING AGREEMENT

S-51

Optional Termination

S-51

The Trustee

S-51

Final Scheduled Distribution Date

S-51

Voting Rights

S-52

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

S-52

Factors Affecting Prepayments on the Mortgage Loans

S-52

Modeling Assumptions

S-53

Weighted Average Life

S-56

FEDERAL INCOME TAX CONSEQUENCES

S-58

General

S-58

Tax Treatment of the Offered Certificates

S-58

METHOD OF DISTRIBUTION

S-59

LEGAL OPINIONS

S-60

RATINGS

S-60

LEGAL INVESTMENT

S-61

ERISA CONSIDERATIONS

S-61

General

S-61

Considerations Relating to the Class A-1 Certificates

S-62

Considerations Relating to the ERISA-Restricted Certificates

S-63

ANNEX I:  GLOBAL CLEARANCE, SETTLEMENT AND TAX

DOCUMENTATION PROCEDURES

I-1

PROSPECTUS TABLE OF CONTENTS

_______

RISK FACTORS

4

THE TRUSTS

8

DESCRIPTION OF THE CERTIFICATES

14

CREDIT ENHANCEMENT

21

YIELD AND PREPAYMENT CONSIDERATIONS

26

THE SPONSOR

27

USE OF PROCEEDS

28

MORTGAGE LOAN PROGRAM

28

THE POOLING AND SERVICING AGREEMENT

29

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

41

ERISA CONSIDERATIONS

49

LEGAL INVESTMENT CONSIDERATIONS

53

LEGAL MATTERS

53

FEDERAL INCOME TAX CONSEQUENCES

54

STATE TAX CONSIDERATIONS

77

PLANS OF DISTRIBUTION

77

FINANCIAL INFORMATION

78

AVAILABLE INFORMATION

78

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

78

RATING

78

Important notice about information presented in this

prospectus supplement and the accompanying prospectus

You should rely on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•

The accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

•

This prospectus supplement, which describes the specific terms of your series of certificates.

The sponsor’s principal executive offices are located at 100 Wood Hollow Drive, Doorstop #32210, Novato, California 94945.  Its telephone number is (415) 878-5292.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.

Some of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items.  These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” “assumed characteristics,” “structuring assumptions,” “prepayment assumption,” or other comparable words.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results.  Those risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control.  Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

SUMMARY

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, read this entire prospectus supplement and the entire accompanying prospectus carefully.

Title of series	GreenPoint Mortgage Securities Inc., GreenPoint Mortgage-Backed Pass-Through Certificates, Series 2003-1.
Sponsor	GreenPoint Mortgage Securities Inc.
Seller and Master Servicer	GreenPoint Mortgage Funding, Inc.
Trustee	JPMorgan Chase Bank.
Mortgage pool	497 adjustable-rate mortgage loans with an aggregate principal balance of approximately $208,937,222 as of the cut-off date, secured by first liens on one- to four-family residential properties.
Cut-off date	August 1, 2003.
Closing date	On or about August 29, 2003.
Distribution dates	On the 25th day of each month, or if the 25th day is not a business day, on the succeeding business day beginning in September 2003.
Scheduled final distribution date	The distribution date in October 2033. The actual final distribution date could be substantially earlier.
Form of offered certificates	The offered certificates will be book-entry certificates. See “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.
Minimum denominations	The offered certificates will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1 in excess thereof.
Senior Certificates	The Class A-1 Certificates.
Subordinate Certificates	The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

Offered Certificates

Class	Initial Class Principal Balance	Per Annum Pass-Through Rate	Initial Rating S&P(1)	Designation
Senior Certificates:
A-1	$203,191,000	Variable(2)	AAA	Senior/Pass-Through
Class M Certificates:
M-1	$2,820,000	Variable(2)	AA	Subordinate
M-2	$1,044,000	Variable(2)	A	Subordinate
M-3	$835,000	Variable(2)	BBB	Subordinate

Total offered certificates	$207,890,000

Non-Offered Certificates
Class B Certificates:
B-1	$313,000	Variable(2)	BB	Subordinate
B-2	$313,000	Variable(2)	B	Subordinate
B-3	$421,221	Variable(2)	NR/NR	Subordinate
Residual Certificates
R	N/A	N/A	NR/NR	Residual

______________________

(1)

See “Ratings” in this prospectus supplement.

(2)

The initial pass-through rate on the Certificates is approximately 4.470% per annum.  After the first distribution date, the per annum pass-through rate on the certificates will equal the weighted average of the mortgage interest rates as of the second preceding due date after giving effect to scheduled payments for that due date, whether or not received, less the expense fee rate as of such date, subject to adjustment for prepayments in full received and distributed in the month prior to that distribution date (the “Weighted Average Pass-Through Rate”) for the mortgage loans.

The offered certificates are subject to a variance of no more than 5% prior to their issuance.

The Trust

The sponsor will establish a trust, pursuant to a pooling and servicing agreement, dated as of August 1, 2003, among the sponsor, the seller, the master servicer and the trustee. On the closing date, the sponsor will deposit the pool of mortgage loans described below into the trust. The sponsor will make a real estate mortgage investment conduit election with respect to the trust.  Each certificate will represent a partial ownership interest in the trust.

Distributions of interest and principal on the certificates will be made only from payments received in connection with the mortgage loans described below.

The Mortgage Pool

The mortgage pool consists of mortgage loans, secured by mortgages, deeds of trust or other security instruments creating first liens on one- to four-family residential properties with an aggregate Cut-off Date Principal Balance of approximately $208,937,222.  The mortgage loans have stated original terms to maturity of generally 30 years.

All of the mortgage loans are adjustable-rate, fully-amortizing, first lien residential mortgage loans.

Distributions on the Offered Certificates

General

Each month, the trustee will make distributions of interest and principal to the holders of the certificates to the extent of the related available funds and in the amounts and priority set forth in this prospectus supplement.

The master servicer will collect monthly payments of principal and interest on the mortgage loans.  After deducting any reimbursable expenses and advances and its servicing fee, the master servicer will forward all collections on the mortgage loans, together with any advances that it makes for delinquent principal and interest payments on those loans, and any payments it makes in the form of compensating interest, as described in this prospectus supplement, to the trustee.  The aggregate amount of such monthly collections and advances is described under the heading  “Description of the Certificates—Glossary of Terms” in this prospectus supplement.

On each distribution date the trustee, after payment of certain fees, will distribute the amount remitted to it to the holders of the certificates, in the amounts and priority set forth in this prospectus supplement.  See “Description of the Certificates—Priority of Distributions” in this prospectus supplement.

Distributions of Interest

The amount of interest distributable to each class of offered certificates entitled to interest on each distribution date will generally equal:

•

the per annum pass-through rate for that class of certificates,

•

multiplied by the applicable principal balance of that class of certificates,

•

multiplied by 1/12th,

•

minus the share of some types of interest shortfalls allocated to that class.

See “Description of the Certificates—Priority of Distributions” in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in “Description of the Certificates” in this prospectus supplement.  It is possible that, on any given distribution date, payments from the mortgage loans will be insufficient to cover interest distributable on all of the certificates that are entitled to receive interest. As a result, some classes of certificates (most likely the subordinate certificates) may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions in the following month. However, there will be no additional interest paid to make up for the delay.

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Distributions of Principal

General.  As the mortgagors pay principal on the mortgage loans, that principal is passed on to the holders of certificates. However, not every class of certificates will be entitled to receive principal on each distribution date.

On each distribution date, a portion of the principal received or advanced on the mortgage loans will be distributed to the Class A-1 Certificates as described in “Description of the Certificates—Distributions of Principal” in this prospectus supplement.

Subordinate Certificates.  On each distribution date, the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be entitled to receive a portion of the principal received or advanced on the mortgage loans, pro rata, according to their respective class principal balances.  Distributions will be made to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, in that order.  However, under certain circumstances described in this prospectus supplement under “Description of the Certificates—Distribution of Principal,” the amount of principal prepayments otherwise distributable to some classes of Subordinate Certificates will instead be paid to other classes of Subordinate Certificates with a higher priority.  Except as described in the definition of “Senior Prepayment Percentage” in this prospectus supplement, prior to the distribution date in August 2010, the Subordinate Certificates will not be entitled to receive any principal prepayments on the mortgage loans.

See “Description of the Certificates—Distributions of Principal” and “—Priority of Distributions” in this prospectus supplement.

Credit Enhancement

Subordination

The Senior Certificates will receive distributions of interest and principal before the Subordinate Certificates are entitled to receive distributions of interest or principal.  The Subordinate Certificates, in reverse order of payment priority, will absorb most losses on the mortgage loans prior to the Senior Certificates.  Each class of Subordinate Certificates is subordinate to and provides credit enhancement for each class of Subordinate Certificates with a higher payment priority.

Shifting of Interests

Except under the circumstances described in “Description of the Certificates—Glossary of Terms—Senior Prepayment Percentage” in this prospectus supplement, the Senior Certificates will receive 100% of principal prepayments received on the mortgage loans until the seventh anniversary of the first distribution date.  During the following four years, except under the circumstances described herein, these senior certificates will generally receive a disproportionately large, but decreasing, share of principal prepayments.  This will result in a quicker return of principal to these senior certificates and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled.

For a more detailed description of how principal prepayments are allocated among the Certificates, see “Description of the Certificates—Distributions of Principal” in this prospectus supplement.

Yield Considerations

The yield to maturity of each class of certificates will depend upon, among other things:

•

the price at which the certificates are purchased;

•

the applicable pass-through rate;

•

the rate of prepayments on the mortgage loans;

•

whether optional termination occurs; and

•

whether losses on the mortgage loans are covered by credit enhancement.

For a discussion of special yield considerations applicable to the offered certificates, see “Risk Factors” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.

Advances

For any month, if the master servicer receives no payment of principal and interest or a payment that is less than the full scheduled payment on a mortgage loan, the master servicer will advance its own funds to cover that shortfall.  However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.  Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, and not to guarantee or insure against losses.

See “GreenPoint Mortgage Funding, Inc.—Advances” in this prospectus supplement.

Optional Termination

On any distribution date on which the aggregate outstanding stated principal balance of the mortgage loans is less than or equal to 10% of their aggregate  principal balance as of the cut-off date, the master servicer may, but will not be required to, purchase from the trust all remaining mortgage loans, thereby causing an early retirement of the certificates.

An optional purchase of the remaining mortgage loans may cause the holders of one or more classes of certificates to receive less than their outstanding principal balance plus accrued interest.

See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the sponsor will cause a real estate mortgage investment conduit (“REMIC”) election to be made with respect to the trust.  The certificates, other than the Class R Certificates, will represent ownership of regular interests in the REMIC.  These certificates will generally be treated as representing ownership of debt for federal income tax purposes.  Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders’ usual methods of accounting.  For federal income tax purposes, the Class R Certificates will represent ownership of the sole residual interest in the REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences” in the prospectus.

ERISA Considerations

Subject to the considerations discussed under “ERISA Considerations,” the Class A-1 Certificates may be transferred to any investor who is acquiring such certificates on behalf of an employee benefit plan or other retirement arrangement that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, and/or Section 4975 of the Internal Revenue Code of 1986, as amended, or any other entity in which such plan or arrangement invest, referred to in this prospectus supplement as benefit plan investors.  The offered certificates, other than the Class A-1 Certificates, or interests therein, are collectively referred to in this prospectus supplement as the ERISA-Restricted Certificates.  The ERISA-Restricted Certificates, other than the Class R Certificates, may not be transferred to any benefit plan investors, other than insurance company general accounts which meet certain requirements.  The Class R Certificates may not be transferred to a benefit plan investor.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment

When issued, the offered certificates, other than the Class M-2 and Class M-3 Certificates, will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, referred to in this prospectus supplement as SMMEA.  You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See “Legal Investment” in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

Ratings

When issued, the offered certificates will receive ratings that are not lower than those listed in the table on page S-6 of this prospectus supplement.  The ratings on the offered certificates address the likelihood that the holders of the offered certificates will receive all distributions on the underlying mortgage loans to which they are entitled.  A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency.  The ratings also do not address the rate of principal prepayments on the mortgage loans.  For example, the rate of prepayments, if different from the rate originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this prospectus supplement.

Characteristics of the Mortgage Loans

Current Mortgage Rate(1)	4.731%
Current Net Mortgage Rate(1)	4.470%
Cut-Off Date Average Mortgage Loan Principal Balance	$420,397
Property Type—Single Family Residence(2)	70.33%
Loan Purpose—Refinance—Rate Term(2)	45.21%
Occupancy Type—Primary(2)	93.70%
Credit Score(1)	736
Original LTV Ratio (1)	63.90%
Original Term (months) (1)	360
Months Since Origination (months) (1)	0
Remaining Term to Stated Maturity (months) (1)	360
Documentation Type—Full(2)	45.83%
Documentation Type—Reduced(2)	53.93%
Geographic Distribution—California(2)	57.92%
Margin(1)	2.695%
First Periodic Rate Cap(1)	5.00%
Periodic Rate Cap(1)	2.00%
Maximum Mortgage Rate(1)	9.731%

______________

(1)

Weighted average (based on the related Cut-off Date Principal Balance).

(2)

Percent of mortgage loans (based on the related Cut-off Date Principal Balance).

RISK FACTORS

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

Prepayments Are Unpredictable and Affect Yield

The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans.  For example, the rate of principal payments on the mortgage loans will be affected by the following:

•

the amortization schedules of the mortgage loans;

•

the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

•

refinancing by borrowers;

•

liquidations of defaulted loans by the master servicer; and

•

repurchases of mortgage loans by the seller as a result of defective documentation or breaches of representations and warranties.

The yield to maturity of the certificates will also be affected by the master servicer’s exercise of its optional termination rights.

Approximately 17.39% of the mortgage loans (by Cut-off Date Principal Balance) impose a charge for certain early or full partial prepayments of the mortgage loan.  The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity.  For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase.  Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.  We cannot predict the rate at which borrowers will repay their mortgage loans.  Please consider the following:

•

if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the mortgage loans occur at a slower rate than you expected;

•

if you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the mortgage loans occur at a faster rate than you expected, and you could lose a portion of your initial investment;

•

if the rate of default and the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect;

•

the earlier a payment of principal occurs, the greater the impact on your yield.  For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

•

the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates.

See “Certain Yield and Prepayment Considerations” and “Description of the Certificates — Distributions of Principal” in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

The Yield on Your Certificates will be affected by Changes in the Mortgage Interest Rate

After an initial fixed-rate period, each mortgage loan provides for adjustments to the interest rate generally every six months.  The interest rate on each mortgage loan will adjust to equal the sum of an index and a margin.  Interest rate adjustments may be subject to limitations stated in the mortgage note with respect to increases and decreases for any adjustment (i.e., a “periodic cap”).  In addition, the interest rate may be subject to an overall maximum and minimum interest rate. See “Description of the Mortgage Pool” in this prospectus supplement.

The pass-through rates on the offered certificates may decrease, and may decrease significantly, after the mortgage interest rates on the mortgage loans begin to adjust as a result of, among other factors, the dates of adjustment, the margins, changes in the loan index and any applicable periodic cap or lifetime rate change limitations.  Each mortgage loan has a maximum mortgage interest rate and substantially all of the mortgage loans have a minimum mortgage interest rate.  In some cases, the minimum mortgage interest rate may be the applicable margin.  In the event that, despite prevailing market interest rates, the mortgage interest rate on any mortgage loan cannot increase due to a maximum mortgage interest rate limitation or a periodic cap, the yield on the certificates could be adversely affected.  See “Description of the Mortgage Pool” and “Certain Yield and Prepayment Considerations” in this prospectus supplement.

Mortgage Loans with Interest-Only Payments and High Balance Loans

Approximately 83.49% of the mortgage loans (by Cut-off Date Principal Balance) provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of five years following the origination of the related mortgage loan.  Following the applicable interest-only period, the monthly payment with respect to each of those mortgage loans will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans.  If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date.  In addition, a borrower may view the absence of any obligation to make a payment of principal during the first five years of the term of the mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

See “Description of the Mortgage Pool” in this prospectus supplement.

As of the cut-off date, the principal balances of approximately 16 of the mortgage loans (representing approximately 10.24% of the aggregate Cut-off Date Principal Balance), were in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on such mortgage pool.

Potential Inadequacy of Credit Enhancement

The certificates are not insured by any financial guaranty insurance policy.  The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

The amount of any loss experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the lowest level of payment priority, until the class principal balance of that class has been reduced to zero.  If subordination is insufficient to absorb losses, then holders of more senior classes will incur losses and may never receive all of their principal payments.  You should consider the following:

•

if you buy a Class M-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-1, Class B-2 and Class B-3 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M-3 Certificates by the amount of that excess;

•

if you buy a Class M-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M-2 Certificates by the amount of that excess;

•

if you buy a Class M-1 Certificate and losses on the mortgage loans exceed the total principal amount of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class M-1 Certificates by the amount of that excess; and

•

after the total class principal amount of the subordinate certificates has been reduced to zero, losses on the mortgage loans realized by any mortgage pool will reduce the class principal amounts of the senior certificates.  See “Description of the Certificates — Priority of Distributions” and “— Allocation of Realized Losses” in this prospectus supplement.

Holding Subordinate Certificates Creates Additional Risks

The protections afforded the senior certificates in this transaction create risks for the subordinate certificates.  Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

•

Because the subordinate certificates receive interest and principal distributions after the senior certificates receive such distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

•

Except under the circumstances described in this prospectus supplement, the subordinate certificates are not entitled to a full proportionate share of principal prepayments on the mortgage loans until the beginning of the twelfth year after the closing date. In addition, if certain losses on the mortgage loans exceed stated levels, a portion of the principal distribution payable to classes of the subordinate certificates with lower payment priority will be paid to the classes of subordinate certificates with higher payment priority.  For purposes of this prospectus supplement, the Class M-1 Certificates have the highest payment priority among the subordinate certificates and the Class B-3 Certificates have the lowest payment priority among the subordinate certificates.

•

If the master servicer determines not to advance a delinquent payment on a mortgage loan because such amount is not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinate certificates.

•

After extinguishing all other credit enhancement, losses on the mortgage loans will be allocated to the subordinate certificates in reverse order of their priority of payment.  A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder.  A lower class principal balance will result in less interest accruing on the certificate.

•

The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

An Optional Termination of the Trust May Adversely Affect the Certificates

When the aggregate stated principal balance of the mortgage loans has been reduced to 10% or less of their aggregate Cut-off Date Principal Balance, the master servicer may purchase all of the mortgage loans.  If the master servicer exercises its rights to purchase these mortgage loans as described above, such purchase of mortgage loans would cause an early retirement of the certificates.  See “Pooling and Servicing Agreement—Optional Termination” in this prospectus supplement.  If this happens, the purchase price paid by the master servicer will be passed through to the related certificateholders.  This would have the same effect as if all of the remaining mortgagors made prepayments in full.  Any class of certificates purchased at a premium could be adversely affected by an optional purchase of the mortgage loans.

Cash Flow Considerations and Risks

The mortgage loans and  the related mortgaged property and other assets of the trust are the sole source of payments on the certificates.  Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent.  This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient.  Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders.  If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

The Value of Your Certificates May Be Reduced If Losses Are Higher Than Expected

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates.  None of the sponsor, the master servicer, the seller, the trustee, the placement agent or any other entity will have any obligation to supplement any credit enhancement, or to take any other action to maintain any rating of the certificates

Concentration of Mortgage Loans Could Adversely Affect Your Investment

Approximately 57.92% of the mortgage loans are secured by mortgaged properties located in California.  Consequently, losses and prepayments on the mortgage loans and the resultant payments on the certificates may be affected significantly by changes in the housing markets and the regional economies in these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in California.

See “Description of the Mortgage Pool” in this prospectus supplement.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events.  In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Soldiers’ and Sailors’ Civil Relief Act of 1940 or similar state laws, and the master servicer will not be required to advance for any interest shortfall caused by any such reduction.  Shortfalls in interest may result from the application of the Soldiers’ and Sailors’ Civil Relief Act of 1940 or similar state laws.  Interest payable to senior and subordinate certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Soldiers’ and Sailors’ Civil Relief Act of 1940 or similar state laws.

Ability to Resell Securities May Be Limited

A secondary market for the offered certificates may not develop. Even if a secondary market does develop, it may not continue or it may be illiquid.  If the placement agent is unable to sell all of the offered certificates on the closing date, the placement agent has no obligation to purchase any offered certificates.  Neither the placement agent nor any other person will have any obligation to make a secondary market in your certificates.  Illiquidity means an investor may not be able to find a buyer to buy its securities readily or at prices that will enable the investor to realize a desired yield. Illiquidity can have a severe adverse effect on the market value of the offered certificates. Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Consequences of Owning Book-Entry Securities

Limit on Liquidity of Securities.  Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Limit on Ability to Transfer or Pledge.  Since transactions in the book-entry certificates can be effected only though the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

Delays in Payments.  You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the Trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

Delinquencies May Adversely Affect Investment

The mortgage loans were either originated or acquired in accordance, generally, with the underwriting guidelines described in this prospectus supplement.  We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

You Could Be Adversely Affected by Violations of Consumer Protection Laws

Applicable state laws generally regulate interest rates and other charges and require certain disclosures.  In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans.  Depending on the provisions of the applicable law, violations of these laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer to damages and administrative enforcement.

The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans.  Some states, as in the case of Georgia’s Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.  The sponsor believes that the mortgage loans do not include any mortgage loan in violation of HOEPA, the Georgia Fair Lending Act of 2002 or similar state laws.  However, if the trust should include loans subject to HOEPA or in material violation of similar state laws, it will have limited repurchase remedies against the seller.

See “Certain Legal Aspects of the Mortgage Loans” in the accompanying prospectus.

Bankruptcy and Insolvency Risks

It is believed that the transfer of the mortgage loans from the seller to the sponsor and from the sponsor to the trust will each be treated as a sale rather than a secured financing for purposes of state law.  Counsel for the seller and the sponsor will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the sponsor, the mortgage loans and other assets of the trust fund would not be considered part of the seller’s or sponsor’s bankruptcy estates and, thus, would not be available to their creditors.  A bankruptcy trustee or one of the creditors of the seller or the sponsor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale.  Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

INTRODUCTION

The sponsor will establish a trust with respect to GreenPoint Mortgage Securities Inc. Mortgage-Backed Pass-Through Certificates, Series 2003-1 on the closing date, pursuant to a pooling and servicing agreement among the sponsor, the seller, the master servicer and the trustee, dated as of the cut-off date.  On the closing date, the sponsor will deposit into the mortgage loans into the mortgage pool.

Some capitalized terms used in this prospectus supplement have the meanings given below under “Description of the Certificates—Glossary of Terms.”

DESCRIPTION OF THE MORTGAGE POOL

General

Information relating to the mortgage loans to be included in the mortgage pool is presented in this section.  Prior to the closing date, mortgage loans may be removed from the mortgage loans to be included in the mortgage pool, and other mortgage loans may be substituted for those mortgage loans.  The sponsor believes that the information in this prospectus supplement relating to the mortgage loans to be included in the mortgage pool as currently constituted is representative of the characteristics of the mortgage loans as it will be constituted at the closing date, although some characteristics of the mortgage loans in the mortgage pool may vary.  Numbers expressed below as percentages, other than rates of interest, are approximate percentages based on the Cut-off Date Principal Balance of the mortgage loans, unless otherwise indicated.

The sponsor will acquire 497 mortgage loans with an aggregate Cut-off Date Principal Balance of approximately $208,937,222 (the “mortgage loans”) from GreenPoint Mortgage Funding, Inc. (“GreenPoint Funding”), an affiliate of the sponsor, pursuant to a mortgage loan purchase agreement.

Under the pooling and servicing agreement, the sponsor will assign the mortgage loans to the trustee for the benefit of the holders of the certificates.

Under the pooling and servicing agreement, the seller will make representations and warranties relating to the characteristics of the mortgage loans.  These representations and warranties relating to the mortgage loans will be made by the seller as of the closing date.  In the event of a breach of any representation or warranty relating to a mortgage loan that materially and adversely affects the interests of the certificateholders in that mortgage loan, the seller will be obligated to do one of the following:

•

cure that breach,

•

repurchase that mortgage loan at an amount equal to the sum of (i) the unpaid principal balance of the mortgage loan on the date of repurchase, (ii) accrued interest on that mortgage loan at the applicable mortgage rate (net of the master servicing fee, if the seller is the master servicer) from the date through which interest was last paid by the mortgagor to the date of repurchase, and (iii) any costs and damages actually incurred and paid by or on behalf of the trust as a result of a failure to comply, at the time such mortgage loan was made, with federal, state or local predatory and abusive lending laws applicable to that mortgage loan, or

•

substitute one or more replacement mortgage loans for that mortgage loan.

However, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the REMIC, or result in a prohibited transaction under the Code.  The sponsor will make no representations or warranties as to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective.  The seller is selling the mortgage loans without recourse and will have no obligations for the mortgage loans in its capacity as seller other than the cure, repurchase or substitution obligations described above.  The obligations of the master servicer are limited to its contractual servicing obligations under the pooling and servicing agreement.

The mortgage loans are secured by first liens on fee simple interests or leaseholds in one- to four-family residential real properties.  The property securing a mortgage loan is referred to as the mortgaged property.  The mortgage pool will consist of mortgage loans with terms to maturity of generally 30 years from the date of origination or modification.

Each mortgage loan will be a conventional adjustable-rate mortgage loan evidenced by a mortgage note.  Generally, each mortgage loan has an initial fixed mortgage interest rate for approximately five years after the origination of such mortgage loan.  Each mortgage note generally will provide for adjustments to the mortgage interest rate thereon every six months after the date of origination or on or about the fifth anniversary of the first due date, as applicable, and in each case, generally every six months thereafter (each, an “Adjustment Date”).  On each Adjustment Date, the mortgage interest rate will adjust to the sum of the applicable Index and the number of basis points specified in the applicable mortgage note (the “Margin”), rounded to the nearest one-eighth of one percent, subject to the limitation that, with respect to certain mortgage loans, the mortgage interest rate after such adjustment on each Adjustment Date may not vary from the mortgage interest rate in effect prior to such adjustment by more than the number of basis points specified in the mortgage note (the “Periodic Cap”).  On the first Adjustment Date following the origination of a Mortgage Loan, the related mortgage interest rate may be adjusted by an amount greater than the Periodic Cap.  In addition, adjustments to the mortgage interest rate for all of the mortgage loans are subject to a lifetime maximum interest rate (a “Rate Ceiling”).  Substantially all of the mortgage loans specify a lifetime minimum interest rate (a “Rate Floor”) which in some cases is equal to the Margin for that mortgage loan.  On the first due date following each Adjustment Date for each mortgage loan, the monthly payment for the mortgage loan will be adjusted, if necessary, to an amount that will fully amortize such mortgage loan at the adjusted mortgage interest rate over its remaining scheduled term to maturity.

Each mortgage contains a “due-on-sale” clause; however, the lender is prohibited from exercising that “due-on-sale” clause if prohibited by applicable law or if certain conditions specified in the mortgage note are satisfied.  All of the mortgage loans are assumable during the initial fixed-rate period.

The aggregate Cut-off Date Principal Balance of the mortgage loans is expected to be approximately $208,937,222.  All of the mortgage loans provide for payments due on the first day of each month, other than approximately 4.97% of the mortgage loans that do not have a first payment due date until October 1, 2003.  Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates will not affect the amortization schedule or the relative application of those payments to principal and interest.

As of the cut-off date, the mortgage loans will have the characteristics indicated in the following table:

Number of Mortgage	Cut-off Date Principal	Earliest Payment	Latest Stated	Earliest Stated
Loans	Balance	Date	Maturity Date	Maturity Date

497	$208,937,221.84	3/1/2003	9/1/2033	2/1/2033

None of the mortgage loans are delinquent as of the cut-off date.

No mortgage loan is subject to a buydown agreement.

Approximately 17.39% of the mortgage loans (by Cut-off Date Principal Balance) provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.  Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally ranging from six months to five years from the date of origination of such mortgage loan.  The amount of the applicable prepayment penalty, to the extent permitted under applicable state law, is as provided in the related mortgage note; generally, such amount is equal to six months’ interest on any amounts prepaid during any 12-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid.  Any such prepayment penalties will be retained by the master servicer or its successor and will not be available for payment of the offered certificates.

All of the mortgage loans as of the cut-off date had LTV ratios at origination of 80% or less.

The loan-to-value (“LTV”) ratio of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the stated principal balance of the mortgage loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the related mortgaged property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan or (b) in the case of a refinance, the appraised value of the mortgaged property at the time of such refinance.  No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date.  If residential real estate values overall or in a particular geographic area decline, the LTV ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur on those mortgage loans.

Interest Only Mortgage Loans

Approximately 83.49% of the mortgage loans (by Cut-off Date Principal Balance) (the “Interest Only Mortgage Loans”) do not provide for any payments of principal prior to five years after their origination dates.  The terms of the Interest Only Mortgage Loans require that their principal balances be fully amortized over the related remaining term of the mortgage loans.

The Index

The Index, which is described below, for the mortgage loans generally will be Six-Month LIBOR.

Six-Month LIBOR

“Six-Month LIBOR” is defined to be the rate for six-month U.S. dollar denominated deposits offered in the London interbank market as published by The Wall Street Journal, or some other source generally accepted in the residential mortgage loan origination business, including Fannie Mae, and most recently available as of the first business day of the month immediately preceding the month of the applicable Adjustment Date.  In the event such Index is no longer available, the master servicer will select a substitute Index in accordance with the terms of the related mortgage note and in compliance with federal and state law.

Listed below are historical values of average yields which are related to Six-Month LIBOR.  The monthly averages shown are intended only to provide an historical summary of the movements in Six-Month LIBOR and may not be indicative of future rates.  The values shown below have been obtained from Bloomberg L.P. and may not be identical to Six-Month LIBOR as published by a different source for the same period.

	Six-Month LIBOR
Month	2003	2002	2001	2000	1999	1998	1997
January	1.34875%	2.03375%	5.26250%	6.28875%	4.97094%	5.62500%	5.68750%
February	1.34000	2.03000	4.90750	6.33125	5.12688	5.69531	5.68750
March	1.23125	2.33000	4.71000	6.52625	5.06000	5.75000	5.93750
April	1.29000	2.12000	4.30250	6.73125	5.04250	5.81250	6.00000
May	1.21375	2.08000	3.98000	7.10500	5.24500	5.75000	6.00000
June	1.11938	1.95625	3.90875	7.00000	5.65000	5.78125	5.90625
July	1.14625	1.87000	3.68875	6.89375	5.70500	5.75000	5.80078
August		1.79500	3.45250	6.83000	5.91875	5.59375	5.84375
September		1.71000	2.52250	6.76000	5.96125	5.24609	5.84375
October		1.60000	2.14625	6.72000	6.12000	4.97844	5.78516
November		1.46875	2.03000	6.64000	6.06375	5.14766	5.91406
December		1.38000	1.98125	6.20375	6.13125	5.06563	5.84375

Mortgage Loan Statistical Information

Set forth below is a description of some additional statistical characteristics of the mortgage loans as of the cut-off date unless otherwise indicated.  All percentages of the mortgage loans are approximate percentages by aggregate Cut-off Date Principal Balance of the mortgage loans, and may not add to 100.00% due to rounding.

Current Mortgage Rates*
	Number of Mortgage	Principal	Percent of Mortgage
Mortgage Rate (%)	Loans	Balance	Loans
3.751% - 4.000%	9	$ 3,466,169.39	1.66%
4.001% - 4.250%	33	13,363,806.83	6.40
4.251% - 4.500%	111	49,649,613.14	23.76
4.501% - 4.750%	141	63,998,229.65	30.63
4.751% - 5.000%	122	49,467,364.19	23.68
5.001% - 5.250%	47	17,129,464.01	8.20
5.251% - 5.500%	23	8,787,666.10	4.21
5.501% - 5.750%	9	2,612,476.48	1.25
5.751% - 6.000%	1	104,459.45	0.05
6.251% - 6.500%	1	357,972.60	0.17
Total:	497	$208,937,221.84	100.00%

_________________

*

The minimum current mortgage rate and the maximum current mortgage rate for the mortgage loans are 3.875% per annum and 6.375% per annum, respectively.  As of the cut-off date, the weighted average current mortgage rate for the mortgage loans will be approximately 4.731% per annum.

Current Net Mortgage Rates*
	Number of Mortgage	Principal	Percent of Mortgage
Net Mortgage Rate (%)	Loans	Balance	Loans
3.501% - 3.750%	9	$ 3,466,169.39	1.66%
3.751% - 4.000%	33	13,363,806.83	6.40
4.001% - 4.250%	111	49,649,613.14	23.76
4.251% - 4.500%	141	63,998,229.65	30.63
4.501% - 4.750%	122	49,467,364.19	23.68
4.751% - 5.000%	47	17,129,464.01	8.20
5.001% - 5.250%	23	8,787,666.10	4.21
5.251% - 5.500%	9	2,612,476.48	1.25
5.501% - 5.750%	1	104,459.45	0.05
6.001% - 6.250%	1	357,972.60	0.17
Total:	497	$208,937,221.84	100.00%

_________________

*

The minimum current net mortgage rate and the maximum current net mortgage rate for the mortgage loans are 3.614% and 6.114%, respectively. As of the cut-off date, the weighted average current net mortgage rate for the mortgage loans will be approximately 4.470%.

Cut-off Date Mortgage Loan Principal Balances*
	Number of Mortgage	Principal	Percent of Mortgage
Cut-off Date Principal Balance ($)	Loans	Balance	Loans
Less than $100,000	25	$ 1,955,971.18	0.94%
$100,000.01 - $200,000.00	78	12,084,780.60	5.78
$200,000.01 - $300,000.00	73	18,576,952.59	8.89
$300,000.01 - $400,000.00	98	35,004,195.33	16.75
$400,000.01 - $500,000.00	95	42,721,877.30	20.45
$500,000.01 - $600,000.00	41	22,481,999.10	10.76
$600,000.01 - $700,000.00	23	14,861,988.30	7.11
$700,000.01 - $800,000.00	28	21,152,185.28	10.12
$800,000.01 - $900,000.00	8	6,909,738.03	3.31
$900,000.01 - $1,000,000.00	12	11,782,995.15	5.64
$1,000,000.01 - $1,100,000.00	3	3,201,250.00	1.53
$1,100,000.01 - $1,200,000.00	2	2,400,000.00	1.15
$1,200,000.01 - $1,300,000.00	4	5,102,173.74	2.44
$1,300,000.01 - $1,400,000.00	1	1,350,000.00	0.65
$1,400,000.01 - $1,500,000.00	5	7,462,000.00	3.57
$1,800,000.01 - $1,900,000.00	1	1,889,115.24	0.90
Total:	497	$208,937,221.84	100.00%

_________________

*

The minimum principal balance and the maximum principal balance of the mortgage loans as of the cut-off date are $40,201 and $1,889,115 respectively. As of the cut-off date, the average principal balance for the mortgage loans will be approximately $420,397.

Mortgaged Property Types
	Number of Mortgage	Principal	Percent of Mortgage
Property Type	Loans	Balance	Loans
2-4 Family	6	$ 2,322,129.82	1.11%
Single Family Residence	330	146,946,477.68	70.33
PUD	122	47,572,518.76	22.77
Condo	33	8,758,024.64	4.19
Hi-rise Condo	6	3,338,070.94	1.60
Total:	497	$208,937,221.84	100.00%

Mortgage Loan Purposes
	Number of Mortgage	Principal	Percent of Mortgage
Loan Purpose	Loans	Balance	Loans
Refinance - Cashout	126	$ 55,375,834.13	26.50%
Refinance - Rate/Term	219	94,457,924.82	45.21
Purchase	152	59,103,462.89	28.29
Total:	497	$208,937,221.84	100.00%

Occupancy Types*
	Number of Mortgage	Principal	Percent of Mortgage
Occupancy Type	Loans	Balance	Loans
Owner Occupied	441	$195,772,500.54	93.70%
Non-Owner Occupied	40	7,906,523.66	3.78
Owner Occupied - Second Home	16	5,258,197.64	2.52
Total:	497	$208,937,221.84	100.00%

_________________

*

Occupancy type is based on representations of the mortgagor at the time of origination of the related mortgage loan.

Credit Score Distribution*
	Number of Mortgage	Principal	Percent of Mortgage
Credit Score	Loans	Balance	Loans
661 - 680	6	$ 1,617,500.00	0.77%
681 - 700	106	45,660,893.11	21.85
701 - 720	87	33,625,252.19	16.09
721 - 740	85	32,460,461.03	15.54
741 - 760	79	37,098,536.07	17.76
761 - 780	71	32,093,324.66	15.36
781 - 800	53	23,106,638.35	11.06
801 - 820	9	3,076,616.43	1.47
821 - 840	1	198,000.00	0.09
Total:	497	$208,937,221.84	100.00%

_________________

*

The minimum credit score and the maximum credit score for the mortgage loans are 680 and 828, respectively.  As of the cut-off date, the weighted average credit score for the mortgage loans will be approximately 736.

Original LTV Ratios*
	Number of Mortgage	Principal	Percent of Mortgage
Original LTV Ratio (%)	Loans	Balance	Loans
10.001 - 15.000	2	$ 1,695,000.00	0.81%
15.001 - 20.000	1	100,000.00	0.05
20.001 - 25.000	2	807,499.99	0.39
25.001 - 30.000	4	2,063,950.00	0.99
30.001 - 35.000	9	3,557,202.93	1.70
35.001 - 40.000	14	3,953,511.99	1.89
40.001 - 45.000	20	11,156,194.89	5.34
45.001 - 50.000	20	10,441,584.15	5.00
50.001 - 55.000	32	18,777,574.14	8.99
55.001 - 60.000	55	31,293,163.80	14.98
60.001 - 65.000	56	19,604,490.40	9.38
65.001 - 70.000	66	24,321,862.90	11.64
70.001 - 75.000	84	30,080,910.80	14.40
75.001 - 80.000	132	51,084,275.85	24.45
Total:	497	$208,937,221.84	100.00%

_________________

*

The minimum original LTV ratio and the maximum original LTV ratio for the mortgage loans are 14.286% and 80.000%, respectively.  As of the cut-off date, the weighted average original LTV ratio for the mortgage loans will be approximately 63.897%.

Original Terms to Maturity*
	Number of Mortgage	Principal	Percent of Mortgage
Original Term to Maturity(months)	Loans	Balance	Loans
360	497	$208,937,221.84	100.00%
Total:	497	$208,937,221.84	100.00%

_________________

*

The minimum original term to maturity and the maximum original term to maturity for the mortgage loans are 360 months and 360 months, respectively. As of the cut-off date, the weighted average original term to maturity for the mortgage loans will be approximately 360 months.

Months Since Origination*
	Number of Mortgage	Principal	Percent of Mortgage
Months	Loans	Balance	Loans
0	283	$126,131,091.27	60.37%
1	174	69,317,704.05	33.18
2	38	13,025,994.47	6.23
3	0	0.00	0.00
4	0	0.00	0.00
5	1	104,459.45	0.05
6	1	357,972.60	0.17
Total:	497	$208,937,221.84	100.00%

_________________

*

The minimum months since origination and the maximum months since origination for the mortgage loans are 0 months and 6 months, respectively. As of the cut-off date, the weighted average months since origination for the mortgage loans will be approximately 0 months.

Remaining Terms to Stated Maturity*
	Number of Mortgage	Principal	Percent of Mortgage
Remaining Term (months)	Loans	Balance	Loans
354	1	$ 357,972.60	0.17%
355	1	104,459.45	0.05
356	0	0.00	0.00
357	0	0.00	0.00
358	38	13,025,994.47	6.23
359	174	69,317,704.05	33.18
360	283	126,131,091.27	60.37
Total:	497	$208,937,221.84	100.00%

_________________

*

The minimum remaining term to stated maturity and the maximum remaining term to stated maturity for the mortgage loans are 354 months and 360 months, respectively.  As of the cut-off date, the weighted average remaining term to stated maturity for the mortgage loans will be approximately 360 months.

Documentation Types*
	Number of Mortgage	Principal	Percent of Mortgage
Documentation Type	Loans	Balance	Loans
Full	231	$ 95,749,339.59	45.83%
Reduced	265	112,682,882.25	53.93
No Doc	1	505,000.00	0.24
Total:	497	$208,937,221.84	100.00%

_________________

*

For a description of the documentation types, see “—Underwriting Standards” in this prospectus supplement.

Geographic Distribution of Mortgaged Properties
	Number of Mortgage	Principal	Percent of Mortgage
Location	Loans	Balance	Loans
California	256	$121,024,399.39	57.92%
Massachusetts	24	8,377,164.37	4.01
New York	12	7,809,637.10	3.74
Arizona	15	7,782,557.92	3.72
Georgia	21	7,467,929.80	3.57
Colorado	26	6,925,600.72	3.31
Washington	15	6,107,495.65	2.92
North Carolina	20	5,864,382.64	2.81
Oregon	16	5,681,975.88	2.72
Florida	21	5,026,977.33	2.41
Other	71	26,869,101.04	12.86
Total:	497	$208,937,221.84	100.00%

Next Interest Rate Adjustment Dates
	Number of Mortgage	Principal	Percent of Mortgage
Year-Month	Loans	Balance	Loans
2008-02	1	$ 357,972.60	0.17%
2008-03	1	104,459.45	0.05
2008-06	38	13,025,994.47	6.23
2008-07	174	69,317,704.05	33.18
2008-08	260	115,740,991.27	55.40
2008-09	23	10,390,100.00	4.97
Total:	497	$208,937,221.84	100.00%

Gross Margins*
	Number of Mortgage	Principal	Percent of Mortgage
Gross Margin (%)	Loans	Balance	Loans
2.001% - 2.500%	58	$ 22,968,105.93	10.99%
2.501% - 3.000%	439	185,969,115.91	89.01
Total:	497	$208,937,221.84	100.00%

_________________

*

As of the cut-off date, the weighted average gross margin of the mortgage loans will be 2.695%.

As of the cut-off date, there are 465  mortgage loans that make up 91.842% of the mortgage loans (by Cut-off Date Principal Balance) that have a rate floor that is identical to the gross margin.

First Periodic Rate Caps
	Number of Mortgage	Principal	Percent of Mortgage
First Periodic Rate Cap (%)	Loans	Balance	Loans
5.00%	497	$208,937,221.84	100.00%
Total:	497	$208,937,221.84	100.00%

Periodic Rate Caps
	Number of Mortgage	Principal	Percent of Mortgage
Periodic Rate Cap (%)	Loans	Balance	Loans
2.00%	497	$208,937,221.84	100.00%
Total:	497	$208,937,221.84	100.00%

Maximum Mortgage Rates*
	Number of Mortgage	Principal	Percent of Mortgage
Maximum Mortgage Rate (%)	Loans	Balance	Loans
8.751% - 9.000%	9	$ 3,466,169.39	1.66%
9.001% - 9.250%	33	13,363,806.83	6.40
9.251% - 9.500%	111	49,649,613.14	23.76
9.501% - 9.750%	141	63,998,229.65	30.63
9.751% - 10.000%	122	49,467,364.19	23.68
10.001% - 10.250%	47	17,129,464.01	8.20
10.251% - 10.500%	23	8,787,666.10	4.21
10.501% - 10.750%	9	2,612,476.48	1.25
10.751% - 11.000%	1	104,459.45	0.05
11.251% - 11.500%	1	357,972.60	0.17
Total:	497	$208,937,221.84	100.00%

_________________

*

The lowest maximum mortgage rate and the highest maximum mortgage rate for the mortgage loans are 8.875% per annum and 11.375% per annum, respectively.  As of the cut-off date, the weighted average maximum mortgage rate for the mortgage loans will be approximately 9.731% per annum.

Additional Information

The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the sponsor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the offered certificates. The sponsor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

The credit score tables included among the foregoing tables show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for some mortgagors.  Third-party credit reporting organizations provide credit scores as an aid to lenders in evaluating the creditworthiness of borrowers.  Although different credit reporting organizations use different methodologies, higher credit scores generally indicate greater creditworthiness.  However, credit scores do not necessarily correspond to the probability of default over the life of the related mortgage loan because they reflect past credit history, rather than an assessment of future payment performance.  In addition, the credit scores shown were collected from a variety of sources over a period of weeks or months, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement.  Credit scores also only indicate general consumer creditworthiness, and credit scores are not intended to specifically apply to mortgage debt.  Therefore, credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission after the initial issuance of the offered certificates. In the event a material number of mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the current report.

Assignment of Mortgage Loans

Pursuant to the pooling and servicing agreement, on the closing date, the sponsor will sell, transfer, assign, set over and otherwise convey without recourse to the trustee in trust for the benefit of the certificateholders all right, title and interest of the sponsor in and to each mortgage loan, including all principal and interest received on or with respect to such mortgage loans, exclusive of principal and interest due on or prior to the cut-off date.

In connection with such transfer and assignment, the sponsor will deliver or cause to be delivered to the trustee, or a custodian for the trustee, a mortgage file for each mortgage loan which will consist of, among other things, the original promissory note, or mortgage note, and any modification or amendment thereto endorsed in blank without recourse (except that the sponsor may deliver or cause to be delivered a lost note affidavit in lieu of any original mortgage note that has been lost), the original instrument creating a first lien on the related mortgaged property, or the mortgage, with evidence of recording indicated thereon, an assignment in recordable form of the mortgage, the title policy or a commitment to issue the title policy with respect to the related mortgaged property and, if applicable, all recorded intervening assignments of the mortgage and any riders or modifications to such mortgage note and mortgage except for any such document not returned from the public recording office, which will be delivered to the trustee or its custodian as soon as the same is available to the sponsor. Assignments of the mortgage loans to the trustee or its nominee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the sponsor or the seller.

The trustee or its custodian will review each mortgage file within 90 days of the closing date or promptly after receipt by the trustee or its custodian of any document permitted to be delivered after such date; and if any document in a mortgage file is found to be missing or defective in a material respect and the seller does not cure such defect within 90 days of notice thereof from the trustee or its custodian or within such longer period not to exceed 720 days after such date in the case of missing documents not returned from the public recording office, the seller will be obligated to repurchase the related mortgage loan from the trust.  Rather than repurchase the mortgage loan as provided above, the seller may remove such mortgage loan (a deleted mortgage loan) from the trust and substitute in its place another mortgage loan (a replacement mortgage loan). However, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Code.  Any replacement mortgage loan generally will, or, if more than one replacement mortgage loan is being substituted for a mortgage loan, generally will have in the aggregate or on a weighted average basis, on the date of substitution, among other characteristics set forth in the pooling and servicing agreement:

•

have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be deposited by the seller and held for distribution to the certificateholders on the related distribution date);

•

have a current mortgage rate not lower than, and not more than 1% per annum higher than, that of the deleted mortgage loan, have a maximum mortgage rate and minimum mortgage rate not less than the respective rate for the deleted mortgage loan, have the same index as the deleted mortgage loan and a margin equal to or greater than the deleted mortgage loan;

•

have an LTV ratio not higher than that of the deleted mortgage loan;

•

have a remaining term to maturity not more than one year greater than or less than that of the deleted mortgage loan provided that the remaining term to maturity of any such mortgage loan shall be no greater than the last maturity mortgage loan in the trust immediately prior to any substitution; and

•

comply with all of the representations and warranties set forth in the pooling and servicing agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the trustee for omission of, or a material defect in, a mortgage loan document.

GREENPOINT MORTGAGE FUNDING, INC.

General

GreenPoint Mortgage Funding, Inc., (the “Company” or the “master servicer” or “seller”) is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.  The Company originates loans through a nationwide network of production branches. Loans are originated primarily through the Company’s wholesale division, through a network of independent mortgage loan brokers approved by the Company, and also through its retail lending division and correspondent lending division.  The mortgage loans were acquired by the Company in one of the three following manners: (i) originated by an independent broker and purchased by the Company, (ii) originated by a broker and funded by the Company, or (iii) originated and funded by the Company in the ordinary course of business.  As of March 31, 2003, the Company’s total assets were equal to $5.7 billion and its total liabilities and share shareholder’s equity were equal to $4.6 billion and $1.1 billion, respectively.

The Company is a wholly-owned subsidiary of GreenPoint Financial Corp. (“GreenPoint Financial”), a national specialty housing finance company.  GreenPoint Financial’s other subsidiaries include GreenPoint Bank (“GreenPoint Bank”), a New York State chartered savings bank with, as of June 30, 2003, $12.3 billion in deposits and 85 branch offices in the greater New York area.  GreenPoint Financial is listed on the New York Stock Exchange under the symbol “GPT.”

The Company’s present business operations were formed through the transfer to the Company, effective October 1, 1999, of the assets and liabilities of Headlands Mortgage Company (“Headlands”). Simultaneously with this transfer, GreenPoint Mortgage Corp. (“GreenPoint Mortgage”), a subsidiary of GreenPoint Financial specializing in non-conforming, no documentation loans, was merged into the Company. All of the mortgage operations of GreenPoint Financial are now conducted through the Company

The Company’s executive offices are located at 100 Wood Hollow Drive, Doorstop #32210, Novato, California 94945.

Underwriting Standards – The Mortgage Loans

All of the mortgage loans were originated or purchased by the Company (either directly or through affiliates) from mortgage loan brokers or originated by its retail division.  The Company believes that the mortgage loans were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral.  In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower’s credit history with merchants and lenders and record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two- to four-unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two- to four-unit project’s cash flow, expenses, capitalization and other operational information in determining the property’s value. The market approach suggested in valuing property focuses its analysis on the prices paid for the purchase of similar properties in the two- to four-unit project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Appraisals in accordance with the Company’s underwriting standards shall be made on a full or a drive-by basis. The Company may order discretionary reviews at any time to ensure the value of the properties.

In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (a) to meet the borrower’s monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by the Company may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit aspects exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

The Company requires title insurance or coverage under a standard mortgage lien guaranty agreement for lenders for all mortgage loans. Fire and extended hazard insurance and flood insurance, when applicable, are also required.

A lender may originate mortgage loans under a reduced documentation program. These reduced documentation programs include an “EZ Documentation” program, where there is no verification of stated income, a “No Employment/Income Documentation” program, where there is no verification of employment or income, and a “No Ratio Documentation” program, where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender’s competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification, which is waived.

In the case of a mortgage loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Company will represent and warrant, among other things, that the remaining term of the lease and any sublease is generally at least five years longer than the remaining term of the Mortgage Loan.

Servicing Overview

The Company (in its capacity as master servicer) will act as master servicer for the mortgage loans pursuant to the pooling and servicing agreement.  All of the mortgage loans are currently serviced by the Company substantially in accordance with the procedures described herein and in the accompanying prospectus.

As of June 30, 2003, the Company’s mortgage loan servicing portfolio consisted of 144,516 one- to four-family residential mortgage loans with an aggregate principal balance of $25.7 billion. The Company’s primary source of mortgage servicing rights is from mortgage loans it has originated.

In connection with the consolidation of GreenPoint Financial's mortgage operations in the Company as described above, the servicing operations formerly maintained by Headlands at its servicing center in Santa Rosa, California were transferred to the servicing center formerly maintained by GreenPoint Mortgage in Columbus, Georgia. The Company continues to use the servicing procedures described herein and in the accompanying prospectus to service the Mortgage Loans; however the personnel who service the Mortgage Loans at the Columbus facility are principally former GreenPoint Mortgage employees rather than former Headlands employees.

Mortgage loan servicing includes collecting payments from borrowers and remitting those funds to investors, accounting for mortgage loan principal and interest, reporting to investors, holding custodial funds for payment of mortgage and mortgage related expenses such as taxes and insurance, advancing funds to cover delinquent payments, inspecting foreclosures and property disposition in the event of unremedied defaults, and otherwise administering the mortgages.

The following table summarizes the delinquency experience including pending foreclosures on all residential mortgage loans (including home equity loans) originated or acquired as part of Headlands, GreenPoint or the Company’s mortgage banking operations and included in the Company’s servicing portfolio at the dates indicated.  As of June 30, 2003, the total principal balance of loans serviced by the Company’s was (in billions) $28.7.

GreenPoint Mortgage Funding, Inc.

Overall Mortgage Portfolio

Delinquency and Foreclosure

Experience

	At June 30,
	2003		2002
	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio
Total Portfolio*	194,091	100%	191,331	100%

Period of Delinquency
30-59 days	5,815	3.00%	6,651	3.48%
60-89 days	1,819	0.94%	1,972	1.03%
90 days or more	1,904	0.98%	1,732	0.90%

Total Delinquencies (excluding Foreclosures)**	9,538	4.92%	10,355	5.41%

Foreclosures Pending	3,610	1.34%	2,050	1.07%

	2002		2001		2000
	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio
Total Portfolio*	198,483	100%	195,786	100%	185,787	100%

Period of Delinquency
30-59 days	7,026	3.54%	7,488	3.82%	7,603	4.09%
60-89 days	2,101	1.06%	2,065	1.05%	2,032	1.09%
90 days or more	1,910	0.96%	1,569	0.81%	1,145	1.27%

Total Delinquencies (excluding Foreclosures)**	11,037	5.56%	11.122	5.68%	10,780	5.80%

Foreclosures Pending	2,319	1.17%	2,019	1.03%	1,214	0.65%

* The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
** Percentages may not total properly due to rounding.

Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by the Company have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels which may be experienced over the lives of such mortgage loans. If the volume of the Company’s new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the above tables.

There can be no assurance that the delinquency, foreclosure and loss experience of the mortgage loans will correspond to the delinquency, foreclosure and loss experience of the servicing portfolios of the Company set forth in the foregoing tables. The statistics shown above represent the respective delinquency, foreclosure and loss experience only at the dates presented, whereas the aggregate delinquency, foreclosure and loss experience on the mortgage loans will depend on the results obtained over the life of the trust. The above servicing portfolios include mortgage loans with a variety of payment and other characteristics which are not necessarily representative of the payment and other characteristics of the mortgage loans. The above servicing portfolios include mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the mortgage loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the Company. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans.

Servicing Compensation And Payment Of Expenses

The expense fees with respect to the mortgage pool are payable out of the interest payments on each mortgage loan. The expense rate in respect of each mortgage loan will be 0.261% per annum of the scheduled principal balance of such mortgage loan. The expense fees consist of servicing compensation payable to the master servicer in respect of its master servicing activities and fees payable to the trustee in respect of its activities as trustee and custodian under the pooling and servicing agreement. The master servicing fee will be 0.25% per annum of the scheduled principal balance of each mortgage loan.

The master servicer is obligated to pay certain ongoing expenses associated with the trust and incurred by the master servicer, including, without limitation, sub-servicing, if any, and other related compensation payable to a sub-servicer, in connection with its responsibilities under the pooling and servicing agreement and such amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described herein under “ — Adjustment to Master Servicing Fee in Connection with Prepaid Mortgage Loans.” The master servicer is also entitled to receive all late payment fees, assumption fees, prepayment penalties and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and certain other accounts. The net mortgage rate of a mortgage loan is the mortgage rate minus the expense rate with respect to such mortgage loan.

Adjustment To Master Servicing Fee In Connection With Prepaid Mortgage Loans

Prepayment interest shortfalls will result because:

•

mortgagors are obligated to pay interest on prepayments in full only to the date of prepayment by the mortgagor;

•

partial prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment; and

•

partial prepayments applied prior to the due date in the month of the distribution date will result in a reduction of the scheduled principal balance of the related mortgage loan without a corresponding reduction of the class principal balance of any certificate in that month.

Pursuant to the pooling and servicing agreement, prepayment interest shortfalls resulting from prepayments in full or in part in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent such prepayment interest shortfalls do not exceed 1/12 of 0.250% of the aggregate scheduled principal balances of the mortgage loans for such distribution date (the amount of the master servicing fee used to offset prepayment interest shortfalls is referred to as “compensating interest payments” and the remaining amount of prepayment interest shortfalls after applying compensating interest payments is referred to as “net prepayment interest shortfalls”). Any net prepayment interest shortfalls for a month will reduce the amount of interest available to be distributed to certificateholders. See “Description of the Certificates — Interest” herein.

Advances

If the scheduled payment on a mortgage loan which was due on the due date in the month of a distribution date is delinquent other than as a result of application of the Relief Act and such payment exceeds the amount deposited in the Certificate Account as a Certificate Account Advance with respect to such mortgage loan, the master servicer will deposit in the Certificate Account not later than the fourth business day immediately preceding the distribution date an amount equal to such deficiency net of the related master servicing fee except to the extent the master servicer determines any such advance to be nonrecoverable from liquidation proceeds, insurance proceeds or from future payments on the mortgage loan for which such advance is made. Subject to the foregoing, such advances will continue to be made through liquidation of the related mortgaged property. Any amount used as a Certificate Account Advance shall be replaced by the master servicer by deposit in the Certificate Account on or before any future date to the extent that funds in the Certificate Account on such date are less than the amount required to be transferred to the Certificate Account.  If applicable, on the fifth business day preceding each distribution date, the master servicer shall present an officer’s certificate to the trustee stating that the master servicer elects not to make an advance in a stated amount and detailing the reason it deems the advance to be nonrecoverable.

As of any determination date, a “Certificate Account Advance” is the amount on deposit in a Protected Account or another permitted account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such determination date occurs, but which is used to make a distribution to certificateholders during such calendar month on account of scheduled payments on the mortgage loans due on the due date for such month not being paid on or before the determination date except insofar as such unpaid amounts are the result of application of the Relief Act.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued under the pooling and servicing agreement.  Described below in this section are summaries of the specific terms and provisions under which the certificates will be issued.  The following summaries do not purport to be complete and additional information is provided in the provisions of the pooling and servicing agreement.

Senior Certificates

The GreenPoint Mortgage Securities Inc. Mortgage-Backed Pass-Through Certificates, Series 2003-1 will include the following class of senior certificates which is offered hereby:

•

Class A-1 Certificates.

Subordinate Certificates

In addition to the senior certificates, the GreenPoint Mortgage Securities Inc. Mortgage-Backed Pass-Through Certificates, Series 2003-1 will also include the following six classes of subordinate certificates:

(a)

the Class M-1 Certificates which are subordinate to the senior certificates;

(b)

the Class M-2 Certificates which are subordinate to the senior certificates and the Class M-1 Certificates;

(c)

the Class M-3 Certificates which are subordinate to the senior certificates and the Class M-1 and Class M-2 Certificates;

(d)

the Class B-1 Certificates which are subordinate to the senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates;

(e)

the Class B-2 Certificates which are subordinate to the senior certificates and the Class M-1, Class M-2, Class M-3 and Class B-1 Certificates; and

(a)

the Class B-3 Certificates which are subordinate to the senior certificates and the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates.

Only the Class M-1, Class M-2 and Class M-3 Certificates, are offered hereby.

Residual Certificates

In addition to the senior certificates and the Subordinate Certificates, the GreenPoint Mortgage Securities Inc. Mortgage-Backed Pass-Through Certificates, Series 2003-1 will also include the Class R Certificates, which are not being offered hereby:

Designations

•

The Class A-1 Certificates are referred to as the senior certificates.

•

The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates are referred to as the Subordinate Certificates.

•

The Class M-1, Class M-2 and Class M-3 Certificates are referred to as the Class M Certificates.

•

The Class B-1, Class B-2 and Class B-3 Certificates are referred to as the Class B Certificates.

•

The Class R Certificates are sometimes referred to as the Residual Certificates.

Assets of the Trust

The certificates will evidence the entire beneficial ownership interest in the trust.  The trust will consist of:

•

the mortgage loans, together with their mortgage files, and together with all collections thereon and proceeds thereof;

•

any property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

•

the trustee’s rights with respect to the mortgage loans under all insurance policies required to be maintained pursuant to the pooling and servicing agreement and proceeds thereof;

•

the Collection Account, the Certificate Account and the assets that are deposited in them from time to time; and

•

all proceeds of any of the foregoing.

Notwithstanding the foregoing, however, the trust specifically excludes all payments and other collections of principal and interest due on the mortgage loans on or before the cut-off date.

The offered certificates will be issued only in minimum denominations of $25,000 initial Class Principal Balance and in integral multiples of $1 in excess of that amount.

Book-Entry Registration

The offered certificates will be book-entry certificates. The book-entry certificates will be issued in one or more certificates which equal the aggregate initial class principal balance of each of those classes of certificates and which will be held by a nominee of DTC, and are collectively referred to as the DTC registered certificates. Beneficial interests in the DTC registered certificates will be held indirectly by investors through the book-entry facilities of DTC in the United States, or Clearstream, Luxembourg or the Euroclear System, referred to as Euroclear, in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., referred to as Citibank, will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, referred to as JPMorgan, will act as depositary for Euroclear. Collectively these entities are referred to as the European depositaries.

The sponsor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the DTC registered certificates. No person acquiring a DTC registered certificate will be entitled to receive a physical certificate representing that certificate, a “definitive certificate,” except as described under “—Definitive Certificates” below.

Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the DTC registered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the DTC registered certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through participants and DTC. Monthly and annual reports on the trust provided to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the participants to whose DTC accounts the DTC registered certificates of those beneficial owners are credited.

For a description of the procedures applicable to the DTC registered certificates, see “Description of the Certificates—Form of Certificates” in the prospectus.

Definitive Certificates

Definitive certificates will be issued to beneficial owners of DTC registered certificates, or their nominees, rather than to DTC, only if:

•

DTC or the sponsor advises the trustee in writing that the depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository for the DTC registered certificates and the sponsor or the trustee is unable to locate a qualified successor;

•

the sponsor, at its sole option, in writing, elects to terminate the book-entry system through DTC; or

•

after the occurrence of an event of default, beneficial owners of any class of DTC registered certificates representing not less than 51% of the related aggregate class principal balance advise the trustee and DTC through the participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of the beneficial owners.

In the case of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability of definitive certificates. At the time of surrender by DTC of the global certificate or certificates representing the DTC registered certificates and instructions for re-registration, the trustee will issue the definitive certificates. After that, the trustee will recognize the holders of those definitive certificates as certificateholders under the pooling and servicing agreement.

According to DTC, the information above for DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in September 2003, to the persons in whose names those certificates are registered on the close of business on the business day preceding that distribution date so long as the certificates remain in book-entry form, or otherwise on the last business day of the month preceding the month of that distribution date (each such date, a “Record Date”).

Distributions on each distribution date will be made by wire transfer in immediately available funds to the account of that certificateholder entitled to those distributions at a bank or other depositary institution having appropriate wire transfer facilities or by check mailed to the address of the certificateholder entitled to those distributions as it appears on the applicable certificate register.  The final distribution in retirement of the certificates will be made only on presentment and surrender of those certificates at the corporate trust office of the trustee.

Glossary of Terms

The following terms are given the meanings shown below to help describe the cash flows:

Accrual Period—For any distribution date and any class, the calendar month immediately preceding that distribution date.

Available Funds—For any distribution date, the sum of:

(a)

all scheduled installments of interest and principal due on the related due date and received prior to the related determination date on the mortgage loans, together with any advances for the mortgage loans;

(b)

all Insurance Proceeds (to the extent not applied to restoration of the mortgaged property or released to the mortgagor in accordance with the applicable servicer’s standard servicing procedures), and Liquidation Proceeds received during the calendar month preceding the month of that distribution date on the mortgage loans, in each case net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any;

(c)

all partial and full principal prepayments received during the applicable Prepayment Period on the mortgage loans, exclusive of prepayment penalties and premiums and interest accruals received with any prepayments in full if such prepayment in full is received in the month that such prepayment is to be distributed to certificateholders and such interest represents interest accruals for that month;

(d)

amounts received for that distribution date in respect of the substitution of a mortgage loan, the purchase of a deleted mortgage loan, or a repurchase of a mortgage loan by the seller as of that distribution date;

(e)

any amounts payable as Compensating Interest by the master servicer on that distribution date on the mortgage loans; and

(f)

minus, in the case of clauses (a) through (d) above, the amounts to which the trustee or the master servicer is entitled under the pooling and servicing agreement, including accrued and unpaid trustee fees, unpaid master servicing fees, unreimbursed advances and certain expenses and minus any mortgage guaranty insurance premiums, if applicable.

With respect to any distribution date, the due date for all of the mortgage loans is the first day of the month in which that distribution date occurs and the determination date is the 10th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

Bankruptcy Loss Coverage Amount—The aggregate amount of Bankruptcy Losses that are allocated solely to the subordinate certificates, initially, approximately $100,000.

Bankruptcy Losses—Realized Losses on the mortgage loans incurred as a result of Debt Service Reductions and Deficient Valuations.

Class Principal Balance—For any class as of any date of determination, an amount equal to the initial class principal balance of that class, reduced by the aggregate of the following amounts allocable to that class:

•

All amounts previously distributed to holders of certificates of that class as payments of principal;

•

The amount of Realized Losses, including Excess Losses, allocated to that class; and

•

In the case of the subordinate certificates, any amount allocated to a class of subordinate certificates in reduction of its Class Principal Balance if the aggregate Class Principal Balance of the Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans, as described below under “—Allocation of Losses; Subordination.”

Compensating Interest—For each of the mortgage loans and any distribution date, an amount to be paid by the master servicer as described above under “Servicing of Mortgage Loans—Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans” in this prospectus supplement.

Credit Support Depletion Date—The first distribution date on which the aggregate Class Principal Balance of the subordinate certificates has been or will be reduced to zero.

Debt Service Reduction—With respect to any mortgage loan, a reduction in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code, except a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation—With respect to any mortgage loan, a valuation by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in an amount less than the then outstanding indebtedness under the mortgage loan, or that results in a permanent forgiveness of principal.

Excess Losses—Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

Fraud Loss—A Realized Loss sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

Fraud Loss Coverage Amount—The aggregate amount of Fraud Losses that are allocated solely to the subordinate certificates, initially, approximately 1.00% of the cut-off date aggregate Stated Principal Balance of the mortgage loans.

Insurance Proceeds—Amounts paid pursuant to any insurance policy, with respect to a mortgage loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the terms of the pooling and servicing agreement, subject to the terms and conditions of the related mortgage note and mortgage.

Liquidated Mortgage Loan—A mortgage loan for which the master servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

Liquidation Principal—The principal portion of Liquidation Proceeds received on a mortgage loan that became a Liquidated Mortgage Loan, but not in excess of the Stated Principal Balance of that mortgage loan, during the calendar month preceding the month of the distribution date.

Liquidation Proceeds—Amounts, including Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, whether through trustee’s sale, foreclosure sale, or otherwise or amounts received in connection with any condemnation or partial release of a mortgaged property.

Net Interest Shortfall—For any distribution date, the sum of:

•

the amount of interest which would otherwise have been received for a mortgage loan during the prior calendar month that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses; and

•

any related Net Prepayment Interest Shortfalls.

Net Prepayment Interest Shortfall—For any distribution date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the available Compensating Interest for that period.

Prepayment Interest Shortfall—The amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan, net of the amount required to be paid as the master servicing fee, is less than one month’s interest at the related mortgage rate, net of the amount required to be paid as the master servicing fee, on the Stated Principal Balance or the amount prepaid of that mortgage loan, as applicable.

Prepayment Period—For any distribution date, mortgage loan and principal payment in full, the calendar month preceding that distribution date.  For any distribution date, mortgage loan and any principal prepayment in part, the calendar month preceding that distribution date.

Principal Payment Amount—For any distribution date, the sum of:

•

scheduled principal payments on the mortgage loans due on the due date related to that distribution date;

•

the principal portion of repurchase proceeds received with respect to any mortgage loan that was repurchased as permitted or required by the pooling and servicing agreement during the calendar month preceding the month of that distribution date; and

•

any other unscheduled payments of principal that were received on the mortgage loans during the preceding calendar month, other than Principal Prepayments or Liquidation Principal.

Principal Prepayment Amount—For any distribution date, the sum of all partial prepayments or prepayments in full which were received during the applicable Prepayment Period preceding that distribution date.

Principal Prepayments—Any mortgagor payment or other recovery of principal on a mortgage loan that is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Realized Loss—The amount determined by the master servicer and evidenced by an officers’ certificate delivered to the trustee, in connection with any mortgage loan equal to:

•

for any Liquidated Mortgage Loan, the excess of its Stated Principal Balance plus interest at a rate equal to the applicable net mortgage rate from the due date as to which interest was last paid up to the first due date after the liquidation over any proceeds received in connection with the liquidation, after application of all withdrawals permitted to be made by the master servicer from the collection account for the mortgage loan;

•

for any mortgage loan that has become the subject of a Deficient Valuation, the excess of the Stated Principal Balance of the mortgage loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or

•

for any mortgage loan that has become the subject of a Debt Service Reduction, the present value of all monthly Debt Service Reductions on the mortgage loan, assuming that the mortgagor pays each scheduled monthly payment on the applicable due date and that no principal prepayments are received on the mortgage loan, discounted monthly at the applicable mortgage rate.

Relief Act—The Soldiers' and Sailors' Civil Relief Act of 1940, and any similar state statute.

Relief Act Reduction—A reduction in the amount of the scheduled interest payment on a mortgage loan pursuant to the Relief Act.

Senior Liquidation Amount—For any distribution date, for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that distribution date, the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan.

Senior Percentage—For any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the senior certificates immediately prior to that distribution date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans immediately prior to that distribution date.

In no event will the Senior Percentage exceed 100%.

Senior Prepayment Percentage—With respect to any distribution date occurring during the seven years beginning on the first distribution date, 100%.  Thereafter, the Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph.  This disproportionate allocation of unscheduled payments in respect of principal will have the effect of accelerating the amortization of the senior certificates while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Subordinate Certificates.  Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

The Senior Prepayment Percentage for any distribution date occurring on or after the seventh anniversary of the first distribution date will be as follows:

•

for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that distribution date;

•

for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that distribution date;

•

for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that distribution date;

•

for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that distribution date; and

•

for any distribution date thereafter, the related Senior Percentage for that distribution date.

There are important exceptions to the calculations of the Senior Prepayment Percentage described in the above paragraph.  On any distribution date, (i) if the Senior Percentage exceeds its initial Senior Percentage, the Senior Prepayment Percentage for that distribution date will equal 100%, (ii) if before the distribution date in September 2006, the Subordinate Percentage for such distribution date is greater than or equal to twice the Subordinate Percentage as of the closing date, then the Senior Prepayment Percentage for such distribution date will equal the related Senior Percentage, plus 50% of the related Subordinate Percentage for that distribution date, and (iii) if on or after the distribution date in September 2006, the Subordinate Percentage for such distribution date is greater than or equal to twice the Subordinate Percentage as of the closing date, then the Senior Prepayment Percentage for such distribution date will equal the related Senior Percentage.

In spite of the foregoing, the Senior Prepayment Percentage will equal 100% for any distribution date as to which (i) the outstanding Stated Principal Balance of the mortgage loans, delinquent 60 days or more (including all REO and loans in foreclosure) averaged over the preceding six month period, as a percentage of the aggregate outstanding Class Principal Balance of the Subordinate Certificates as of that distribution date is equal to or greater than 50% or (ii) cumulative Realized Losses for the mortgage loans exceed:

•

for any distribution date prior to the third anniversary of the first distribution date, 20% of the aggregate Class Principal Balance of the subordinate certificates as of the closing date (the “Original Subordinate Balance”);

•

for any distribution date on or after the third anniversary but prior to the eighth anniversary of the first distribution date, 30% of the Original Subordinate Balance;

•

for any distribution date on or after the eighth anniversary but prior to the ninth anniversary of the first distribution date, 35% of the Original Subordinate Balance;

•

for any distribution date on or after the ninth anniversary but prior to the tenth anniversary of the first distribution date, 40% of the Original Subordinate Balance;

•

for any distribution date on or after the tenth anniversary but prior to the eleventh anniversary of the first distribution date, 45% of the Original Subordinate Balance; and

•

for any distribution date on or after the eleventh anniversary of the first distribution date, 50% of the Original Subordinate Balance.

If on any distribution date the allocation to the senior certificates of distributions of principal payments in full and partial principal prepayments and other amounts in the percentage required above would reduce its outstanding Class Principal Balance below zero, the distribution to the senior certificates of the Senior Prepayment Percentage of those amounts for that distribution date will be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

Senior Principal Distribution Amount—For any distribution date the sum of:

•

the related Senior Percentage of the Principal Payment Amount for the mortgage loans;

•

the related Senior Prepayment Percentage of the Principal Prepayment Amount for the mortgage loans; and

•

the Senior Liquidation Amount for the mortgage loans.

Special Hazard Loss—A Realized Loss on a mortgage loan attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the pooling and servicing agreement or any loss due to normal wear and tear or certain other causes.

Special Hazard Loss Coverage Amount—The aggregate amount of Special Hazard Losses that are allocated solely to the Subordinate Certificates, initially, approximately $3,800,000.

Stated Principal Balance—As to any mortgage loan and any date of determination, the principal balance of that mortgage loan as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any Realized Loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination.

Subordinate Liquidation Amount—For any distribution date, the excess, if any, of the aggregate Liquidation Principal for all mortgage loans that became Liquidated Mortgage Loans during the calendar month preceding the month of that distribution date, over the related Senior Liquidation Amount for that distribution date.

Subordinate Percentage—For any distribution date, the aggregate Class Principal Balance of the Subordinate Certificates immediately prior to that distribution date divided by the outstanding aggregate Stated Principal Balance of the mortgage loans immediately prior to that distribution date.

Subordinate Prepayment Percentage—For any distribution date, the excess of 100% over the related Senior Prepayment Percentage for that distribution date; provided, however, that if the aggregate Class Principal Balance of the senior certificates has been reduced to zero, then the Subordinate Prepayment Percentage will equal 100%.

Subordinate Principal Distribution Amount—For any distribution date, the sum of the following amounts:

•

the related Subordinate Percentage of the Principal Payment Amount;

•

the related Subordinate Prepayment Percentage of the Principal Prepayment Amount; and

•

the related Subordinate Liquidation Amount.

Subordination Level—On any distribution date for any class of Subordinate Certificates, the percentage obtained by dividing the sum of the Class Principal Balances of all classes of Subordinate Certificates which are subordinate in right of payment to that class by the Class Principal Balances of all classes, in each case immediately prior to that distribution date.

Priority of Distributions

Distributions will in general be made to the extent of the related Available Funds in the order and priority as follows:

•

first, to the senior certificates accrued and unpaid interest; and

•

second, to the senior certificates, principal as described in “—Distributions of Principal.”

After giving effect to the distributions set forth in the previous paragraph, all such remaining Available Funds will be aggregated and distributions will be made in the priority set forth below:

•

first, to each class of Subordinate Certificates, interest and then principal, if applicable, in order of payment priority, with both interest and principal being paid to one class before any payments are made to the next class; and

•

second, to the Class R Certificates, the remainder (which is expected to be zero) of all Available Funds.

Distributions of Interest

The pass-through rates for the Certificates are described in the table on page S-6 of this prospectus supplement and in the notes to that table.

With respect to each class and each distribution date, an amount of interest will accrue on each such class of certificates, generally equal to 1/12th of the applicable pass-through rate for that class multiplied by the related Class Principal Balance immediately prior to that distribution date.  Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest as of previous distribution dates (but no interest thereon) and interest accrued during the preceding Accrual Period.  Interest will accrue on each class on the basis of a 360-day year consisting of twelve 30-day months.

The interest entitlement described above for each class of certificates will be reduced by Net Interest Shortfalls experienced by the mortgage loans for that distribution date.  Net Interest Shortfalls on any distribution date will be allocated pro rata among all such classes of certificates, based on the amount of interest each of those classes of certificates would otherwise be entitled to receive on that distribution date before taking into account any reduction in the amounts resulting from Net Interest Shortfalls.

Distributions of Principal

General.

On each distribution date, certificateholders will be entitled to receive principal distributions from the funds available therefor to the extent and in the priority described in this prospectus supplement. See “ —Priority of Distributions” in this prospectus supplement.

Senior Principal Distribution Amount.

On each distribution date, an amount, up to the amount of the Senior Principal Distribution Amount for that distribution date, will be distributed as principal to the Class A-1 Certificates, until the Class Principal Balance of such class has been reduced to zero.

Subordinate Principal Distribution Amount.

On each distribution date, an amount, up to the amount of the Subordinate Principal Distribution Amount for that distribution date, will be distributed as principal, to the Subordinate Certificates, in accordance with the priorities set forth above in “—Priorities of Distributions” and to the extent of amounts available therefore.  Each class of Subordinate Certificates will be entitled to receive (except on distribution dates on which the Subordination Level for any class of the Subordinate Certificates is less than the Subordination Level as of the closing date) its pro rata share, based on its respective Class Principal Balance, of the Subordinate Principal Distribution Amount.  Distributions of principal of the Subordinate Certificates will be made on each distribution date sequentially in the following order:  Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3, until each class of Subordinate Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for that distribution date.  See “—Priority of Distributions” in this prospectus supplement.

For each class of Subordinate Certificates, if on any distribution date the related Subordination Level of that class is less than the related Subordination Level of such class as of the closing date, no distributions of principal prepayments in full and partial principal prepayments will be made to that class or to any class or classes junior to that class.  The amount otherwise distributable to those classes will be allocated among the remaining classes of Subordinate Certificates, pro rata, based upon their respective Class Principal Balances.

Allocation of Losses; Subordination

Credit enhancement for the Senior Certificates includes the subordination of the Subordinate Certificates and the priority of application of Realized Losses.  The Subordinate Certificates will be subordinate in right of payment of and provide credit support to the Senior Certificates to the extent described in this prospectus supplement.  The support provided by the Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Senior Certificates protection against certain losses.

Any Realized Loss with respect to a mortgage loan, except for Excess Losses, will be allocated among the Certificates as follows:

(a)

first, to the Class B-3 Certificates, until its Class Principal Balance has been reduced to zero;

(b)

second, to the Class B-2 Certificates, until its Class Principal Balance has been reduced to zero;

(c)

third, to the Class B-1 Certificates, until its Class Principal Balance has been reduced to zero;

(d)

fourth, to the Class M-3 Certificates, until its Class Principal Balance has been reduced to zero;

(e)

fifth, to the Class M-2 Certificates, until its Class Principal Balance has been reduced to zero;

(f)

sixth, to the Class M-1 Certificates, until its Class Principal Balance has been reduced to zero; and

(g)

seventh, to the senior certificates, until its Class Principal Balance has been reduced to zero.

On each distribution date, Excess Losses will be allocated pro rata among the classes, based on their respective Class Principal Balances.

On each distribution date, if the aggregate Class Principal Balance of all classes exceeds the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions of principal and the allocation of all losses to these certificates on that distribution date, that excess will be deemed a principal loss and will be allocated to the most junior class of Subordinate Certificates then outstanding.

The Subordinate Certificates will provide limited protection to the classes of certificates of higher relative priority against (i) Special Hazard Losses in an initial amount expected to be up to approximately $3,800,000 (the “Special Hazard Loss Coverage Amount”), (ii) Bankruptcy Losses in an initial amount expected to be up to approximately $100,000 (the “Bankruptcy Loss Coverage Amount”) and (iii) Fraud Losses in an initial amount expected to be up to approximately $2,008,937 (the “Fraud Loss Coverage Amount”), which is equal to approximately 1.0% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates.  In addition, (a) on each anniversary prior to the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount will be reduced to an amount equal to (i) on the first anniversary of the cut-off date, the lesser of (A) 1.0% of the current aggregate principal balance of the mortgage loans and (B) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Subordinate Certificates since such preceding anniversary and (ii) on the second, third and fourth anniversaries of the cut-off date, the lesser of (A) 0.5% of the current aggregate principal balance of the mortgage loans and (B) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the cut-off date over the cumulative amount of Fraud Losses allocated to the Subordinate Certificates since such preceding anniversary and (b) on and after the fifth anniversary of the cut-off date, the Fraud Loss Coverage Amount will equal zero.

The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Subordinate Certificates.

The Special Hazard Loss Coverage Amount will be reduced, from time to time, to an amount equal on any distribution date to the lesser of:

(A)

the greatest of:

•

1% of the aggregate of the Stated Principal Balances of the mortgage loans,

•

twice the Stated Principal Balance of the largest mortgage loan, or

•

the aggregate Stated Principal Balance of the mortgage loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate Stated Principal Balance of any such zip code area; and

(B)

the Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of Special Hazard Losses allocated to the Subordinate Certificates since the closing date.

The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the applicable rating agency are not adversely affected thereby. In addition, a reserve fund or other form of credit support may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

POOLING AND SERVICING AGREEMENT

Optional Termination

On any distribution date on or after which the aggregate Stated Principal Balance of the mortgage loans is less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, the Master Servicer will (subject to the terms of the pooling and servicing agreement) have the option to purchase the mortgage loans, all real property acquired in respect of any mortgage loan remaining in the trust, and any other related property remaining in the trust for a price equal to the sum of (i) 100% of the aggregate outstanding Stated Principal Balance of the mortgage loans plus accrued interest thereon at the applicable mortgage rate to but not including, the due date in the month of such distribution date and (ii) the fair market value of all other property of the trust related to the mortgage loans.

If the option is exercised, the effect would be to cause an early retirement of the certificates. Distributions on the certificates relating to any optional termination will first be treated as a prepayment of mortgage loans and paid in accordance with the priorities and amounts set forth above under “Description of the Certificates.” The proceeds from that distribution may not be sufficient to distribute the full amount to which each class of certificates is entitled.

The Trustee

The trustee, JPMorgan Chase Bank, has its corporate trust offices at Institutional Trust Services, 4 New York Plaza, New York, New York 10004, Attention:  GMSI 2003-1.  The trustee may resign at any time, in which event the sponsor will be obligated to appoint a successor trustee.  The sponsor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent.  The trustee may also be removed at any time by the certificateholders evidencing not less than 50% of the voting rights evidenced by the certificates.  In such circumstances, the sponsor will also be obligated to appoint a successor trustee.  Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates and may transact business with other interested parties with the same rights as it would have if it were not the trustee.

Final Scheduled Distribution Date

The final scheduled distribution date (the “Final Scheduled Distribution Date”) is the distribution date in October 2033 which is the distribution date for the certificates occurring in the month following the month in which the latest stated maturity of any mortgage loans occurs.  No event of default, change in the priorities for distribution among the classes or other provision under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Class Principal Balance of any class of offered certificate on or before its Final Scheduled Distribution Date.

Voting Rights

All of the voting rights will be allocated among the holders of each class of certificates, other than the Class R Certificates.  The portion of such voting rights shall be allocated among such classes based on their respective class principal balances.  Voting rights shall be allocated among the certificates within each class of offered certificates (other than the Class R Certificates) based on their respective class principal balances.  At all times, no voting rights will be allocated to the Class R Certificates.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

Factors Affecting Prepayments on the Mortgage Loans

The yields to maturity of each class of the offered certificates and the aggregate amount of distributions on each class of the offered certificates will be affected by, among other things, the rate and timing of payments of principal on the mortgage loans.  The rate of principal payments on the mortgage loans will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments thereon.  For this purpose, the term “prepayment” includes prepayments and liquidations due to defaults or other dispositions of the mortgage loans or the mortgaged properties, including application of insurance proceeds or condemnation awards, the purchase of mortgage loans by the seller of those mortgage loans due to uncured breaches of representations and warranties or the purchase of the mortgage loans by the master servicer under the circumstances described under “Pooling and Servicing Agreement—Optional Termination” herein. No assurance can be given as to the rate or timing of principal payments or prepayments on any of the mortgage loans.  Prepayments, liquidations and purchases of the mortgage loans will result in (a) principal distributions to certificateholders that would otherwise be distributed over the remaining terms of the mortgage loans and (b) the termination of ongoing interest distributions with respect to such mortgage loans to the certificateholders. See “Yield and Prepayment Considerations” in the prospectus.

The rate of principal prepayments on mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which mortgagors default on their mortgages. All of the mortgage loans are adjustable-rate mortgage loans.  As is the case with fixed-rate mortgage loans, in general, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans, the adjustable-rate mortgage loans (and the applicable offered certificates) are likely to be subject to a higher incidence of prepayment than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates on the mortgage loans, the mortgage loans (and the applicable offered certificates) are likely to be subject to a lower incidence of prepayment than if prevailing rates remain at or below the mortgage rates on the mortgage loans.  Prepayments on the mortgage loans may differ as they approach their respective first Adjustment Dates.  No assurance can be given as to the level of prepayment that the mortgage loans will experience.

Approximately 17.39% (by Cut-off Date Principal Balance) of the mortgage loans are subject to prepayment premiums during intervals ranging from six months to five years following origination, as described under “Description of the Mortgage Pool—General” herein.  Such prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of such mortgage loans during such intervals.

The sponsor makes no representation as to the expected rate of prepayments on the mortgage loans. See “Description of the Mortgage Pool” and “Description of the Certificates” in this prospectus supplement and “Yield and Prepayment Considerations” in the prospectus for additional information about the effect of the rate of prepayments on the yields on and maturity of the offered certificates.

Investors in the offered certificates should consider the risk that rapid rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor in the offered certificates may choose to reinvest amounts received as principal distributions on the offered certificates may be lower than the interest rate borne by such certificates. Conversely, slow rates of prepayments on the mortgage loans, and therefore of principal distributions on the offered certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor in the offered certificates for reinvestment at such high prevailing interest rates may be relatively low.

All of the mortgage loans will contain “due-on-sale” clauses. The sale of mortgaged properties encumbered by non-assumable mortgage loans will result in the prepayment of such mortgage loans and a corresponding decrease in the weighted average life of the applicable class of offered certificates. See “Yield and Prepayment Considerations” in the prospectus.

Modeling Assumptions

For purposes of preparing the tables below, indicating the percentage of initial Class Principal Balances outstanding and the weighted average lives of the offered certificates under certain prepayment scenarios, the following assumptions (the “Modeling Assumptions”), among others, have been made:

(1)

as of August 1, 2003, the mortgage loans consist of hypothetical mortgage loans with the characteristics indicated in the hypothetical mortgage loan table below;

(2)

there are no repurchases of the mortgage loans;

(3)

the certificates will be purchased on August 29, 2003;

(4)

distributions on the certificates will be made on the 25th day of each month, commencing in September 2003;

(5)

no mortgage loan is delinquent and there are no Realized Losses on the mortgage loans while the certificates are outstanding;

(6)

there are no shortfalls of interest with regard to the mortgage loans;

(7)

there is no optional termination by the master servicer;

(8)

scheduled payments on the mortgage loans are received on the first day of each month commencing in September 2003;

(9)

principal prepayments on the mortgage loans are received on the last day of each month commencing in August 2003; and

(10)

the Six-Month LIBOR Index remains constant at 1.200%.

Hypothetical Mortgage Loans(1)

Mortgage Loan*	Net Mortgage Rate (%)	Stated Principal Balance ($)	Remaining Term to Maturity (Months)	Original Term to Maturity (Months)	Margin (%)	Months to First Rate Adjustment Date	Frequency of Rate Adjustment (Months)	Maximum Mortgage Rate (%)	Initial Periodic Cap (%)	Periodic Cap (%)	Minimum Mortgage Rate (%)

1	6.114	357,972.60	354	360	2.7500	54	6	11.3750	5.0000	2.0000	2.7500
2	5.614	104,459.45	355	360	2.7500	55	6	10.8750	5.0000	2.0000	2.7500
3	4.774	3,265,440.00	358	360	2.7500	58	6	10.0351	5.0000	2.0000	2.7500
4	4.807	9,760,554.47	358	360	2.7131	58	6	10.0683	5.0000	2.0000	2.7131
5	4.467	9,481,256.51	359	360	2.6772	59	6	9.7277	5.0000	2.0000	2.6772
6	4.428	59,836,447.54	359	360	2.6176	59	6	9.6894	5.0000	2.0000	2.6176
7	4.591	18,606,753.24	360	360	2.7319	60	6	9.8521	5.0000	2.0000	2.7533
8	4.389	97,134,238.03	360	360	2.7276	60	6	9.6504	5.0000	2.0000	2.7595
9	4.744	2,672,100.00	360	360	2.7500	61	6	10.0051	5.0000	2.0000	2.8353
10	4.776	7,718,000.00	360	360	2.7500	61	6	10.0365	5.0000	2.0000	2.9067

_________________

*

The mortgage loans numbered 4, 6, 8 and 10 are Interest Only Mortgage Loans and the original interest only period for each such mortgage loan is 60 months.

(1)

Index is the Six-Month LIBOR Index.

The Modeling Assumptions have been based on weighted average characteristics or aggregate characteristics, as applicable.  The actual characteristics and performance of many of the mortgage loans will vary, and may vary significantly, from the Modeling Assumptions.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model (the “Prepayment Assumption”).  The Prepayment Assumption used in this prospectus supplement (“Constant Prepayment Rate” or “CPR”) is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.  For example, 25% CPR assumes a constant prepayment rate of 25% per annum.

The Prepayment Assumption does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at the same rate until maturity. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Class Principal Balance outstanding over time and the weighted average lives of the offered certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses).  The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

Percentage of Initial Class Principal Balance Outstanding for the Offered Certificates at the Respective Percentages of the Prepayment Assumption:

	Class A-1					Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3
Distribution Date	10%	15%	25%	35%	50%	10%	15%	25%	35%	50%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%
August 25, 2004	89	84	74	64	48	100	100	100	100	100
August 25, 2005	80	71	55	41	24	99	99	99	93	71
August 25, 2006	72	60	40	26	11	99	99	91	75	50
August 25, 2007	64	50	30	17	6	99	99	68	48	25
August 25, 2008	57	42	23	11	3	99	88	51	31	12
August 25, 2009	50	35	17	7	1	96	73	37	20	6
August 25, 2010	44	29	12	4	1	90	61	27	13	3
August 25, 2011	38	24	9	3	0	78	50	20	8	1
August 25, 2012	33	20	6	2	0	69	41	14	5	1
August 25, 2013	29	16	5	1	0	60	34	11	3	0
August 25, 2014	25	13	3	1	0	52	28	8	2	0
August 25, 2015	22	11	2	0	0	45	23	6	1	0
August 25, 2016	19	9	2	0	0	39	19	4	1	0
August 25, 2017	16	7	1	0	0	34	15	3	0	0
August 25, 2018	14	6	1	0	0	29	12	2	0	0
August 25, 2019	12	5	1	0	0	25	10	1	0	0
August 25, 2020	10	4	0	0	0	21	8	1	0	0
August 25, 2021	9	3	0	0	0	18	6	1	0	0
August 25, 2022	7	2	0	0	0	15	5	1	0	0
August 25, 2023	6	2	0	0	0	12	4	0	0	0
August 25, 2024	5	1	0	0	0	10	3	0	0	0
August 25, 2025	4	1	0	0	0	8	2	0	0	0
August 25, 2026	3	1	0	0	0	7	2	0	0	0
August 25, 2027	3	1	0	0	0	5	1	0	0	0
August 25, 2028	2	0	0	0	0	4	1	0	0	0
August 25, 2029	1	0	0	0	0	3	1	0	0	0
August 25, 2030	1	0	0	0	0	2	0	0	0	0
August 25, 2031	1	0	0	0	0	1	0	0	0	0
August 25, 2032	0	0	0	0	0	1	0	0	0	0
August 25, 2033	0	0	0	0	0	0	0	0	0	0
Weighted Average Life
to Maturity (Years) **	7.7	5.5	3.3	2.3	1.4	12.7	9.4	6.0	4.5	3.2

**

The weighted average life of a certificate of any class is determined by (i) multiplying the amount of each net distribution of Class Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net distributions described in (i) above.

FEDERAL INCOME TAX CONSEQUENCES

General

The pooling and servicing agreement provides that the trust will be a REMIC. The pooling and servicing agreement will designate a single class of interest in the REMIC as the residual interest in that REMIC. The Class R Certificates will represent ownership of the sole residual interest in the REMIC.  An election will be made to treat the REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.

Upon the issuance of the offered certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, the trust will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”).

Tax Treatment of the Offered Certificates

Each offered certificate will evidence ownership of a REMIC regular interest and will be referred to as a Regular Certificate.

Taxation of the Regular Certificates

The Regular Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes.  Income on Regular Certificates must be reported under an accrual method of accounting.  Certain classes of Regular Certificates may be issued with original issue discount in an amount equal to the excess of their initial respective Class Principal Balances (plus accrued interest from the last day preceding the issue date corresponding to a Distribution Date through the issue date), over their issue prices (including all accrued interest prior to the closing date) depending on their issue price.  Certain classes of the Regular Certificates may be treated for federal income tax purposes as having been issued at a premium.  Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder.  Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium.  The prepayment assumption that is to be used in determining the rate of accrual of original issue discount and market discount and whether any such discount is considered de minimis, and that may be used by a holder of a Regular Certificate to amortize premium, will be 25% CPR.  No representation is made as to the actual rate at which the mortgage loans will prepay.  See “Federal Income Tax Consequences—REMIC Certificates” in the accompanying prospectus for a discussion of the status of the Regular Certificates for particular types of investors.

The requirement to report income on a Regular Certificate under an accrual method may result in the inclusion of amounts in income that are not currently distributed in cash.  In the case of a subordinate certificate, accrued income may exceed cash distributions as a result of the preferential right of classes of senior certificates to receive cash distributions in the event of losses or delinquencies on mortgage loans.  Prospective purchasers of subordinate certificates should consult their tax advisors regarding the timing of income from those certificates and the timing and character of any deductions that may be available with respect to principal or accrued interest that is not paid.  See “Federal Income Tax Consequences—REMIC Certificates—Regular Certificates” in the accompanying prospectus.

Status of the Offered Certificates

The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(4)(A) of the Code, generally, in at least the same proportion that the assets of the trust, exclusive of the assets not included in the REMIC, would be so treated.

METHOD OF DISTRIBUTION

In accordance with the terms and conditions of an agency agreement, dated August 28, 2003, Terwin Capital LLC has agreed to purchase, and the sponsor has agreed to sell, the offered certificates on a best efforts basis.  Terwin Capital LLC is not permitted or required to purchase or sell any specific number or dollar amount of the offered certificates and will not purchase any offered certificates unless it has been able to place all such certificates.  It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC, on or about August 29, 2003, against payment therefor in immediately available funds.

The agency agreement provides that the obligations of the placement agent to pay for and accept delivery of the offered certificates are subject to its placement of all certificates, the receipt of legal opinions and to the conditions, among others, that all of the non-offered certificates have been placed and that no stop order suspending the effectiveness of the sponsor’s registration statement shall be in effect and that no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

The distribution of the offered certificates by the placement agent may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The placement agent may effect the transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of agency discounts, concessions or commissions from the placement agent for whom they act as agent. In connection with the sale of the offered certificates, the placement agent may be deemed to have received compensation from the sponsor in the form of underwriting compensation.  The placement agent and any dealers that participate with the placement agent in the distribution of any offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.  Proceeds to the sponsor from the sale of the offered certificates, before deducting expenses payable by the sponsor, will be approximately 100.73605% of the aggregate class principal balance of the offered certificates.

The agency agreement provides that the sponsor will indemnify the placement agent, and that under limited circumstances the placement agent will indemnify the sponsor, against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under “Description of the Certificates—Reports to Certificateholders”, which will include information as to the outstanding class principal balance of the offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the sponsor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of this information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

Terwin Capital LLC is a broker-dealer registered as such with the National Association of Securities Dealers, Inc., and commenced business in January 2003.

An affiliate of the sponsor, the seller and the master servicer owns an equity interest in the parent of the placement agent.

LEGAL OPINIONS

Certain legal matters relating to the certificates will be passed upon for the sponsor by Tobin & Tobin, San Francisco, California.  Certain tax matters will be passed upon for the sponsor by McKee Nelson LLP, New York, New York.  McKee Nelson LLP, New York, New York will act as counsel for the placement agent.

RATINGS

It is a condition to the issuance of the offered certificates that they be rated as indicated on page S-6 of this prospectus supplement by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

The ratings on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying mortgage loans to which such certificateholders are entitled. The rating process addresses the structural and legal aspects associated with such certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments might differ from those originally anticipated, and do not address the possibility that certificateholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

LEGAL INVESTMENT

The offered certificates, other than the Class M-2 and Class M-3 Certificates, will constitute “mortgage related securities” for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA.  SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991.  Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

The sponsor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Considerations” in the prospectus.

ERISA CONSIDERATIONS

General

A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the Class A-1 Certificates.  Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment.  Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

In addition, employee benefit plans or other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code, or any entity (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in the entity (each, a “Plan”) are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan (“parties in interest” and “disqualified persons”).  Such transactions are treated as “prohibited transactions” under Sections 406 of ERISA and excise taxes and/or other penalties are imposed upon such persons under ERISA and/or Section 4975 of the Code unless an exception or exemption applies.  The placement agent, the master servicer, the seller, the sponsor, the trustee, and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan.  If so, the acquisition, holding or disposition of the Class A-1 Certificates by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless a statutory, regulatory or administrative exception or exemption is available.

Considerations Relating to the Class A-1 Certificates

Plan Assets.  In 29 C.R.F §2510.3-101 (the “Plan Asset Regulations”), the U.S. Department of Labor (“DOL”) has defined what constitutes “plan assets” for purposes of ERISA and Section 4975 of the Code.  The Plan Asset Regulations provide that if a Plan makes an investment in an “equity interest” in an entity, an undivided portion of the assets of the entity will be considered the assets of such Plan unless certain exceptions set forth in such Regulations apply.  The Class A-1 Certificates will be deemed an equity interest for purposes of the Plan Asset Regulations, and the placement agent can give no assurance that the Class A-1 Certificates will qualify for any of the exceptions under the Plan Asset Regulations.  As a result, (i) a Plan may be deemed to have acquired an interest in the assets of the trust and not merely an interest in the Class A-1 Certificates, (ii) the fiduciary investment standards of ERISA could apply to such assets and (iii) transactions occurring in the course of managing, operating and servicing the trust and its assets might constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Prohibited Transaction Class Exemption 83-1.  The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 (“PTCE 83-1”), which under certain conditions exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of highly-rated, unsubordinated certificates such as the Class A-1 Certificates which are “mortgage pool pass-through certificates.”  A “mortgage pool” is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash.  A “mortgage pool pass-through certificate” is defined as a certificate that represents a beneficial undivided interest in a mortgage pool that entitles the holder to pass through payments of principal and interest from the mortgage loans.

PTCE 83-1 requires that:  (i) the sponsor and the trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of the Class A-1 Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loan; (ii) the trustee may not be an affiliate of the sponsor; and (iii) the payments made to, and retained by, the sponsor in connection with the trust, together with all funds inuring to its benefit for administering the trust, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust.  The Plan may also pay no more than fair market value for the Class A-1 Certificates and the rights and interests evidenced by the Class A-1 Certificates may not be subordinated to the rights and interests evidenced by other certificates of the same pool.

PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors.  In the case of any Plan with respect to which the sponsor, the master servicer, any insurer or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of the Class A-1 Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in the Class A-1 Certificates; (ii) the Plan pays no more for the Class A-1 Certificates than would be paid in an arm’s-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the sponsor with regard to the sale, exchange or transfer of the Class A-1 Certificates to the Plan; (iv) the total value of the Class A-1 Certificates purchased by such Plan does not exceed 25% of the amount issued and (v) at least 50% of the aggregate amount of certificates is acquired by persons independent of the sponsor, the trustee, the master servicer, the master servicer and any insurer.

Before purchasing the Class A-1 Certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the Class A-1 Certificates constitute “mortgage pool pass-through certificates” and that the conditions set forth in PTCE 83-1 would be satisfied.  In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Class A-1 Certificates on behalf of a Plan pursuant to PTCE 83-1.

Governmental plans and church plans as defined in ERISA are not subject to ERISA or Section 4975 of the Code, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code.  In addition, governmental and foreign plans may be subject to similar laws (“Similar Law”).  A fiduciary of such plans should make its own determination as to the propriety of an investment in Class A-1 Certificates under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Considerations Relating to the ERISA-Restricted Certificates

Because the ERISA-Restricted Certificates are subordinate to the Class A-1 Certificates, the ERISA-Restricted Certificates will not qualify for exemptive relief under PTCE 83-1.  Accordingly, each beneficial owner of a ERISA-Restricted Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, either (i) that it is not acquiring the certificate, directly or indirectly, on behalf of or with plan assets of, a Plan and that its acquisition of such certificate does not violate any Similar Law or (ii) for ERISA Restricted Certificates other than the Class R Certificates, that it is an insurance company which is purchasing the certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60)) and that the purchase and holding of such certificate is covered under Sections I and III of PTCE 95-60.

If any ERISA-Restricted Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that ERISA-Restricted Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the sponsor, the seller, the placement agent, the trustee, the master servicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the offered certificates will be offered globally (the “Global Securities”) and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company (“DTC”), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream, Luxembourg or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such interest period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participants or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing systems customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner (which does not include an entity treated for United States federal income tax purposes as a partnership or grantor trust) that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such beneficial owner provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the trustee or the U.S. withholding agent receives a statement—

(a)

from the beneficial owner on Internal Revenue Service (IRS) From W-8BEN (or any successor form) that—

(i)

is signed by the beneficial owner under penalties of perjury,

(ii)

certifies that such beneficial owner is not a United States person, and

(iii)

provides the name and address of the beneficial owner, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that—

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the beneficial owner or that another financial institution acting on behalf of the beneficial owner has received such IRS Form W-8BEN (or any successor form),

(iii)

provides the name and address of the beneficial owner, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the beneficial owner;

II.

the beneficial owner claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.

the beneficial owner claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent; or

IV.

the owner is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent.  Certain pass-through entities that have entered into agreements with the IRS (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such owner consult with their tax advisors when purchasing the certificates.

A beneficial owner holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect, provided at least one payment is reported annually to the beneficial owner on IRS Form 1042-S.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all beneficial owners holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the beneficial owner:

I.

provides a properly executed IRS Form W-8BEN or Form W-8ECI (or any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

Owners that are not United States partnerships should provide an IRS Form W-8IMY (or any successor form) to avoid backup withholding taxes.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term United States person means (1) a citizen or resident of the United States, (2) an entity, for United States federal income tax purposes, that is a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

PROSPECTUS

GREENPOINT MORTGAGE SECURITIES INC.

(Sponsor)

Mortgage Pass-Through Certificates

(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the certificates under “Risk Factors” beginning on page 4.

The Trusts

Each trust will be established to hold the assets transferred to it by GreenPoint Mortgage Securities Inc.  The assets of each trust will be specified in the prospectus supplement and will generally consist of:

·

first lien mortgage loans secured by one- to four-family residential properties or participations in that type of loan; and

·

mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

The Certificates

GreenPoint Mortgage Securities Inc. will sell the certificates pursuant to a prospectus supplement.  The certificates will be grouped into one or more series, each having its own distinct designation.  Each series will be issued in one or more classes and each class will evidence beneficial ownership of a specified portion of future payments on the assets in the trust fund to which the series relates.  A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Offers of Certificates

The certificates may be offered through several different methods, including offerings through underwriters.

________________

The SEC and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

August 28, 2003

Table of Contents

RISK FACTORS

THE TRUSTS

10

DESCRIPTION OF CERTIFICATES

18

CREDIT ENHANCEMENT

27

YIELD AND PREPAYMENT CONSIDERATIONS

33

THE SPONSOR

35

USE OF PROCEEDS

35

MORTGAGE LOAN PROGRAM

35

THE POOLING AND SERVICING AGREEMENT

37

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

53

ERISA CONSIDERATIONS

64

LEGAL INVESTMENT CONSIDERATIONS

68

LEGAL MATTERS

69

FEDERAL INCOME TAX CONSEQUENCES

69

STATE TAX CONSIDERATIONS

101

PLANS OF DISTRIBUTION

101

FINANCIAL INFORMATION

102

AVAILABLE INFORMATION

102

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

102

RATING

INDEX TO DEFINED TERMS

Important Notice About Information In This Prospectus and Each

Accompanying Prospectus Supplement

Information about each series of certificates is contained in two separate documents:

•

this prospectus, which provides general information, some of which may not apply to a particular series; and

•

the accompanying prospectus supplement for a particular series, which describes the specific terms of the certificates of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus, and you should rely on that supplementary information in the prospectus supplement.

You should rely on the information in this prospectus and the accompanying prospectus supplement.  We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

If you require additional information, the mailing address of our principal executive offices is GreenPoint Mortgage Securities Inc., 100 Wood Hollow Drive, Doorstop #32210, Novato, California 94945 and the telephone number is (415) 878-5292.  For other means of acquiring additional information about us or a series of securities, see “Available Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

RISK FACTORS

Investors should consider the following factors in connection with the purchase of certificates.  You should also consider the risk factors described in your prospectus supplement.

Ability to Resell Securities May Be Limited

No market for the certificates will exist before they are issued.  We cannot assure you that a secondary market will develop, or if it does develop, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary market for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Decline in Property Values May Increase Loan Losses

Because your certificates represent an interest in mortgage loans or are secured by mortgage loans, your investment may be affected by a decline in property values.  If the outstanding balance of a mortgage loan and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, default, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee’s interest in a property.  Losses on such mortgage loans that are not otherwise covered by the credit enhancement described in the prospectus supplement will be borne by the holder of one or more classes of certificates.

Delays in Liquidation May Adversely Affect You

Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors.  Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize lawsuits if defenses or counterclaims are raised.  As a result, foreclosure actions can sometimes take several years to complete and the liquidation proceeds may not cover the defaulted loan amount.  In particular, because the costs of liquidation do not vary based on the loan amount, the risk of insufficient liquidation proceeds is greater with small loans.  Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding.

Credit Enhancement May Not Be Sufficient to Protect You From Losses

Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of certificates that have the benefit of the credit enhancement.  However, the amount of any credit enhancement may decline or be depleted before the certificates are paid in full.  As a result, certificateholders may suffer losses.  In addition, credit enhancement may not cover all potential sources of loss, such as a loss resulting from fraud or negligence by a loan originator or other party.

We refer you to “Credit Enhancement” in this prospectus for more detail.

Bankruptcy and Insolvency May Delay and Reduce Payments on the Certificates

The mortgage loans will be sold by the seller to the sponsor and by the sponsor to the trust.  If the seller or the sponsor should go into bankruptcy, the bankruptcy trustee or a creditor could attempt to regain control over the loans.  Any such attempt would prevent timely payments on the certificates and result in a reduction of payment on the certificates.

In the event of a bankruptcy or insolvency of the master servicer, the bankruptcy trustee or receiver may have the power to prevent the appointing a successor servicer.  In addition, if collections on the loans are commingled with the master servicer’s own funds for at least ten days, the trust fund may not have a perfected interest in such collections under applicable laws governing secured transactions.  The inclusion of the collections in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security.  The effect of any such laws could result in delays in receiving payments on the loans and possible reductions in the aggregate amount of such payments.

Consumer Protection Laws May Adversely Affect You

Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting mortgage loans.  Among  other things, these laws may regulate interest  rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect mortgage loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost” mortgage loans, which typically are defined as loans that have interest rates or origination costs in excess of prescribed levels.  These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower's interest.  In addition, certain of these laws may allow claims against loan brokers or mortgage originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the mortgage loans, such as the trust.

The federal laws that may apply to loans held in the trust include the following:

•

the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of mortgage loans and provide property owners in non-purchase money transactions with a right of rescission that generally extends for three days after proper disclosures are given (but in no event more than three years);

•

the Home Ownership and Equity Protection Act and its regulations, which (among other things) imposes additional disclosure requirements and limitations on loan terms with respect to non-purchase money mortgage loans with interest rates or origination costs in excess of prescribed levels;

•

the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•

the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibits discrimination in any aspect of a credit transaction on certain enumerated bases, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance; and

•

the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation.  However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the mortgage loan.  Violations of certain laws may limit the ability to collect all or part of the principal or interest on a mortgage loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid.  Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in the secondary mortgage market, including assignees that hold the mortgage loan, such as the trust.  Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Prepayments on Mortgage Loans are Unpredictable and May Adversely Affect Yield

The rate of principal distributions will be, and the rate of return to investors on their certificates may be, directly related to the rate of principal payments on the mortgage loans.  For example, the rate of principal payments on the mortgage loans will be affected by the following:

•

the amortization schedules of the mortgage loans;

•

the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) by mortgagors;

•

liquidation of defaulted mortgage loans by the master servicer;

•

repurchase of mortgage loans by the seller as a result of defective documentation or breaches of representations and warranties; and

•

the optional purchase by the master servicer of all of the mortgage loans in connection with the termination of the trust.

The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.  For example, if mortgage rates for similar mortgage loans fall below the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if mortgage rates on similar mortgage loans rise above the mortgage rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

•

if you are purchasing a certificate at a discount, in particular, a principal-only certificate, your yield may be lower than expected if principal payments on the mortgage loans occur at a slower rate than you expected;

•

if you are purchasing a certificate at a premium, in particular, an interest-only certificate, your yield may be lower than expected if principal payments on the mortgage loans occur at a faster rate than you expected and you may lose your initial investment; and

•

the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect.

Limited Source of Payments – No Recourse to Sponsor, Sellers, Master Servicer or Trustee

The assets of the trust are the sole source of distributions for the certificates. The certificates do not represent an interest in or obligation of the sponsor, the seller, the master servicer, the trustee or any of their affiliates, except for the limited obligations of the seller with respect to certain breaches of its representations and warranties and of the master servicer with respect to its servicing obligations. Neither the certificates nor the mortgage loans will be guaranteed by or insured by any governmental agency or instrumentality, the sponsor, the seller, the master servicer, the trustee or any of their affiliates, unless so specified in the prospectus supplement. Consequently, if payments on the mortgage loans are insufficient to make all payments required on the certificates you may incur a loss on your investment.

We refer you to “Certain Legal Aspects of the Mortgage Loans” in this prospectus for more detail.

You Could Be Adversely Affected By Violations of Environmental Laws

Federal, state, and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety.  In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans held in the trust fund.  Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage.  Also, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances.  If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

Ratings of the Certificates Do Not Assure Their Payment

Any class of certificates issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized rating agency.  A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early.  A rating is not a recommendation to purchase, hold, or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future.  For example, the rating agency could lower or withdraw its rating due to:

•

a decrease in the adequacy of the value of the trust assets or any related credit enhancement,

•

an adverse change in the financial or other condition of a credit enhancement provider, or

•

a change in the rating of the credit enhancement provider's long-term debt.

The amount, type, and nature of credit enhancement established for a class of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates.  These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group.  That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class.  The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans.  Mortgaged properties may not retain their values.  If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held in a particular trust fund and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses in any trust fund.  Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

Consequences of Owning Book-Entry Certificates

Limit on Liquidity of Certificates. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Limit on Ability to Transfer or Pledge. Since transactions in the book-entry certificates can be effected only though the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical certificate.

Delays in Distributions. You may experience some delay in the receipt of distributions on book-entry certificates because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

THE TRUSTS

General

GreenPoint Mortgage Securities Inc., the sponsor, will establish a trust for each series of mortgage pass-through certificates and convey to the related trustee certain mortgage-related assets (the “Mortgage Assets”) consisting of a pool of mortgage loans or mortgage certificates, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements.  The trustee will hold the Mortgage Assets for the benefit of the certificateholders.

All references in this prospectus to “pool”, “certificates” or “certificateholders”, should be deemed to apply to one specific series, trust and prospectus supplement, unless otherwise noted.

The certificates will be entitled to payment from the assets of the related trust or other assets pledged for the benefit of certificateholders and will not be entitled to payments in respect of the assets of any other trust fund established by the sponsor.

The Mortgage Assets for each series may be acquired by the sponsor from originators or sellers that may be affiliates of the sponsor.  Mortgage loans acquired by the sponsor will have been originated in accordance with the underwriting criteria specified below under “Mortgage Loan Program — Underwriting Standards” in this prospectus.

The following is a brief description of the Mortgage Assets that may be included in the trusts. A schedule of the Mortgage Assets relating to a trust will be attached to the related pooling and servicing agreement and delivered to the trustee upon delivery of the certificates.

The Mortgage Loans

The term “mortgage loan” as used in this prospectus includes the following:

•

fixed- or adjustable-rate mortgage loans;

•

participations or other beneficial interests in mortgage loans; and

•

cooperative apartment loans secured by security interests in shares issued by private, non-profit cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such buildings.

The mortgage loans will be evidenced by mortgage notes or other evidence of indebtedness secured primarily by first liens on the mortgaged properties. The mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA.

The term “mortgage” as used in this prospectus encompasses a mortgage, deed of trust or similar instrument with respect to a mortgaged property.  The “mortgaged properties” securing the mortgage notes will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States and will include:

•

one- to four-family dwelling units that are either detached or semi-detached townhouses, rowhouses, individual condominium units, individual units in planned unit developments, manufactured homes and certain other dwelling units;

•

vacation and second homes;

•

investment properties, which are mortgaged properties owned in fee simple by the borrower; and

•

leasehold interests in residential properties, the title to which is held by third party lessors. The term of any such leasehold interest will exceed the term of the related mortgage note by at least five years. For a discussion of leasehold mortgages, see “Certain Legal Aspects of the Mortgage Loans — General — Leaseholds” in this prospectus.

The mortgage loans generally will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in a trust will be specified in the prospectus supplement and may include any of the following:

•

Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as may be specified in the prospectus supplement.  The mortgage note in respect of a mortgage loan may provide for the payment of interest at a rate lower than the interest rate specified in such mortgage note for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.

•

Principal may be payable on a level debt service basis to fully amortize the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or at an interest rate that is different from the mortgage rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity (a “balloon payment”). Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

•

Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. The terms of a mortgage loan may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•

The mortgage loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the prospectus supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such mortgage loans or may decline over time. Certain mortgage loans may not permit prepayments until after a certain period of time has passed and then may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods.

•

The mortgage loans may include due-on-sale clauses that permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related mortgaged property. Other mortgage loans may be assumable.

A trust may contain mortgage loans known as buydown loans, which have provisions whereby a third party partially subsidizes the monthly payments of the mortgagor during the early years of the mortgage loans, the difference to be made up from a buydown fund contributed by such third party at the time of origination of the mortgage loans. The buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown loans is that the income of the mortgagor will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the mortgagor will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on buydown loans is increased.

Mortgage loans with certain loan-to-value ratios, or LTVs, and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance. The existence, extent and duration of any such coverage will be described in the prospectus supplement. The LTV of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan to the appraised value of the related mortgaged property. Generally, the “appraised value”  used is either:

•

the lesser of

•

the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan and

•

the sales price for such property, except that, in the case of a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the related mortgaged property is the appraised value obtained at the time of refinancing;

•

or the appraised value determined in an appraisal made at the request of a mortgagor subsequent to origination in order to eliminate the mortgagor’s obligation to keep a primary mortgage insurance policy in force.

Each prospectus supplement for a series will contain specific information regarding the mortgage loans, including:

•

the number of mortgage loans;

•

the geographic distribution of the mortgage loans;

•

the aggregate outstanding principal balance and the average outstanding principal balance of the mortgage loans;

•

the types of dwelling constituting the mortgaged properties;

•

the original terms to maturity of the mortgage loans;

•

the largest principal balance and the smallest principal balance of the mortgage loans;

•

the maximum LTV of the mortgage loans at origination;

•

the maximum and minimum mortgage rates;

•

the aggregate principal balance of nonowner-occupied mortgaged properties;

•

the earliest origination date and latest maturity date of any of the mortgage loans; and

•

the aggregate principal balance of mortgage loans having LTVs at origination exceeding 80%.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. If losses on defaulted mortgage loans exceed the coverage of any primary mortgage insurance policy or the amount of any credit support arrangement described in the prospectus supplement, such losses will be borne by the certificateholders.

Mortgage Certificates

All of the mortgage certificates will be registered in the name of the trustee or its nominee or, in the case of mortgage certificates issued only in book-entry form, a financial intermediary (which may be the trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each mortgage certificate will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

The descriptions of Ginnie Mae, Freddie Mac and Fannie Mae certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. Ginnie Mae, Freddie Mac or Fannie Mae may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition they may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of the mortgage certificates (and of the underlying mortgage loans) will be described in the prospectus supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a trust.

Government National Mortgage Association. Ginnie Mae is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the “Housing Act”), authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of loans insured or guaranteed by the FHA under the Housing Act or Title V of the Housing Act of 1949, or by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

Section 306(g) of the Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection”. To meet its obligations under its guaranties, Ginnie Mae is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

All of the Ginnie Mae certificates will be mortgage-backed certificates issued and serviced by Ginnie Mae- or Fannie Mae-approved mortgage servicers.  Each Ginnie Mae certificate provides for the payment by or on behalf of the issuer of the Ginnie Mae certificate to the registered holder of such Ginnie Mae certificate of monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees aggregating the excess of the interest on each such mortgage loan over the Ginnie Mae certificate pass-through rate.  In addition, each payment to a Ginnie Mae certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loan underlying the Ginnie Mae certificate, and the holder’s proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

Federal Home Loan Mortgage Corporation. Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac’s common stock is owned by the Federal Home Loan Banks, and its preferred stock is owned by the stockholders of such Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities. Freddie Mac is confined to purchasing, so far as practicable, conventional mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of such Freddie Mac certificate. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders’ instructions.

Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest at the applicable pass-through rate on the underlying mortgage loans, whether or not received, and such holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. If Fannie Mae were unable to perform such obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions to holders of Fannie Mae certificates. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States.

Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions thereon will be made by check.

Stripped Mortgage-Backed Securities. Mortgage certificates may consist of one or more stripped mortgage-backed securities, each as described herein and in the prospectus supplement. Each such mortgage certificate will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped mortgage certificate to the same extent as such entity guarantees the underlying securities backing such stripped mortgage certificate, unless otherwise specified in the prospectus supplement.

Certificate Account

For the benefit of the trustee and the certificateholders, the master servicer will establish and maintain certificate accounts to hold collections and funds received on the mortgage loans.  See “The Pooling and Servicing Agreement—Payments on Mortgage Loans” in this prospectus.

The pooling and servicing agreement may authorize the trustee to invest the funds in the certificate account in certain investments that will qualify as permitted investments under Section 860G(a)(5) of the Code in the case of REMIC certificates. These “Eligible Investments” will generally mature not later than the business day immediately preceding the next distribution date for such series (or, in certain cases, on such distribution date). Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper carrying the ratings specified in the pooling and servicing agreement of each rating agency rating the certificates of such series that has rated such commercial paper, demand and time deposits and banker’s acceptances sold by eligible commercial and certain repurchase agreements of United States government securities. Reinvestment earnings, if any, on funds in the certificate account generally will belong to the master servicer.

Substitution of Mortgage Assets

Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the prospectus supplement.  See “The Pooling and Servicing Agreement — Representations and Warranties” in this prospectus.

DESCRIPTION OF CERTIFICATES

General

Each series of certificates will be issued pursuant to a separate pooling and servicing agreement among the sponsor, the seller, the trustee and the master servicer, if such series relates to mortgage loans. A form of pooling and servicing agreement is filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement and the prospectus supplement related to a particular series of certificates. References herein to a trustee or the master servicer include, unless otherwise specified, any agents acting on behalf of such trustee or any subcontractor of the master servicer, any of which agents or subcontractors may be one of their affiliates.

The certificates are issuable in series, each evidencing the entire ownership interest in a trust consisting primarily of Mortgage Assets. The certificates of each series will be issued in fully registered form or book-entry form and will be issued in the authorized denominations for each class specified in the prospectus supplement, will evidence specified beneficial ownership interests in the trust created pursuant to the related pooling and servicing agreement and will not be entitled to payments in respect of the assets included in any other trust established by the sponsor. The transfer of the certificates may be registered, and the certificates may be exchanged, at the office or agency of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. The transfer of any class of a series of certificates may be subject to the satisfaction of certain conditions set forth in the prospectus supplement. Any qualifications on direct or indirect ownership of residual certificates, as well as restrictions on the transfer of such residual certificates, will be set forth in the prospectus supplement.

Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related trust. A series of certificates may include one or more classes of senior certificates and one or more classes of subordinate certificates. Certain series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related trust, or on a different basis, in each case as specified in the prospectus supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

Distributions

Distributions of principal and interest on the certificates will be made by the trustee monthly, quarterly, semi-annually or at such other intervals and on the distribution dates as are specified in the prospectus supplement. Distributions will be made by wire transfer or by check mailed to record holders of such certificates as of the record date specified in the prospectus supplement at their addresses appearing in the certificate register maintained for holders of certificates, except that the final distribution of principal will be made only upon presentation and surrender of such certificate at the office or agency of the paying agent for such certificate. Notice will be mailed before the distribution date on which the final distribution is expected to be made to the holder of such certificate. In the event the certificates of a series are issued in book-entry form, distributions on such certificates, including the final distribution in retirement of such certificates, will be made through the facilities of a depository in accordance with its usual procedures in the manner described in the prospectus supplement.

Distributions of principal of and interest on the certificates will be made by the trustee out of the certificate account established under the pooling and servicing agreement. All distributions on the mortgage certificates, if any, included in the trust for a series, remittances on the mortgage loans by the master servicer pursuant to the pooling and servicing agreement, together with any reinvestment income (if so specified in the prospectus supplement) thereon and amounts withdrawn from any reserve fund or other fund or payments in respect of other credit enhancement and required to be so deposited, will be deposited directly into the certificate account and thereafter will be available (except for funds held for future distribution and for funds payable to the master servicer) to make distributions on certificates of such series on the next succeeding distribution date. See “The Trusts — Certificate Account” and “The Pooling and Servicing Agreement — Payments on Mortgage Loans” in this prospectus.  Unless otherwise specified in the prospectus supplement, all distributions will be made pro rata to certificateholders of the class entitled thereto.  The aggregate original principal balance of the certificates (the “Certificate Balance”) will equal the aggregate distributions allocable to principal that such certificates will be entitled to receive.

Interest. Interest will accrue on the each interest-bearing class of certificates based on its outstanding principal balance (the “Class Certificate Balance”), or in the case of interest only certificates, the notional amount, at the pass-through rate and during each interest accrual period as specified in the prospectus supplement.  Some classes of certificates will only be entitled to distributions of principal. The interest accrual period with respect to any distribution date shall be the period from (and including) the first day of the month preceding the month of such distribution date (or, in the case of the first distribution date, from the date of the initial issuance of a series, as specified in the prospectus supplement) through the last day of such preceding month, or such other period as may be specified in the prospectus supplement. To the extent funds are available therefor, interest accrued during each interest accrual period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as “Accrual Certificates”) will be distributable on the distribution dates specified in the prospectus supplement until the Class Certificate Balance of such class is reduced to zero or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such certificates is reduced to zero or for the period of time designated in the prospectus supplement. Unless otherwise specified in the prospectus supplement, distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes. Unless otherwise specified in the prospectus supplement, interest on the certificates of each class will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest on Accrual Certificates will commence only after the occurrence of the events specified in the prospectus supplement and, prior to such time, interest will be added to the Class Certificate Balance of the Accrual Certificates. Afterwards, the Accrual Certificates will accrue interest on adjusted Class Certificate Balance.

Principal. Unless otherwise specified in the prospectus supplement, the Class Certificate Balance of any class of certificates entitled to distributions of principal will be the original Class Certificate Balance of such class of certificates specified in such prospectus supplement, reduced by all distributions reported to holders of such certificates as allocable to principal and adjustments, if any, in respect of losses and (1) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (2) in the case of adjustable rate certificates, subject to the effect of negative amortization. The prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of certificates entitled to distributions of principal.

Each class of certificates of a series, except for certain classes of certificates that are only entitled to distributions of interest, will (to the extent of funds available therefor) receive distributions of principal in the amounts, at the times and in the manner specified in the prospectus supplement until its initial Class Certificate Balance has been fully amortized. Allocations of distributions of principal will be made to the certificates of each class of certificates, during the periods and in the order specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, distributions will be made pro rata among the certificates of each class then entitled to receive such distributions.

If so provided in the prospectus supplement, one or more classes of senior certificates will be entitled to receive all or a disproportionate percentage of the principal prepayments that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any increase in the allocation of principal prepayments will have the effect of accelerating the amortization of the senior certificates while increasing the interests evidenced by the subordinate certificates in the trust. Increasing the interests of the subordinate certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinate certificates. See “Credit Enhancement — Subordination” in this prospectus.

Unscheduled Distributions. If specified in the prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal on the Mortgage Assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the certificate account and, if applicable, any reserve fund, may be insufficient to make required distributions on the certificates on such distribution date. Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. Unless otherwise specified in the prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such prospectus supplement.

Unless otherwise specified in the prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the certificates would have been made on the next distribution date, and with respect to certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of such distribution.

The “last scheduled distribution date” for a class of certificates is the latest date as of which their Class Certificate Balance is expected to be fully amortized, either based on the assumptions that all scheduled payments (with no prepayments) on the Mortgage Assets in the related trust are timely received and, if applicable, that all scheduled payments are reinvested on receipt at the rate or rates specified in the prospectus supplement at which amounts in the certificate account are assumed to earn interest (the “Assumed Reinvestment Rate”). (If an Assumed Reinvestment Rate is specified for a series of certificates, reinvestment earnings on funds in the certificate account will not belong to the master servicer as additional servicing compensation. Such amounts will be part of the trust and will be available to make distributions on the certificates.) The last scheduled distribution date for each class of certificates will be specified in the prospectus supplement.

Categories of Classes of Certificates

In general, the classes of certificates of each series fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise such series by reference to the following categories.

Categories of Classes	Definition
PRINCIPAL TYPES
Accretion Directed

A class that receives principal payments from the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the Mortgage Assets or other assets of the trust for the related series.

Component Certificates

A class consisting of “components.” The components of a class of component certificates may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component certificates may be identified as falling into one or more of the categories in this chart.

Lockout Class

A senior class that is designed not to participate in or to participate to a limited extent in (i.e., to be “locked out” of), for a specified period, the receipt of (1) principal prepayments on the mortgage loans that are allocated disproportionately to the senior classes of such series as a group pursuant to a “shifting interest” structure and/or (2) scheduled principal payments on the Mortgage Assets that are allocated to the senior classes as a group. A lockout class will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions of principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a lockout structure will be distributed in reduction of the certificate balances of other senior classes. Lockout classes are designed to minimize weighted average life volatility during the lockout period.

Notional Amount Certificates	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.
Pass-Through	Classes which receive all or a specified portion of the principal payments on the Mortgage Assets (or designated portion thereof) and are not designated as strip or sequential pay classes.
Planned Principal Class or PACs

A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Mortgage Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of such series.

Scheduled Principal Class

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the Mortgage Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior	Classes that are entitled to receive payments of principal and interest on each distribution date prior to the classes of subordinate certificates.
Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip

A class that receives a constant proportion, or “strip,” of the principal payments on the Mortgage Assets. The constant proportion of such principal payments may or may not vary for each Mortgage Asset included in the trust and will be calculated in the manner described in the related prospectus supplement. Such classes may also receive payments of interest.

Subordinate

Classes that are entitled to receive payments of principal and interest on each distribution date only after the senior certificates and certain classes of subordinate certificates with higher priority of distributions have received their full principal and interest entitlements.

Support Class (also sometimes referred to as “companion classes”)

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes.

Targeted Principal Class	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the Mortgage Assets.
INTEREST TYPES
Accrual

A class that accretes the amount of accrued interest otherwise distributable on such class, which amount will be added as principal to the principal balance of such class on each applicable distribution date. Such accretion may continue until some specified event has occurred or until such class of accrual certificates is retired.

Fixed Rate	A class with a pass-through rate that is fixed throughout the life of the class.
Floating Rate	A class with a pass-through rate that resets periodically based upon a designated index and that varies directly with changes in such index.
Inverse Floating Rate	A class with a pass-through rate that resets periodically based upon a designated index and that varies inversely with changes in such index.
Interest Only or IO

Certificates that receive some or all of the interest payments made on the Mortgage Assets and little or no principal. Interest only certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on such certificates. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only certificate that is not entitled to any distributions in respect of principal.

Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such class of partial accrual certificates is retired.

Principal Only or PO	A class that does not bear interest and is entitled to receive only distributions in respect of principal.
Variable Rate

A class with a pass-through rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the mortgage rates borne by the mortgage loans in the related trust).

Residual Certificates

A series of REMIC certificates will include a class of residual certificates representing the right to receive on each distribution date, in addition to any other distributions to which they are entitled in accordance with their terms and as described in the prospectus supplement, the excess of the sum of distributions, payments and other amounts received over the sum of (A) the amount required to be distributed to holders of all other classes of certificates on such distribution date and (B) certain expenses, all as more specifically described in the prospectus supplement. In addition, after the aggregate Class Certificate Balances of all classes of regular certificates have been fully amortized, holders of the residual certificates will be the sole owners of the related trust and will have sole rights with respect to the Mortgage Assets and other assets remaining in such trust. Some or all of the residual certificates of a series may be offered by this prospectus and the prospectus supplement; if so, the terms of such residual certificates will be described in the prospectus supplement. Any qualifications on direct or indirect ownership of offered residual certificates, as well as restrictions on the transfer of such residual certificates, will be set forth in the prospectus supplement. If residual certificates are not offered, the sponsor may (but need not) sell some or all of such residual certificates on or after the date of original issuance of such series in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) and otherwise under circumstances that will not adversely affect the REMIC status of the trust.

Advances

The master servicer may be obligated or have the option under the pooling and servicing agreement to make certain advances, on or prior to any distribution date, from its own funds and/or funds being held in the certificate account for future distribution to certificateholders in an amount up to the aggregate of interest and principal installments on the mortgage loans that are delinquent on the related determination date. If specified in the prospectus supplement, in the case of cooperative loans, the master servicer will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases. The master servicer may be obligated to make such advances only to the extent any such advance, in the judgment of the master servicer made on the determination date, will be reimbursable from late payments made by mortgagors, payments under any primary mortgage insurance policy or other form of credit support or proceeds of liquidation. Any master servicer funds thus advanced are reimbursable to the master servicer from cash in the certificate account to the extent that the master servicer shall determine that any such advances previously made are not ultimately recoverable from the sources described above.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the related classes of certificates, rather than to guarantee or insure against losses. If advances are made by the master servicer from funds being held for future distribution to certificateholders, the master servicer will replace such funds on or before any future distribution date to the extent that funds in the certificate account on such distribution date would be less than the amount required to be available for distributions to certificateholders on such date.

The master servicer may also be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by mortgagors on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the pooling and servicing agreement. If specified in the prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such prospectus supplement.

Reports to Certificateholders

Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each certificateholder of record a statement setting forth, to the extent applicable to such series of certificates:

•

the amount of such distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and, if so specified in the prospectus supplement, prepayment penalties included therein;

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the amount of such distribution allocable to interest;

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the amount of any advance;

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the aggregate amount withdrawn from the reserve fund, if any, that is included in the amounts distributed to certificateholders;

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the Class Certificate Balance or notional amount of each class after giving effect to the distribution of principal on such distribution date;

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the percentage of principal payments on the Mortgage Assets (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

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the percentage of principal prepayments with respect to the Mortgage Assets, if any, which each class will be entitled to receive on the following distribution date;

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the amount of servicing compensation retained or withdrawn from the certificate account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

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the number and aggregate principal balances of mortgage loans

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delinquent (exclusive of mortgage loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days and

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in foreclosure as of the close of business on the last day of the calendar month preceding such distribution date;

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the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure (“REO Property”);

•

the pass-through rate, if adjusted from the date of the last statement, of any such class expected to be applicable to the next distribution to such class;

•

if applicable, the amount remaining in the reserve fund at the close of business on the distribution date;

•

the pass-through rate as of the day prior to the immediately preceding distribution date; and

•

any amounts remaining under letters of credit, pool policies or other forms of credit support.

Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class specified in the prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each certificateholder of record at any time during such calendar year a report as may be deemed necessary or desirable for certificateholders to prepare their tax returns.

CREDIT ENHANCEMENT

General

Credit enhancement may be provided with respect to one or more classes of a series of certificates or with respect to the Mortgage Assets in the trust. Credit enhancement may be in the form of:

•

a limited financial guaranty policy issued by an entity named in the prospectus supplement;

•

the subordination of one or more classes of the certificates;

•

the establishment of one or more reserve funds;

•

the use of a cross-support feature;

•

the use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract or other method of credit enhancement described in the prospectus supplement; or

•

any combination of the foregoing.

Unless otherwise specified in the prospectus supplement, no credit support will provide protection against all risks of loss or guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, certificateholders will bear their allocable share of any deficiencies.

If specified in the prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more related trusts. If applicable, the prospectus supplement will identify the trusts to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of coverage to the identified trusts.

Subordination

If so specified in the prospectus supplement, the rights of holders of one or more classes of certificates will be subordinated to the rights of holders of one or more classes of senior certificates with respect to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of the subordinate certificates as specified in the prospectus supplement. Certain classes of subordinate certificates may be senior to other classes of subordinate certificates and be rated investment grade. Delays in receipt of scheduled payments on the Mortgage Assets and certain losses with respect to the Mortgage Assets will be borne first by the subordinate certificates and thereafter by the senior certificates, in each case under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the certificates or at any time, the aggregate losses in respect of Mortgage Assets which must be borne by the subordinate certificates by virtue of subordination and the amount of distributions otherwise distributable to subordinate certificateholders that will be distributable to senior certificateholders on any distribution date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the amount specified in the prospectus supplement, senior certificateholders would experience losses on their certificates.

If specified in the prospectus supplement, various classes of senior certificates and subordinate certificates may themselves be subordinate in their right to receive certain distributions to other classes of senior certificates and subordinate certificates, respectively, through a cross support mechanism or otherwise.

As between classes of senior certificates and as between classes of subordinate certificates, distributions may be allocated among such classes:

•

in the order of their scheduled final distribution dates;

•

in accordance with a schedule or formula;

•

in relation to the occurrence of events or;

•

otherwise as specified in the prospectus supplement.

Surety Bonds

A surety bond or bonds may be obtained and maintained for a series or certain classes thereof which will, subject to certain conditions and limitations, guaranty payments of all or limited amounts of principal and interest due on all or certain of the classes of such series.

Mortgage Pool Insurance Policies

If specified in the prospectus supplement, a separate mortgage pool insurance policy will be obtained for the trust and issued by the insurer named in the prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on mortgage loans in the trust in an amount equal to a percentage specified in such prospectus supplement of the aggregate principal balance of all mortgage loans included in the trust as of the first day of the month of issuance of the related series or such other date as is specified in the prospectus supplement (the “Cut-off Date”). As more fully described below, the master servicer will present claims thereunder to the pool insurer on behalf of itself, the trustee and certificateholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the prospectus supplement, the mortgage pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

Unless otherwise specified in the prospectus supplement, each mortgage pool insurance policy will provide that no claims may be validly presented unless:

•

any required primary mortgage insurance policy is in effect for the defaulted mortgage loans and a claim thereunder has been submitted and settled;

•

hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•

if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

•

the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (A) to purchase the mortgaged property at a price equal to the principal balance of the related mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of such purchase and certain expenses incurred by the master servicer on behalf of the trustee and certificateholders or (B) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy. If any mortgaged property is damaged, and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) such expenses will be recoverable by it through proceeds of the sale of the mortgaged property or proceeds of the mortgage pool insurance policy or any primary mortgage insurance policy.

No mortgage pool insurance policy will insure (and many primary mortgage insurance policies do not insure) against loss sustained by reason of a default arising from, among other things, (A) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the originator or persons involved in the origination thereof, or (B) failure to construct a mortgaged property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations described herein and, in such event, might give rise to an obligation on the part of such seller to repurchase the defaulted mortgage loan if the breach cannot be cured by such seller. No mortgage pool insurance policy will cover (and many primary mortgage insurance policies do not cover) a claim in respect of a defaulted mortgage loan occurring when the servicer of such mortgage loan, at the time of default or thereafter, was not approved by the pool insurer.

The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim, unless otherwise specified in the prospectus supplement. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by certificateholders.

Fraud Waiver

If so specified in the prospectus supplement, a waiver letter may be obtained from the pool insurer waiving its right to deny a claim or rescind coverage under the mortgage pool insurance policy by reason of fraud, dishonesty or misrepresentation in connection with the origination of, or application for insurance for, the related mortgage loans or the denial or adjustment of coverage under any primary mortgage insurance policy because of such fraud, dishonesty or misrepresentation. In such circumstances, the pool insurer will be indemnified by the seller for the amount of any loss paid by the pool insurer under the terms of the waiver letter. The maximum aggregate amount of such losses covered under the waiver letter and the period of time during which such coverage will be provided will be specified in the prospectus supplement.

Special Hazard Insurance Policies

If specified in the prospectus supplement, a separate special hazard insurance policy will be obtained for the trust. Each special hazard insurance policy will, subject to limitations described below, protect certificateholders from:

(1)

loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and, to a limited extent, tidal waves and related water damage and such other hazards as are specified in the related prospectus supplement, not insured under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area; and

(2)

loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See “The Pooling and Servicing Agreement — Hazard Insurance” in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials, nuclear or chemical reaction, flood, nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

Subject to the foregoing limitations and unless otherwise specified in the prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, the special hazard insurer will pay the lesser of:

•

the cost of repair or replacement of such property; and

•

upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer with respect to such property.

If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of such property will also reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to certificateholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and mortgage pool insurance policy.

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates in a special trust account to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu thereof relating to such certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such certificates by any such rating agency.

Bankruptcy Bonds

If specified in the prospectus supplement, a bankruptcy bond to cover losses resulting from proceedings under the Bankruptcy Code with respect to a mortgage loan will be issued by an insurer named in such prospectus supplement. Generally, each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by such court of the principal amount of a mortgage loan and certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each bankruptcy bond will be set forth in the prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the certificates. See “Certain Legal Aspects of the Mortgage Loans — Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

To the extent specified in the prospectus supplement, the master servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the certificates in a special trust account to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account in lieu thereof relating to the certificates may be reduced so long as any such reduction will not result in a downgrading of the rating of such certificates by the rating agencies.

Reserve Fund

If so specified in the prospectus supplement, credit support with respect to the certificates may be provided by the establishment and maintenance with the trustee of one or more reserve funds. The prospectus supplement will specify whether or not a reserve fund will be included in the trust.

A reserve fund will be funded:

•

by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement;

•

by the deposit therein from time to time of certain amounts, as specified in the prospectus supplement, to which subordinate certificateholders, if any, would otherwise be entitled; or

•

in such other manner as may be specified in the prospectus supplement.

Any amounts on deposit in a reserve fund and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in Eligible Investments.  Any instrument deposited therein will name the trustee, in its capacity as trustee for certificateholders, or such other entity specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the certificates. Additional information with respect to the reserve fund assets will be set forth in the prospectus supplement.

Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve fund for distribution to certificateholders for the purposes, in the manner and at the times specified in the prospectus supplement.

Cross Support

If specified in the prospectus supplement, the beneficial ownership of separate groups of assets included in a trust may be evidenced by separate classes of certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certificates evidencing a beneficial ownership interest in other asset groups within the same trust. The prospectus supplement will describe the manner and conditions for applying the cross support feature.

Other Insurance, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the prospectus supplement, a trust may also include insurance, guaranties, letters of credit or similar arrangements for the purposes of:

•

maintaining timely payments or providing additional protection against losses on the trust assets;

•

paying administrative expenses; or

•

establishing a minimum reinvestment rate on the payments made in respect of trust assets or principal payment rate on such trust assets.

Arrangements may include agreements under which certificateholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

YIELD AND PREPAYMENT CONSIDERATIONS

The weighted average life of a series of certificates and the yield to investors depend in part on the rate and timing of principal payments received on or in respect of the Mortgage Assets included in a trust. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model, if any, used with respect to a particular series will be identified and described in the prospectus supplement.

The prospectus supplement may contain a table setting forth percentages of the initial Certificate Balance of each class expected to be outstanding after each of the dates shown in such table. Any such table will be based upon a number of assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans underlying the related mortgage certificates or on the mortgage loans are made at rates corresponding to various percentages of the prepayment model specified in the prospectus supplement. It is unlikely, however, that the prepayment of the mortgage loans underlying the mortgage certificates, or of the mortgage loans, underlying any series will conform to any of the percentages of the prepayment model described in the prospectus supplement.

The rate of principal prepayments on pools of mortgage loans underlying the mortgage certificates and mortgage loans is influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in a trust, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates borne by the mortgage loans included in a trust, the mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the rates borne by such mortgage loans. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the properties securing the mortgage loans and the availability of mortgage funds.

Prepayments may also result from the enforcement of any due-on-sale provisions contained in a mortgage note permitting the holder of the mortgage note to demand immediate repayment of the outstanding balance of the mortgage loans upon conveyance by the mortgagor of the underlying mortgaged property. The master servicer will agree that it will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any action in relation to the enforcement of any due-on-sale provision which would impair or threaten to impair any recovery under any primary mortgage insurance policy. Under current law, such exercise is permitted for substantially all the mortgage loans which contain such clauses. Acceleration is not permitted, however, for certain types of transfers, including transfers upon the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase.

The FHA loans and VA loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that on conventional mortgage loans bearing comparable interest rates.

When a full prepayment is made on a mortgage loan, the mortgagor is charged interest on the principal amount of the mortgage loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the prospectus supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to certificateholders because interest on the principal amount of any prepaid mortgage loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the prospectus supplement, both full and partial prepayments will not be passed through until the month following receipt.

The effective yield to certificateholders will be slightly lower than the yield otherwise produced by the applicable pass-through rate and purchase price because while interest will accrue on each mortgage loan from the first day of the month (unless otherwise provided in the prospectus supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer or, if specified in the related prospectus supplement for a series of REMIC certificates, the holders of the residual certificates of such series may have the option to purchase the assets of a trust thereby effecting early retirement of the related series of certificates. See “The Pooling and Servicing Agreement — Termination; Optional Termination” in this prospectus.

Factors other than those identified herein and in the prospectus supplement could significantly affect principal prepayments at any time and over the lives of the certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the certificates.

The prospectus supplement will discuss in greater detail the effect of the rate and timing of principal payments (including principal prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such certificates.

THE SPONSOR

GreenPoint Mortgage Securities Inc. (formerly known as Headlands Mortgage Securities Inc.), the sponsor, is a Delaware corporation organized on November 18, 1996 for the limited purpose of acquiring, owning and transferring Mortgage Assets, as well as other types of receivables and the related assets and selling interests therein or bonds secured thereby. The sponsor is a subsidiary of GreenPoint Mortgage Funding, Inc., a subsidiary of GreenPoint Financial Corp. GreenPoint Financial Corp. is listed on the New York Stock Exchange under the symbol “GPT”. The sponsor maintains its principal office at 100 Wood Hollow Drive, Doorstop #32210, Novato, California 94945. Its telephone number is (415) 878-5292.

Neither the sponsor nor any of the sponsor’s affiliates will ensure or guarantee distributions on the certificates of any series.

USE OF PROCEEDS

The net proceeds to be received from the sale of each series of certificates will be used by the sponsor to either purchase the Mortgage Assets related to that series or to return to the sponsor the amounts previously used to effect such a purchase, the costs of carrying the Mortgage Assets until sale of the certificates and other expenses connected with pooling the mortgage assets and issuing the certificates.

MORTGAGE LOAN PROGRAM

Set forth below is a description of aspects of the sponsor’s purchase program for mortgage loans eligible for inclusion in a trust. The prospectus supplement will contain additional information regarding the origination of the mortgage loans.

The sponsor will purchase mortgage loans, either directly or through affiliates, from sellers. Unless otherwise specified in the prospectus supplement, the mortgage loans so acquired by the sponsor will have been originated in accordance with the underwriting criteria specified below under “ — Underwriting Standards” in this prospectus.

Underwriting Standards

Each seller will represent and warrant that all mortgage loans originated and/or sold by it to the sponsor or one of the sponsor’s affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any FHA loans or VA loans, the seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income, if considered applicable by the appraiser, and the cost of replacing the home.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

•

to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of monthly payments due in the year of origination) and other expenses related to the mortgaged property, such as property taxes and hazard insurance; and

•

to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by a seller, particularly with respect to the level of loan documentation and the mortgagor’s income and credit history, may be varied in appropriate cases where factors such as low LTVs or other favorable credit aspects exist.

If specified in the prospectus supplement, a portion of the mortgage loans in a mortgage pool may have been originated under a limited documentation program. Under a limited documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral and other assets of the borrower than on credit underwriting. Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. The prospectus supplement for each series of certificates will indicate the types of limited documentation programs pursuant to which the mortgage loans were originated and the underwriting standards applicable to such limited documentation programs.

If specified in the prospectus supplement, a portion of the mortgage loans in the pool may have been originated under a limited documentation program.  Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting.  Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived.  The prospectus supplement will indicate the types of limited documentation programs pursuant to which the loans were originated and the underwriting standards applicable to such limited documentation programs.

In the case of a mortgage loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the mortgage note.

Certain of the types of mortgage loans that may be included in a trust may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide for escalating or variable payments by the mortgagor. These types of mortgage loans are underwritten on the basis of a judgment that the mortgagors have the ability to make the monthly payments required initially. In some instances, however, a mortgagor’s income may not be sufficient to permit continued loan payments as such payments increase. These types of mortgage loans may also be underwritten primarily upon the basis of LTVs or other favorable credit factors.

Qualifications of Sellers

Each seller must be an institution experienced in originating and servicing mortgage loans of the type contained in the mortgage pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those mortgage loans. Each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac. Each seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation.

THE POOLING AND SERVICING AGREEMENT

Set forth below is a summary of certain provisions of the pooling and servicing agreement which are not described elsewhere in this prospectus.

Assignment of Mortgage Loans

Assignment of Mortgage Loans. At the time of issuance of each series of certificates, the sponsor will cause the mortgage loans comprising the related trust to be assigned to the trustee together with all principal and interest on the mortgage loans, except for principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, authenticate and deliver the certificates to the sponsor or its designated agent in exchange for the mortgage loans and other assets, if any. Each mortgage loan will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the Cut-off Date, as well as information regarding the mortgage rate, the current scheduled monthly payment of principal and interest, the maturity of each mortgage note, the LTV and certain other information.

In addition, the sponsor will, as to each mortgage loan, deliver to the trustee or custodian the mortgage note endorsed without recourse in blank or to the order of the trustee, an assignment to the trustee of the mortgage in form for recording or filing as may be appropriate in the state of the mortgaged property, the original recorded mortgage with evidence of recording or filing indicated thereon, or a copy of such mortgage certified by the recording office in those jurisdictions where the original is retained by the recording office, a copy of the title insurance policy or other evidence of title, and evidence of any primary mortgage insurance policy for such mortgage loan, if applicable. In certain instances where documents respecting a mortgage loan may not be available prior to execution of the pooling and servicing agreement, the sponsor may deliver copies thereof and deliver such documents to the trustee promptly upon receipt.

With respect to any mortgage loans that are cooperative loans, the sponsor will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. The sponsor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee, or a custodian, will review the mortgage loan documents in original form to ascertain that all required documents have been properly executed and received. The trustee will hold such documents in trust for the benefit of holders of the certificates. Unless otherwise specified in the prospectus supplement, if any document is found by the trustee not to have been properly executed or received or to be unrelated to the mortgage loans identified in the pooling and servicing agreement, and such defect cannot be cured within the permitted time period, the seller will replace the mortgage loan with a substitute mortgage loan or repurchase the mortgage loan from the trustee at a price generally equal to its outstanding principal balance, plus accrued and unpaid interest at the applicable mortgage rate to the first day of the month following the month of repurchase and net of any unreimbursed advances or amounts payable as servicing compensation if the seller is the master servicer with respect to such mortgage loan. Upon receipt of the repurchase price the trustee will reimburse any unreimbursed advances of principal and interest by the master servicer with respect to the mortgage loan or unreimbursed payments under any form of credit enhancement. Any remaining portion of the repurchase price will be passed through to certificateholders as liquidation proceeds in accordance with the procedures specified under “Description of Certificates — Distributions” in this prospectus. This substitution/repurchase obligation constitutes the sole remedy available to certificateholders or the trustee for a defect in a constituent document.

Any restrictions on substitution or repurchase will be set forth in the prospectus supplement.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee.

Unless otherwise specified in the prospectus supplement, assignments of the mortgage loans to the trustee will be recorded or filed in the appropriate jurisdictions except in jurisdictions where, in the written opinion of local counsel acceptable to the sponsor, such filing or recording is not required to protect the trustee’s interest in the mortgage loans against the claim of any subsequent transferee or any successor to or creditor of the sponsor or the seller.

Assignment of Mortgage Certificates. The sponsor will cause the mortgage certificates to be registered in the name of the trustee or its nominee, and the trustee concurrently will authenticate and deliver the certificates. The trustee or the custodian will hold the mortgage certificates in the manner described in the prospectus supplement. Each mortgage certificate will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement, which will specify as to each mortgage certificate the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

Representations and Warranties

Unless otherwise specified in the prospectus supplement, the sponsor will not make any representations and warranties regarding the mortgage loans, and its assignment of the mortgage loans to the trustee will be without recourse. As further described below, the seller will make certain representations and warranties concerning the mortgage loans in the pooling and servicing agreement and under certain circumstances may be required to repurchase or substitute a mortgage loan as a result of a breach of any such representation or warranty.

In the pooling and servicing agreement for each series of certificates backed in whole or in part by mortgage loans, the seller will represent and warrant to the trustee, unless otherwise specified in the prospectus supplement, among other things, that:

•

the information set forth in the schedule of mortgage loans is true and correct in all material respects;

•

at the time of transfer the seller had good title to the mortgage loans and the mortgage notes were subject to no offsets, defenses or counterclaims, except to the extent that the buydown agreement for a buydown loan forgives certain indebtedness of a mortgagor;

•

as of the Cut-Off Date, each mortgage loan qualifies as a “qualified mortgage” within the meaning of Code Section 860G(a)(3);

•

as of the Cut-Off Date, each cooperative loan is secured by shares in a “cooperative housing corporation” within the meaning of Code Section 216;

•

as of the Cut-off Date, no mortgage loan was more than 30 days delinquent;

•

as of the Cut-off Date, all manufactured homes comply with Code Section 25(e)(10);

•

a title policy (or other satisfactory evidence of title) was issued on the date of the origination of each mortgage loan and each such policy or other evidence of title is valid and remains in full force and effect;

•

if a primary mortgage insurance policy is required with respect to the mortgage loan, the policy is valid and remains in full force and effect as of the closing date;

•

as of the closing date, each mortgage is a valid first lien on the related mortgaged property, subject only to (a) liens for current real property taxes and special assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the mortgage originator’s appraisal, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage;

•

as of the closing date, each mortgaged property is free of damage and is in good repair;

•

as of the time each mortgage loan was originated, the mortgage loan complied with all applicable state and federal laws, including usury, equal credit opportunity, disclosure and recording laws; and

•

as of the closing date, there are no delinquent tax or assessment liens against any mortgaged property.

In the event of the discovery by the seller of a breach of any of its representations or warranties which materially and adversely affects the interest of certificateholders in the mortgage loan, or the receipt of notice thereof from the trustee, the seller will, with respect to a breach of its representations or warranties:

•

cure the breach within the time permitted by the pooling and servicing agreement;

•

substitute a substantially similar mortgage loan for such mortgage loan; or

•

repurchase the mortgage loan, or any mortgaged property acquired in respect thereof, on the terms set forth above under “— Assignment of Mortgage Loans” in this prospectus and in the prospectus supplement.

The proceeds of any such repurchase will be passed through to certificateholders as liquidation proceeds. This substitution/repurchase obligation constitutes the sole remedy available to certificateholders and the trustee for any such breach. Neither the sponsor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a mortgage loan if a seller defaults on its obligation to do so, and no assurance can be given that the seller will carry out their respective repurchase obligations with respect to the mortgage loans.

Since the representations and warranties of a seller do not address events that may occur following the sale of a mortgage loan by such seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date of sale of such mortgage loan by such seller to the sponsor or its affiliates.

Servicing

The master servicer will be responsible for servicing and administering the mortgage loans and will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions or mortgages of the same type as the mortgage loans in those jurisdictions where the mortgage properties are located. The master servicer may enter into a subservicing agreement with a subservicer to perform, as an independent contractor, certain servicing functions for the master servicer subject to its supervision. A subservicing agreement will not contain any terms or conditions that are inconsistent with the pooling and servicing agreement. The subservicer will receive a fee for such services which will be paid by the master servicer out of the master servicing fee. The master servicer will have the right to remove the subservicer of any mortgage loan at any time for cause and at any other time upon the giving of the required notice. In such event, the master servicer would continue to be responsible for servicing such mortgage loan and may designate a replacement subservicer (which may include an affiliate of the sponsor or the master servicer).

The master servicer is required to maintain a fidelity bond and errors and omissions policy or the equivalent with respect to officers and employees which provide coverage against losses which may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the pooling and servicing agreement.

Payments on Mortgage Loans

The master servicer will establish and maintain or cause to be established and maintained one or more certificate accounts for the collection of payments on the Mortgage Assets which must be:

•

maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by a rating agency that rated one or more classes of the certificates;

•

an account or accounts the deposits in which are fully insured by the FDIC;

•

an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, certificateholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing such funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

•

an account or accounts otherwise acceptable to the rating agency.

The certificate account may be maintained with the master servicer or the seller or with a depository institution that is an affiliate of the master servicer or the sponsor, provided that it meets the above requirements.

The collateral which may secure amounts in the certificate accounts is limited to Eligible Investments. A certificate account may be maintained as an interest-bearing account, or the funds held therein may be invested pending each succeeding distribution date in Eligible Investments. The master servicer or its designee will generally be entitled to receive any such interest or other income earned on funds in the certificate account as additional compensation and will be obligated to deposit in the certificate account the amount of any loss immediately as realized.

Unless otherwise specified in the prospectus supplement, the master servicer will deposit in the certificate account for each trust on a daily basis, to the extent applicable, the following payments and collections received by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

•

all payments on account of principal and interest (which, at its option, may be net of the applicable servicing compensation), including principal prepayments;

•

all amounts received by foreclosure or otherwise in connection with the liquidation of defaulted mortgage loans, net of expenses incurred in connection with such liquidation;

•

all proceeds received under any primary mortgage insurance policy or title, hazard or other insurance policy covering any mortgage loan, other than proceeds to be applied to the restoration or repair of the related mortgaged property;

•

all advances as described herein under “Advances”;

•

all proceeds of any mortgage loans or property acquired in respect thereof repurchased as described under “— Assignment of Mortgage Loans” and “— Representations and Warranties” in this prospectus;

•

any buydown funds (and, if applicable, investment earnings thereon) required to be deposited in the certificate account as described below;

•

all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “— Hazard Insurance” in this prospectus;

•

any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the certificate account; and

•

all other amounts required to be deposited in the certificate account.

Under the pooling and servicing agreement, the master servicer will be authorized to make the following withdrawals from the certificate account:

•

to clear and terminate the certificate account upon liquidation of all mortgage loans or other termination of the trust;

•

to reimburse any provider of credit support for payments under such credit support from amounts received as late payments on the mortgage loans or from insurance or liquidation proceeds;

•

to reimburse the master servicer for advances from amounts received as late payments on the mortgage loans, from insurance or liquidation proceeds or from other amounts received with respect to the mortgage loans;

•

to reimburse the master servicer from insurance or liquidation proceeds for amounts expended by the master servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of a mortgage loan;

•

to pay to the master servicer its master servicing fee (and other servicing compensation, if applicable) and to the trustee its fee;

•

to reimburse the master servicer for advances which the master servicer has determined to be otherwise nonrecoverable;

•

to withdraw any amount deposited to the certificate account in error; and

•

to pay any expenses which were incurred and are reimbursable pursuant to the pooling and servicing agreement.

Collection and other Servicing Procedures

The master servicer will agree to proceed diligently to collect all payments called for under the mortgage loans. Consistent with the above, the master servicer may, in its discretion:

•

waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a mortgage loan; and

•

to the extent not inconsistent with the coverage of such mortgage loan by a mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, if applicable, suspend or reduce regular monthly payments for a period of up to six months, or arrange with a mortgagor a schedule for the liquidation of delinquencies.

In the event of any such arrangement, but only to the extent of the amount of any credit support, the provider of such credit support will honor requests for payment or otherwise distribute funds with respect to the mortgage loan during the scheduled period in accordance with the amortization schedule thereof and without regard to the temporary modification thereof. In addition, in the event of any such arrangement, the master servicer’s obligation to make advances on the mortgage loan shall continue during the scheduled period.

Under the pooling and servicing agreement, the master servicer will be required to enforce due-on-sale clauses with respect to the mortgage loans to the extent contemplated by the terms of the mortgage loans and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, a mortgage loan is required by law, upon receipt of assurance that the primary mortgage insurance policy covering the mortgage loan will not be affected, the master servicer may permit the assumption of the mortgage loan, pursuant to which the mortgagor would remain liable on the mortgage note, or a substitution of liability with respect to the mortgage loan, pursuant to which the new mortgagor would be substituted for the original mortgagor as being liable on the mortgage note. Any fees collected for entering into an assumption or substitution of liability agreement may be retained by the master servicer as additional servicing compensation. In connection with any assumption or substitution, the mortgage rate borne by the mortgage note may not be changed.

The pooling and servicing agreement may require the master servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may be made:

•

to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items;

•

to reimburse the master servicer out of related assessments for maintaining hazard insurance;

•

to refund to mortgagors amounts determined to be overages;

•

to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts;

•

to repair or otherwise protect the mortgaged property; and

•

to clear and terminate any of the escrow accounts.

The master servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such account when a deficiency exists therein.

Hazard Insurance

Unless otherwise specified in the prospectus supplement, under the pooling and servicing agreement, the master servicer will be required to maintain for each mortgage loan a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary in the state in which the property is located. Such coverage will be in an amount at least equal to the lesser of (A) the maximum insurable value of the improvements securing such mortgage loan or (B) the greater of (1) the outstanding principal balance of the mortgage loan and (2) an amount such that the proceeds of such policy shall be sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer.  All amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures) will be deposited in the certificate account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all of the mortgage loans, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the master servicer will deposit in the certificate account all sums which would have been deposited therein but for such clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover (among other things) any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

If, however, any mortgaged property at the time of origination of the related mortgage loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the master servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice. Such flood insurance policy will provide coverage in an amount not less than the lesser of the principal balance of the mortgage loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

The hazard insurance policies covering the mortgaged properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the insurer’s liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balance owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

Primary Mortgage Insurance

The master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each mortgage loan for which such coverage is required. The master servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable pooling and servicing agreement unless the replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with an insurer (a “Primary Insurer”) whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of such series that have been rated.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•

all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property;

•

hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

•

amounts expended but not approved by the insurer of the primary mortgage insurance policy;

•

claim payments previously made by the insurer; and

•

unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers.  Primary mortgage insurance policies exclude losses sustained by reason of a default arising from or involving certain matters, including:

•

fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, mortgagor or other persons involved in the origination of the mortgage loan;

•

failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

•

physical damage to the mortgaged property; and

•

the related sub-servicer not being approved as a servicer by the insurer.

Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the mortgage loan. The master servicer, on behalf of itself, the trustee and certificateholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted mortgage loans. Amounts collected by the master servicer on behalf of the master servicer, the trustee and certificateholders shall be deposited in the certificate account for distribution as set forth above. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy required to be kept in force by the pooling and servicing agreement.

Claims Under Insurance Policies and Other Realization Upon Defaulted Mortgage Loans

The master servicer, on behalf of the trustee and certificateholders, will present claims to the insurer under any applicable primary mortgage insurance policy and will take such reasonable steps as are necessary to permit recovery under such other insurance policies respecting defaulted mortgage loans. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable primary mortgage insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless the master servicer determines that such restoration will increase the proceeds to certificateholders upon liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and that such expenses will be recoverable to it through liquidation proceeds.

Regardless of whether recovery under any primary mortgage insurance policy is available or any further amount is payable under the credit enhancement for a series of certificates, the master servicer is nevertheless obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If at any time no further amount is payable under the credit enhancement, and if the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of the defaulted mortgage loan plus interest accrued thereon, certificateholders will realize a loss in the amount of such difference plus the aggregate of unreimbursed advances of the master servicer with respect to the mortgage loan and expenses incurred by the master servicer in connection with such proceedings and which are reimbursable under the pooling and servicing agreement.

Servicing Compensation and Payment of Expenses

The master servicer’s primary compensation for its activities as master servicer will come from the payment to it, with respect to each interest payment on a mortgage loan, of the amount specified in the pooling and servicing agreement. As principal payments are made on the mortgage loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the master servicer will decrease as the mortgage loans amortize. Prepayments and liquidations of mortgage loans prior to maturity will also cause servicing compensation to the master servicer to decrease.

In addition, the master servicer generally will be entitled to retain all prepayment fees, assumption fees and late payment charges, to the extent collected from mortgagors and any benefit that may accrue as a result of the investment of funds in the certificate account.

The master servicer will pay all expenses incurred in connection with its activities as master servicer, subject to limited reimbursement, including payments of expenses incurred in connection with distributions and reports to certificateholders of each series and, if specified in the prospectus supplement, payment of the fees and disbursements of the trustee and payment of any fees for providing credit enhancement. The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted mortgage loan as to which it has determined that all recoverable liquidation proceeds and insurance proceeds have been received, such right of reimbursement being prior to the rights of certificateholders to receive any such proceeds.

Evidence as to Compliance

Each pooling and servicing agreement will provide that the master servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the trustee to the effect that such firm has performed certain procedures specified in the pooling and servicing agreement and that such review has disclosed no items of noncompliance with the provisions of such pooling and servicing agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

Each pooling and servicing agreement will provide for delivery to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the pooling and servicing agreement throughout the preceding year.

Certain Matters Regarding the Sponsor, the Seller and the Master Servicer

The master servicer under each pooling and servicing agreement will be named in the prospectus supplement. The entity serving as servicer may have normal business relationships with the sponsor or the sponsor’s affiliates.

The pooling and servicing agreement for each series of certificates backed in whole or in part by mortgage loans will provide that the master servicer:

•

may not pledge its rights thereunder except upon receipt by the trustee of a letter from the rating agency that such pledge shall not result in a downgrading of the certificates; and

•

may not resign from its obligations and duties as master servicer thereunder, except upon

•

appointment of a successor servicer and receipt by the trustee of a letter from the rating agency that such resignation and appointment will not result in the downgrading of the certificates or

•

determination that its duties thereunder are no longer permissible under applicable law. No resignation under this clause will become effective until the trustee or a successor has assumed the master servicer’s obligations and duties under the pooling and servicing agreement.

The pooling and servicing agreement will also provide that neither the sponsor, the master servicer nor the seller, nor any directors, officers, employees or agents of any of them (collectively, the “Indemnified Parties”) will be under any liability to the trust or certificateholders or the trustee, any subservicer or others for any action taken or not taken by any Indemnified Party, any subservicer or the trustee in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; provided, however, that none of the sponsor, the seller, the master servicer or any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The pooling and servicing agreement will further provide that each Indemnified Party is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the pooling and servicing agreement or the certificates for such series, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties thereunder or by reason of reckless disregard by such Indemnified Party of its obligations and duties thereunder. In addition, the pooling and servicing agreement will provide that neither the sponsor, the seller nor the master servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to, in the case of the sponsor, the seller or the master servicer, its duties under the pooling and servicing agreement and which in its opinion may involve it in any expense or liability. Each of the sponsor, the seller and the master servicer may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interests of certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the sponsor, the seller and the master servicer will be entitled to be reimbursed therefor out of the certificate account.

Events of Default

Events of default by the master servicer under the pooling and servicing agreement for each series of certificates evidencing an interest in mortgage loans will consist of:

•

any failure by the master servicer to make an advance which continues unremedied for one business day;

•

any failure by the master servicer to make or cause to be made any other required payment pursuant to the pooling and servicing agreement which continues unremedied for five days;

•

any failure by the master servicer duly to observe or perform in any material respects any other of its covenants or agreements in the certificates or in such pooling and servicing agreement which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by holders of certificates evidencing not less than 25% of the aggregate voting rights of the certificates for such series; and

•

certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations.

Rights Upon Event of Default

As long as an event of default under the pooling and servicing agreement for any series of certificates evidencing an interest in mortgage loans remains unremedied, the trustee or holders of certificates evidencing not less than a majority of the aggregate voting rights of the certificates for such series may terminate all of the rights and obligations of the master servicer under such pooling and servicing agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under such pooling and servicing agreement, including, if specified in the prospectus supplement, the obligation to make advances and will be entitled to similar compensation arrangements and limitations on liability. In the event that the trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer with a net worth of at least $10,000,000 to act as successor master servicer under such pooling and servicing agreement. Pending any such appointment, the trustee is obligated to act in such capacity. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

Enforcement

No certificateholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless the certificateholder previously has given to the trustee written notice of default and unless holders of certificates evidencing not less than 25% of the aggregate voting rights of the certificates for such series have made written requests to the trustee to institute such proceeding in its own name as trustee thereunder and have offered and provided to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. However, the trustee is under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement for any series or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any certificateholders, unless such certificateholders have offered and provided to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

The pooling and servicing agreement for each series may be amended by the sponsor, the seller, the master servicer and the trustee, without notice to or the consent of any certificateholder:

(a)

to cure any ambiguity or mistake;

(b)

to correct a defective provision therein or to correct any provision therein that may be inconsistent with any other provision therein or with the prospectus supplement;

(c)

to make any other revisions with respect to matters or questions arising under such pooling and servicing agreement which are not inconsistent with the provisions of such pooling and servicing agreement; or

(d)

to comply with any requirements imposed by the Code or any regulation thereunder;

provided, however, that no such amendments except those pursuant to clause (d) will adversely affect in any material respect the interests of any certificateholder of that series. Any such amendment except pursuant to clause (d) will be deemed not to adversely affect in any material respect the interests of any certificateholders if the trustee receives written confirmation from the rating agency rating such certificates that such amendment will not cause such rating agency to downgrade or withdraw the then current rating thereof. The pooling and servicing agreement may also be amended by the sponsor, the seller, the master servicer and the trustee with the consent of holders of certificates evidencing not less than 66 2/3% of the aggregate voting rights of each class of certificates for such series affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of holders of certificates of that series; provided, however, that no such amendment may

•

reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Assets that are required to be distributed in respect or any such certificate without the consent of the holder of such certificate or

•

with respect to any series of certificates, reduce the aforesaid percentages of certificates the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such series then outstanding.

List of Certificateholders

In the event the trustee is not the certificate registrar for a series of certificates, upon written request of the trustee, the certificate registrar will provide to the trustee within 30 days after the receipt of such request a list of the names and addresses of all certificateholders of record of a particular series as of the most recent record date for payment of distributions to certificateholders of that series. Upon written request of three or more certificateholders of record of a series of certificates, for purposes of communicating with other certificateholders with respect to their rights under the pooling and servicing agreement for such series, the trustee will afford such certificateholders access during business hours to the most recent list of certificateholders of that series held by the trustee.

Termination; Optional Termination

The obligations of the sponsor, the seller, the master servicer and the trustee created by the pooling and servicing agreement will terminate upon the earlier of

•

the maturity or other liquidation of the last mortgage loan or mortgage certificate subject thereto and the disposition of all property acquired upon foreclosure of any mortgage loan and

•

the purchase by the master servicer from the related trust of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

In no event, however, will the trust created by any pooling and servicing agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement.

Unless otherwise specified in the prospectus supplement, any purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by the certificates will be made at the option of the master servicer at a price, and in accordance with the procedures, specified in the prospectus supplement. The exercise of such right will effect early retirement of the certificates, but the right of the master servicer or, if applicable, such holder of the residual certificates, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the prospectus supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust, any purchase will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(g)(4) of the Code.

For each series, the holder or holders of the residual certificates or the trustee, as the case may be, will give written notice of termination of the pooling and servicing agreement to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency of the trustee specified in the notice of termination.

The Trustee

The identity of the commercial bank, savings and loan association or trust company named as trustee for each series of certificates will be set forth in the prospectus supplement. The trustee may have normal banking relationships with the sponsor, the seller, the master servicer and/or the subservicers.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the mortgage loans. Because such legal aspects are governed primarily by applicable state law -which laws may differ substantially- the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which mortgage loans may be originated.

General

The mortgage loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperatives. Certain of the mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust including cooperative loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Leaseholds. Certain of the mortgage loans may be secured by a mortgage on a ground lessee’s interest in a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate, if among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. The terms of the ground lease may also terminate prior to the maturity date of the indebtedness secured by the mortgage. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protection discussed in the next paragraph. Protective ground lease provisions include:

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the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor;

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the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee;

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the right to acquire the leasehold estate through foreclosure or otherwise;

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the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee’s liabilities thereunder; and

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the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Foreclosure/Repossession

Deed of Trust.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In certain states, these foreclosures also may be accomplished by judicial action in the manner provided for foreclosure of mortgages.  In addition to any notice requirements contained in a deed of trust, in some states, including California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons.  In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation.  Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished, or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where deficiency judgments are available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the “UCC”) and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

Rights of Redemption

In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In New York, the borrower may not redeem the property after a foreclosure sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers’ and Sailors’ Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of such payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.  Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans.  These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and  regulations.  These federal and state laws impose specific statutory liabilities on lenders who fail to  comply with the provisions of the law.  In some cases, this liability may affect assignees of the loans or contracts.

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Environmental Risks

Real property pledged as security to a lender may be subject to environmental risks.  Such risks, among other things, could substantially impair a borrower’s ability to repay a mortgage loan, result in substantial diminution in the value of the property pledged as collateral to secure the loan and/or give rise to liability which could exceed the value of such property or the principal balance of the related mortgage loan.

Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the United States Environmental Protection Agency (“EPA”) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator or another third party. CERCLA imposes liability for such costs on any and all responsible parties, including owners or operators. However, CERCLA excludes from the definition of “owner or operator” a secured creditor who holds indicia of ownership primarily to protect its security interest (the “secured creditor exclusion”). Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

If a lender is or becomes liable, it can bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to certificateholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under such rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exemption to the lender.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996. The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  As noted above, the secured creditor exclusion does not govern liability for cleanup costs except under the federal laws discussed above.  In addition, certain other environmental conditions may be required to be addressed under other federal, state or local laws or in order to improve the marketability of a property.  Therefore, under certain circumstances, including but not limited to after foreclosure, a lender may incur costs under applicable laws or in order to improve the marketability of a property in connection with environmental conditions associated with that property, such as the presence or release of regulated materials in underground storage tanks, asbestos-containing material, lead paint or radon gas.  It is conceivable that the costs arising from such circumstances would result in a loss to certificateholders.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Due-On-Sale Clauses

Unless otherwise provided in the prospectus supplement, each conventional mortgage loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (a) originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (b) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does “encourage” lenders to permit assumption of mortgage loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the mortgage loans and the number of Mortgage Loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties.  Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the mortgage loans as further specified in the prospectus supplement.  The absence of such a restraint on prepayment, particularly with respect to fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of the related loans or contracts.  Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Soldiers’ and Sailors’ Civil Relief Act

Generally, under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan or who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty may not be charged interest above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans. Unless otherwise provided in the applicable prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the certificates. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a mortgage loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the originating, servicing and enforcing of mortgage loans secured by single family properties. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, Equal Credit Opportunity Act and Regulation B promulgated thereunder, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations.  In particular, Regulation Z requires certain disclosures to borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower’s credit experience.  Certain provisions of these laws impose specific statutory liabilities upon lenders who fail to comply therewith.  In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and could subject the sellers and in some cases their assignees to damages and administrative enforcement.

Some of the mortgage loans, known as “High Cost Loans”, may be subject to the Home Ownership and Equity Protection Act of 1994, or “Homeownership Act”, which amended Truth-in-Lending Act to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.  Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan.  Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.  The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices.  Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act.  These laws prohibit inclusion of some provisions in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans.  Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law.  Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to foreclosure action or an action to collect.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Code impose certain requirements on employee benefit plans and similar arrangements to which either ERISA or Section 4975 of the Code applies (each a “Plan”) and on persons who are fiduciaries with respect to or bear certain other relationships to such Plans. In accordance with ERISA’s general fiduciary standards, before investing in a certificate a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (i.e., “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code). Thus, a Plan fiduciary considering an investment in certificates should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

Plan Assets Regulations

If an investing Plan’s assets were deemed to include an undivided ownership interest in the assets included in a trust, a Plan’s investment in the certificates might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by the fiduciaries deciding to invest in the certificates, and certain transactions involved in the operation of the trust might be deemed to constitute prohibited transactions under ERISA and the Code. ERISA and the Code do not define the term “plan assets”. The U.S. Department of Labor has published regulations (the “Labor Regulations”) concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity for purposes of the reporting, disclosure and fiduciary responsibility provisions of ERISA, if the Plan acquires an equity interest in such entity. The Labor Regulations state that the underlying assets of an entity will not be considered plan assets if, immediately after the most recent acquisition of any equity interest in the entity, whether from the issuer, an underwriter or in the secondary market, less than twenty-five percent (25%) of the value of each class of equity interest is held by “benefit plan investors”, which include Plans, individual retirement accounts, other employee benefit plans not subject to ERISA (for example, governmental plans) and other entities whose underlying assets include Plan assets by reason of a Plan’s investment in the entity. The sponsor cannot predict whether under the Labor Regulations the assets of a Plan investing in certificates will be deemed to include an interest in the assets of the trust.

The Labor Regulations provide that where a Plan acquires a guaranteed governmental mortgage pool certificate, the Plan’s assets include such certificate but do not solely by reason of the Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Labor Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” the types of Freddie Mac certificates, Ginnie Mae certificates and Fannie Mae certificates which may be included in a trust underlying a series of certificates. Accordingly, even if such mortgage certificates included in a trust were deemed to be assets of Plan investors, the mortgages underlying such mortgage certificates would not be treated as assets of such Plans. Potential Plan investors should consult the ERISA discussion in the prospectus supplement before purchasing any such certificates.

Underwriter’s Exemptions

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions (the “Underwriter’s Exemptions”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriter’s Exemptions.

While each Underwriter’s Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter’s Exemptions are substantially identical, and include the following:

(1)

the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(2)

the certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. (“S&P”) , Moody’s Investors Service, Inc. (“Moody’s”), or Fitch, Inc. (“Fitch”)  (each a “Rating Agency” and collectively, the “Rating Agencies”).  However, the certificates must have been rated in one of the two highest generic rating categories by at least one Rating Agency if the loan-to value ratio of any single-family residential mortgage loan or home equity loan held in the trust exceeded 100% on the date of issuance of the certificate;

(3)

the trustee is not an affiliate of any other member of the Restricted Group other than an underwriter;

(4)

the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the loans to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicer and any other servicer represents not more than reasonable compensation for such person’s services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith; and

(5)

the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

The Underwriter’s Exemption will not apply to any of the certificates if any mortgage loan or other asset held in the trust (other than a single family mortgage loan or home equity loan) has a loan-to-value ratio that exceeds 100% on the date of issuance of the certificates or if any single-family residential mortgage loan or home equity loan has a loan-to-value ratio that exceeds 125% on the date of issuance of the certificates.  As noted above, when the trust contains single-family residential mortgage loans or home equity loans with a loan-to-value ratio that exceeds 125% on the date of issuance, only certificates that are rated in one of the two highest rating categories by a rating agency and that are not subordinated are eligible for relief under the Underwriter’s Exemption.

The rating of a certificate may change.  If a class of certificates no longer has a rating of at least BBB- (or its equivalent) from at least one rating agency, certificates of that class will no longer be eligible for relief under the exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).  A certificate that satisfies the requirements of the Underwriter’s Exemption other than the rating requirement may be eligible for purchase by an insurance company investing assets of its general account that include plan assets when the requirements of Sections I and III of Prohibited Transaction Class Exemption 95-60 are met.

The trust fund must also meet the following requirements:

(a)

the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

(b)

certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody’s or Fitch for at least one year prior to the Plan’s acquisition of certificates; and

(c)

certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

Moreover, the Underwriter’s Exemptions generally provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided that, among other requirements:

•

in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the Restricted Group;

•

such fiduciary or its affiliate is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

•

a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

•

immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the seller, an underwriter of the certificates, the trustee, the master servicer, any other servicer, any provider of credit enhancement to the trust, any obligor with respect to mortgage loans included in the trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the “Restricted Group”).

The Underwriter’s Exemptions extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates.  Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month pre-funding period following the closing date, instead of being required to be either identified or transferred on or before the closing date. The relief is available when the pre-funding arrangements are satisfied and certain conditions are met.

The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that an Underwriter’s Exemption will apply.

Other Exemptions

In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter’s Exemptions, the Plan fiduciary should consider the possible availability of any other prohibited transaction exemptions, in particular, Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts (“PTE 83-1”). PTE 83-1 permits certain transactions involving the creation, maintenance and termination of residential mortgage pools and the acquisition and holding of residential mortgage pool pass-through certificates by Plans, whether or not the Plan’s assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA. The sponsor believes that the “general conditions” set forth in Section II of PTE 83-1, which are required for its applicability, would be met with respect to most classes of certificates evidencing ownership interest in a trust consisting solely of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property. PTE 83-1 would not apply to certificates which are part of a class that is subordinate to one or more other classes of the same series of certificates. It is not clear whether PTE 83-1 applies to residual certificates, to certificates which do not pass through both principal and interest, to certificates evidencing ownership interests in a trust containing mortgage certificates, or to certificates evidencing ownership interests in the reinvestment income of funds on deposit in the related certificate account or in mortgage loans secured by shares in a cooperative corporation. Before purchasing any certificates, a Plan fiduciary should consult with its counsel and determine whether PTE 83-1 applies, including whether the appropriate “specific conditions” set forth in Section I of PTE 83-1, in addition to the “general conditions” set forth in Section II, would be met, or whether any other ERISA prohibited transaction exemption is applicable. Furthermore, a Plan fiduciary should consult the ERISA discussion in the prospectus supplement relating to a series of certificates before purchasing certificates.

The sponsor, or certain affiliates of the sponsor, might be considered or might become “parties in interest” (as defined under ERISA) or “disqualified persons” (as defined under the Code) with respect to a Plan. If so, the acquisition or holding of certificates by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless PTE 83-1, the Underwriter’s Exemptions, or some other exemption is available. Special caution ought to be exercised before a Plan purchases a certificate in such circumstances.

Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA fiduciary requirements. However, the purchase of a residual certificate by some of such plans, or by most varieties of ERISA Plans, may give rise to unrelated business taxable income as described in Sections 511-515 and 860E of the Code. Prior to the purchase of residual certificates, a prospective purchaser may be required to provide an affidavit to the trustee and the sponsor that it is not a “disqualified organization”, which term as defined herein includes certain tax-exempt entities not subject to Section 511 of the Code, including certain governmental plans. In addition, prior to the transfer of a residual certificate, the trustee or the sponsor may require an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the trustee, the sponsor or the master servicer to additional obligations.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, any Plan fiduciary that proposes to cause a Plan to purchase certificates is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, the availability and applicability of any Underwriter’s Exemption or any other exemptions from the prohibited transaction provisions of ERISA and the Code and the potential consequences in their specific circumstances, before making the investment.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

The prospectus supplement will specify which, if any, of the classes of certificates offered thereby will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Classes of certificates that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities”, the certificates will constitute legal investments for entities subject to such legislation only to the extent provided by that legislation.  Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the certificates will constitute legal investments for them.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in “mortgage related securities” without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in “mortgage related securities”, and national banks may purchase “mortgage related securities” for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on investment in the certificates, which could be retroactively imposed.  The Federal Financial Institutions Examination Council, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines and policies regarding the suitability of investments in various types of mortgage-backed securities, including the certificates.  Institutions whose investment activities are subject to such guidelines or policies, or to other regulation by federal or state regulatory authorities, should review all applicable rules, guidelines and policies before investing in the certificates, because the certificates, or some classes or subclasses of the certificates, may be unsuitable investments or may otherwise be restricted under those rules, guidelines and policies (in some cases irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not interest bearing or income paying and regulatory capital requirements.

Except as to the status of some classes of certificates as “mortgage related securities,” no representation is made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment limitations.  The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of certificates.  All investors whose investment activities are subject to legal investment rules or regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors to determine whether the certificates constitute legal investments for them or are subject to investment, regulatory capital or other restrictions.

LEGAL MATTERS

The validity of the certificates will be passed upon for the sponsor by Tobin & Tobin, a professional corporation, San Francisco, California. Certain federal income tax consequences with respect to the certificates will be passed upon for the sponsor by Sidley Austin Brown & Wood LLP, New York, New York or McKee Nelson LLP, New York, New York. Sidley Austin Brown & Wood LLP, New York, New York or McKee Nelson LLP, New York, New York will act as counsel for the underwriter.

FEDERAL INCOME TAX CONSEQUENCES

The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the advice of Sidley Austin Brown & Wood LLP or McKee Nelson LLP, counsel to the sponsor. This summary is based on laws, regulations, including the REMIC regulations promulgated or proposed by the Treasury Department, rulings and decisions now in effect or proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust relating to a particular series of certificates as a REMIC under the Internal Revenue Code of 1986, as amended (the “Code”). The prospectus supplement will specify whether a REMIC election will be made.

Non-REMIC Certificates

If a REMIC election is not made, Sidley Austin Brown & Wood LLP or McKee Nelson LLP will deliver its opinion that the trust will be classified as a grantor trust under subpart E, Part I of subchapter J of chapter 1 of subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust’s assets as described below.

Single Class of Senior Certificates

Characterization. The trust may be created with one class of senior certificates and one class of subordinate certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the trust. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the trust represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with such senior certificateholder’s method of accounting. Under Code Sections 162 or 212 each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Senior certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income.  As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, limitations imposed by Section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006.  Unless the statute is amended, all provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 will no longer apply for taxable years beginning on or after December 31, 2010.  A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the master servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer (or any person to whom the master servicer assigned for value all or a portion of the master servicing fees) in a portion of the interest payments on the mortgage loans. The mortgage loans may then be subject to the coupon stripping rules of the Code discussed below.

Unless otherwise specified in the related prospectus supplement, as to each series of certificates for which a REMIC election is not made, Sidley Austin Brown & Wood LLP or McKee Nelson LLP will have advised the sponsor that:

•

a senior certificate owned by a domestic building and loan association within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans will be considered to represent “loans . . . secured by an interest in real property which is . . . residential property” within the meaning of Code Section 7701(a)(19)(C)(v); provided that the real property securing the mortgage loans represented by that senior certificate is of a type described in such Code section;

•

a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent real estate assets within the meaning of Code Section 856(c)(4)(A), and interest income on the mortgage loans will be considered interest on obligations secured by mortgages on real property within the meaning of Code Section 856(c)(3)(B); provided that the real property securing the mortgage loans represented by that senior certificate is of a type described in such Code section; and

•

a senior certificate owned by a REMIC will be an “obligation . . . which is principally secured, directly or indirectly, by an interest in real property” within the meaning of Code Section 860G(a)(3).

The assets constituting certain trusts may include buydown mortgage loans. The characterization of any investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such buydown mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described under Sections 7701(a)(19)(C)(v), 856(c)(4)(A) or 856(c)(3)(B) of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in a trust that includes buydown mortgage loans.

Premium. The price paid for a senior certificate by a holder will be allocated to such holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that such holder’s undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize such premium under a constant interest method, provided that such mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such senior certificate. The basis for such senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder held at the beginning of the first taxable year to which the election applies and to all debt instruments acquired on or after such date.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

The Internal Revenue Service (the “IRS”)  has issued final amortizable bond premium regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the certificates should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to “original issue discount” (currently Code Sections 1271 through 1273 and 1275) will be applicable to a senior certificateholder’s interest in those mortgage loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Additionally, under regulations issued on January 27, 1994, as amended on June 11, 1996, with respect to original issue discount (the “OID Regulations”), original issue discount may be created when the rate produced (on the issue date) by the index formula on an adjustable rate mortgage (“ARM”) is greater than the initial interest rate payable on the ARM. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See “Accrual of Original Issue Discount” under “Multiple Classes of Senior Certificates” in this prospectus.

Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a “market discount”. Generally, market discount is the excess of the portion of the principal amount of the mortgage loan allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income. The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will control. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of (A) the total remaining market discount and (B) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For senior certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (A) the total remaining market discount and (B) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments, like the senior certificates, which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

A holder who acquired a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including original issue discount) includible in the holder’s gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply, if the senior certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

Multiple Classes of Senior Certificates

Stripped Bonds And Stripped Coupons. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on the obligation results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that the stripped interest is purchased. If a trust is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the Loans (the “Stripped Bond Certificates”), while the second class of senior certificates will represent the right to some or all of the interest on that portion (the “Stripped Coupon Certificates”).

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a loan by loan basis. However, based on the recent IRS guidance, it appears that a Stripped Coupon Certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the certificate’s stated redemption price at maturity for purposes of calculating income on the certificate under the original issue discount rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If a certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the certificate is treated as an interest in discrete mortgage loans, or if no prepayment assumption is used, then when a mortgage loan is prepaid, the holder of such certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the trust. With respect to these Code sections, no specific legal authority exists regarding whether the character of the senior certificates for federal income tax purposes, will be the same as that of the underlying mortgage loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, it is not clear whether that characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of senior certificates should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) and “loans . . . secured by, an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to senior certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans and interest on the mortgage loans qualify, for that treatment. Prospective purchasers to which that characterization of an investment in senior certificates is material should consult their own tax advisors regarding the characterization of the senior certificates and the income therefrom. Senior certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured, directly or indirectly, by an interest in real property” within the meaning of Code Section 860G(a)(3).

Senior Certificates Representing Interests in Loans Other Than ARMs. Original issue discount on each senior certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. Based in part on the OID Regulations, the amount of original issue discount required to be included in an owner’s income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than ARMs likely will be computed as described below under “— Accrual of Original Issue Discount” in this prospectus. Owners should be aware, however, that the OID Regulations either do not address, or are subject to varying interpretations with regard to, several issues relevant to obligations, such as the mortgage loans, which are subject to prepayment.

Under the Code, the mortgage loans underlying the senior certificates will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on the mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under “— Accrual of Original Issue Discount” in this prospectus, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificates calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates (the “Prepayment Assumption”), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act of 1986 provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any senior certificate will prepay at the Prepayment Assumption. The prepayment assumption provision contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interest in the debt instruments, such as the senior certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the “daily portions,” as defined below, of the OID on the senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or another entity specified in the prospectus supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding:

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the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

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any payments received during that accrual period, and subtracting from that total the “adjusted issue price” of the respective component at the beginning of that accrual period.

The adjusted issue price of a senior certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a senior certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The OID accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of that mortgage loan, i.e. points, will be includible by the holder. Other original issue discount on the mortgage loans, e.g., that arising from a teaser rate, would still need to be accrued.

Senior Certificates Representing Interests in ARMs. The OID Regulations do not address the treatment of instruments, which represent interests in ARMs. Additionally, the IRS has not issued guidance under the Code’s coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report original issue discount on senior certificates attributable to ARMs (“Stripped ARM Obligations”) to holders in a manner it believes is consistent with the rules, described above under the heading “—Senior Certificates Representing Interests in Loans Other Than ARMs” in this prospectus, and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization to the principal balance of an ARM may require the inclusion of such amount in the income of the certificateholder when such amount accrues. Furthermore, the addition of deferred interest to the certificate’s principal balance will result in additional income, including possibly original issue discount income, to the certificateholder over the remaining life of the senior certificates. Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to those certificates.

Sale or Exchange of a Senior Certificate

Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner’s adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller’s purchase price for the senior certificate, increased by the original issue discount included in the seller’s gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller. The gain or loss will be capital gain or loss to an owner for which a senior certificate is a capital asset within the meaning of Code Section 1221, and will generally be long-term if the senior certificate was held for more than one year.

Long-term capital gains of non-corporate taxpayers are subject to reduced maximum tax rates while capital gains recognized by non-corporate taxpayers on assets held less than 12 months are generally subject to ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Senior certificates will be evidences of indebtedness within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

Any Certificateholder that recognizes significant losses in respect of its Certificates (generally $2 million or more for individuals and partnerships with one or more non-corporate partners, and $10 million or more for corporations and partnerships consisting solely of corporate partners) may be subject to certain disclosure requirements under Section 6011 of the Code for “reportable transactions.”  Prospective investors should consult their tax advisors concerning any possible disclosure obligations with respect to the Certificates.

Non-U.S. Persons

Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to:

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an owner that is not a U.S. Person (as defined below); or

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a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty.

Accrued original issue discount recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, those payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984 if:

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the senior certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the trust;

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the senior certificateholder is not a controlled foreign corporation within the meaning of Code Section 957 related to the trust; and

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the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that the senior certificateholder is not a U.S. Person and providing the name and address of such senior certificateholder.

For purposes of this discussion, a “U.S. Person” means:

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a citizen or resident of the United States;

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a corporation, partnership or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

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an estate whose income is subject to U.S. federal income tax regardless of its source of income; or

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a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.  In addition, the term “U.S. Person” includes any holder of a certificate whose income or gain in respect of its investment in a certificate is effectively connected with the conduct of a U.S. trade or business.  The term “non-U.S. Person” means a beneficial owner of a certificate that is not a U.S. Person.

Information Reporting and Backup Withholding

The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during that year, such information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments.  Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

REMIC Certificates

The trust relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however “—Residual Certificates — Prohibited Transactions and Other Taxes” in this prospectus), if a trust with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under “Residual Certificates”, the Code provides that a trust will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, those regulations have not yet been issued. Any relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for the REMIC status are not satisfied. With respect to each trust that elects REMIC status, Sidley Austin Brown & Wood LLP or McKee Nelson LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC.

The prospectus supplement for each series of certificates will indicate whether the trust will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made:

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certificates held by a thrift institution taxed as a domestic building and loan association will constitute assets described in Code Section 7701(a)(19)(C);

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certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code Section 856(c)(4)(A); and

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interest on certificates will be considered interest on obligations secured by mortgages on real property within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be treated as real estate assets for purposes of Code Section 856(c).

Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs (respectively, the “Subsidiary REMIC or REMICs” and the “Master REMIC”) for federal income tax purposes. Upon the issuance of any series of certificates, Sidley Austin Brown & Wood LLP or McKee Nelson LLP, counsel to the sponsor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, each Subsidiary REMIC or REMICs and the Master REMIC will each qualify as a REMIC and the REMIC certificates issued by the Subsidiary REMIC and the Master REMIC, respectively, will be considered to evidence ownership of regular certificates or residual interests in the related REMIC within the meaning of the REMIC provisions.

Only REMIC certificates (other than the residual certificates in the Subsidiary REMIC) issued by the Master REMIC will be offered hereunder. All Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC certificates will be:

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real estate assets within the meaning of Section 856(c)(4)(A) of the Code;

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“loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code; and

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whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code.

Regular Certificates

General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

Original Issue Discount And Premium. The regular certificates may be issued with original issue discount, or OID within the meaning of Code Section 1273(a). Generally, the original issue discount, if any, will equal the difference between the stated redemption price at maturity of a regular certificate and its issue price. Holders of any class of certificates issued with original issue discount will be required to include OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under Code Sections 1271 through 1273 and 1275 (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986. The holder of a regular certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, like the regular certificates.

Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The legislative history of the Tax Reform Act of 1986 that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the regular certificates will prepay at the Prepayment Assumption or at any other rate.

In general, each regular certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its stated redemption price at maturity over its issue price. The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if distributions constitute qualified stated interest. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

Where the interval between the issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any original issue discount disregarding the rate in the first period and any interest foregone during the first period is treated as the amount by which the stated redemption price of the regular certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period regular certificate that is issued with non-de minimis OID will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first distribution date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

Under the de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. Although currently unclear, it appears that the schedule of those distributions should be the Prepayment Assumption. The Prepayment Assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the regular certificate is held as a capital asset.

Generally, a regular certificateholder must include in gross income the “daily portions,” as determined below, of the original issue discount that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of an “accrual period” or of the portion of the original issue discount that accrues during each successive period that ends on the day in the calendar year corresponding to a distribution date, or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period, or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by:

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adding (a) the present value at the end of the accrual period, determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption, of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during that accrual period, and

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subtracting from that total the adjusted issue price of the regular certificates at the beginning of that accrual period.

The “adjusted issue price” of a regular certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a regular certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a regular certificate issued with original issue discount who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that regular certificate. In computing the daily portions of original issue discount for a subsequent purchaser and for an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day computed in accordance with the rules set forth above multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by that holder for that regular certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original regular certificateholder who purchased the regular certificate at its issue price, (b) less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase of original issue.

The IRS has issued regulations governing the calculation of OID on instruments having contingent interest payments. These regulations, effective for debt instruments issued after August 13, 1996, represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), like the regular certificates. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest is treated as payable at a variable rate and not as contingent interest if, generally, the issue price does not exceed the original principal balance by more than a specified amount, and the interest compounds or is payable at least annually at current values of certain objective rates measured by or based on lending rate for newly borrowed funds. For a debt instrument issued after August 13, 1996, an objective rate is a rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” in this prospectus, by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Approximate adjustments are made for the actual variable rate.

Although unclear at present, it is anticipated that regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans will be treated as variable rate certificates. In that case, the weighted average rates used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. That treatment may effect the timing of income accruals on the regular certificates. Additionally, if some or all of the mortgage loans are subject to “teaser rates”, i.e., the initial rates on the mortgage loans are less than subsequent rates on the mortgage loans, the interest paid on some or all of the regular certificates may be subject to accrual using a constant yield method notwithstanding the fact that the certificates may not have been issued with “true” non-de minimis original issue discount.

Election To Treat All Interest As OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If an election were to be made with respect to a regular certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium which the certificateholder owns or acquires. See “— Regular Certificates — Premium” in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate cannot be revoked without the consent of the IRS.

Market Discount. A purchaser of a regular certificate also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations “market discount” equals the excess, if any, of:

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the regular certificate’s stated principal amount or, in the case of a regular certificate with original issue discount, the adjusted issue price -determined for this purpose as if the purchaser had purchased the regular certificate from an original holder- over

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the price for the regular certificate paid by the purchaser.

A certificateholder that purchases a REMIC regular certificate at a market discount, will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code the holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using either the accrual or cash method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If an election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “—Regular Certificates — Premium” in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate’s stated redemption price at maturity multiplied by the regular certificate’s weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until the regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act of 1986 will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (A) the total remaining market discount and (B) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For regular certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (A) the total remaining market discount and (B) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing the instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

A holder of a regular certificate who acquires the regular certificate at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest, including original issue discount, includible in the holder’s gross income for the taxable year with respect to the regular certificate. The amount of net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium, and may elect to amortize the premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the regular certificate for this purpose. The amortizable bond premium regulations described above specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the regular certificates. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described herein. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to regular certificates without regard to whether such certificates have original issue discount, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment. Prospective purchasers of the regular certificates should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

The IRS has issued final amortizable bond premium regulations. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the Securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest, or “deferred interest”, when one or more ARMs are adding interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of the certificates prior to the time distributions of cash with respect to the deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificate must be included in the stated redemption price at maturity of the certificate and accounted for as original issue discount, which could accelerate the inclusion. Interest on regular certificates must in any event be accounted for under an accrual method by the holders of the certificates, and therefore applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

Accrued Interest Certificates. Certain of the regular certificates, referred to as “payment lag certificates”, may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the closing date for payment lag certificates and their first distribution date may or may not exceed the interval. Purchasers of payment lag certificates for which the period between the closing date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”) and the regular certificate provides for a payment of stated interest on the first payment date, within one year of the issue date, that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificates issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest to the extent such payments represent interest for the number of days which the certificateholder has held that payment lag certificate during the first interest accrual period.

Sale, Exchange Or Redemption Of Regular Certificates. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or redemption and the seller’s adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any original issue discount and market discount included in the seller’s gross income with respect to the regular certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the regular certificate. A holder of a regular certificate who receives a final payment which is less than his adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under “—Market Discount”  in this prospectus, any gain or loss will be capital gain or loss, provided that the regular certificate is held as a capital asset which generally is property held for investment, within the meaning of Code Section 1221 and will generally be long-term capital if the regular certificate was held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum tax rates while capital gains recognized by non-corporate taxpayers on assets held less than 12 months are generally subject to ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

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the amount that would have been includible in the holder’s income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of the regular certificate, over

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the amount actually includible in the holder’s income.

Additionally, gain will be treated as ordinary income if the trust had an intention to call the regular certificates prior to maturity. The OID Regulations provide that the presence of a sinking fund or optimal call does not give rise to that intention, and the seller does not believe such intent is otherwise present; however, the application of these rules to REMIC certificates is unclear.

Regular certificates will be evidences of indebtedness within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a regular certificate purchased at a discount or premium in the secondary market.

The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates.  Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that this provision will only require information pertaining to the appropriate proportionate method of accruing market discount.

REMIC Expenses. As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals, or trusts, estates, or other persons who compute their income in the same manner as individuals, who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation, or a grantor trust), these expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of the individual’s adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of those items. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to the holder. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, limitations imposed by Section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006.  Unless the statute is amended, all provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 will no longer apply for taxable years beginning on or after December 31, 2010.  Further, holders other than corporations subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. In general terms, a single class REMIC is one that either would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related regular certificates.

Non-U.S. Persons. Generally, payments of interest, including any payment with respect to accrued original issue discount, on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if:

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the regular certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

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the regular certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the trust; and

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the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that the regular certificateholder is a foreign person and providing the name and address of the regular certificateholder.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

Regular certificateholders who are non-U.S. Persons and persons related to the holders should not acquire any residual certificates, and residual certificateholders and persons related to residual certificateholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of acquisition.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist regular certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments.

Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See “Prohibited Transactions and Other Taxes” in this prospectus. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder’s share of the taxable income of the REMIC for each day, will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be portfolio income for purposes of the taxation of taxpayers subject to the limitations on the deductibility of passive losses. As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates, or as debt instruments issued by the REMIC.

A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, i.e., a fast-pay, slow-pay structure, may generate a mismatching of income and cash distributions, i.e., phantom income. This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act of 1986 indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased such residual certificate at a price greater than (or less than) the adjusted basis such residual certificate would have in the hands of an original residual certificateholder. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made.

Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets, and the deductions allowed to the REMIC for interest and original issue discount on the regular certificates and, except as described below under “—Non-Interest Expenses of the REMIC” in this prospectus, other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates, or, if a class of certificates is not sold initially, their fair market values.  The aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less than or greater than its principal balance, respectively. Any discount, whether market discount or original issue discount, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the regular certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on the mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and original issue discount on the regular certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC’s taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC’s initial basis in its assets. See “—Sale Or Exchange of Residual Certificates” in this prospectus. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to the holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, see “—Allocation of the Income of the REMIC to the Residual Certificates” in this prospectus.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual certificateholders in the same manner as the REMIC’s taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that the net loss exceeds the holder’s adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may be used by the residual certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of residual certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Non-Interest Expenses Of The REMIC. As a general rule, the REMIC’s taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to residual certificateholders that are “pass-through interest holders.” The holder would be required to add its allocable share, if any, of the expenses to its gross income and to treat the same amount as an item of investment expense. An individual would generally be allowed a deduction for the expense item only as a miscellaneous itemized deduction subject to the limitations under Code Section 67. That section allows the deduction only to the extent that in the aggregate all such expenses exceed two percent of an individual’s adjusted gross income. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001, limitations imposed by Section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006.  Unless the statute is amended, all provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 will no longer apply for taxable years beginning on or after December 31, 2010.  The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts.  Residual certificateholders that are “pass-through interest holders” should consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See “—Regular Certificates—Non-Interest Expenses of the REMIC” in this prospectus.

Deferred Interest. Any Deferred Interest that accrues with respect to any ARM held by the REMIC will constitute income to the REMIC and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under “Regular Certificates — Deferred Interest” in this prospectus.

Excess Inclusions. A portion of the income on a residual certificate, referred to in the Code as an “excess inclusion”, for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

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may not be offset by any unrelated losses or loss carryovers of a residual certificateholder;

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will be treated as “unrelated business taxable income” within the meaning of Code Section 512 if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income - see “—Tax-Exempt Investors” below in this prospectus; and

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is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor - see “Non-U.S. Persons” below in this prospectus.

The exception for thrift institutions is available only to the institution holding the residual certificate, and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

With respect to any residual certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of the income of the residual certificateholder for that calendar quarter from its residual certificate over the sum of the “daily accruals”, as defined below, for all days during the calendar quarter on which the residual certificateholder holds the residual certificate. For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the adjusted issue price of the residual certificate at the beginning of the calendar quarter and 120 percent of the federal long-term rate in effect at the time the residual certificate is issued. For this purpose, the “adjusted issue price” of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The “federal long-term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

The REMIC provisions of the Code provide three specific rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the residual certificates, reduced (but not below zero) by the real estate investment trust taxable income within the meaning of Code Section 857(b)(2), excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by the shareholder. Regulated investment companies, common trust funds, and certain cooperatives are subject to similar rules.

Payments. Any payment made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder’s adjusted basis in the residual certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the residual certificate.

Sale Or Exchange Of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate, except that the recognition of loss may be limited under the “wash sale” rules described below. A holder’s adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder.

In general, any gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be evidences of indebtedness within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which this section applies would be ordinary income or loss.

Except as provided in Treasury regulations, if the seller of a residual certificate reacquires the residual certificate, or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage” as defined in Code Section 7701(i) during the period beginning six months before, and ending six months after, the date of the sale, the sale will be subject to the wash sale rules of Code Section 1091. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but, instead, will increase such residual certificateholder’s adjusted basis in the newly acquired asset.

Mark To Market Rules. Prospective purchasers of a residual certificate should be aware that the IRS recently released final regulations under Code Section 475 which provide that any REMIC residual certificate acquired after January 3, 1995 cannot be marked to market.

Treatment of Inducement Fees. Regulations have been proposed regarding the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests.  The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States.  The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final regulations are published, and thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connection with the acquisition of a Residual Certificate.  Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

Prohibited Transactions and Other Taxes

The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from prohibited transactions. In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments, or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100 percent tax on prohibited transactions.

In addition, some contributions to a REMIC made after the closing date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, the tax would be borne first by the trustee, the master servicer, the sponsor or the seller, as applicable, if the tax results from a breach of such party’s obligations under the pooling and servicing agreement, and then by the residual certificateholders.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC’s final tax return a date on which the adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of regular and residual certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder’s adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of the excess. It is unclear whether the loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual certificateholders will be treated as the partners thereof; however, under Temporary Regulations if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of Subchapter C of chapter 63 of the Code, relating to the treatment of Partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

The Treasury Department has issued final regulations concerning certain aspects of REMIC tax administration. Under those regulations, a residual certificateholder must be designated as the REMIC tax matters person. The tax matters person, generally, has responsibility for overseeing and providing notice to the other residual certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs. Unless otherwise indicated in the prospectus supplement, the sponsor will be designated as tax matters person for each REMIC, and in conjunction with the trustee will act as the agent of the residual certificateholders in the preparation and filing of the REMIC’s federal and state income tax and other information returns.

Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Any Regular or residual Certificateholder that recognizes significant losses from the sale or exchange of such Certificates (generally $2 million or more for individuals and partnerships with one or more non-corporate partners, and $10 million or more for corporations and partnerships consisting solely of corporate partners) may be subject to certain disclosure requirements under Section 6011 for “reportable transactions.”  Prospective investors should consult their tax advisors concerning any possible disclosure obligations with respect to the Certificates.

Tax-Exempt Investors

Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of Code Section 512 will be subject to the tax on that portion of the distributions received on a residual certificate that is considered an excess inclusion. See “—Excess Inclusions” in this prospectus.

Non-U.S. Persons

Non-U.S. Persons. Amounts paid to residual certificateholders who are not U.S. Persons (see “—Regular Certificates — Non-U.S. Persons” in this prospectus) are treated as interest for purposes of the 30% or lower treaty rate United States withholding tax. Amounts distributed to Residual Holders should qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18,1984. Furthermore, the rate of withholding on any income on a residual certificate that is an excess inclusion will not be subject to reduction under any applicable tax treaties. See “Residual Certificates — Excess Inclusions” in this prospectus.  If the portfolio interest exemption is unavailable, that amount will be subject to United States withholding tax when paid or otherwise distributed or when the residual certificate is disposed of under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the residual certificates do not have significant value. See “Residual Certificates — Excess Inclusions” in this prospectus.  If the amounts paid to residual certificateholders that are not U.S. persons are effectively connected with their conduct of a trade or business within the United States, the 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates.

Regular certificateholders and persons related to such holders should not acquire any residual certificates, and residual certificateholders and persons related to residual certificateholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Tax-Related Restrictions on Transfer of Residual Certificates

An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations. Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of (A) an amount as determined under regulations equal to the present value of the total anticipated excess inclusions with respect to such interest for periods after the transfer, and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent including a broker or other middlemen for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to that person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, that person does not have actual knowledge that the affidavit is false. A “disqualified organization” means:

•

the United States, any State, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing provided that the term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any governmental agency,

•

any organization other than certain farmers’ cooperatives generally exempt from federal income taxes unless the organization is subject to the tax on unrelated business taxable income and

•

a rural electric or telephone cooperative.

A tax is imposed on a pass-through entity holding a residual interest in a REMIC under Section 860E(e) of the Code if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in the entity, will be relieved of liability for the tax if the record holder furnishes to the entity an affidavit that the record holder is not a disqualified organization and, for that period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means:

•

a regulated investment company, real estate investment trust or common trust fund,

•

a partnership, trust or estate and

•

certain cooperatives.

Except as may be provided in Treasury regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to the interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31,1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of the entities beginning after December 31, 1988.

The Taxpayer Relief Act of 1997 added provisions to the Code that apply to an “electing large partnership”.  If an electing large partnership holds a residual interest, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of  the tax imposed upon a pass-through entity under Section 860E(e) of the Code.  An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

In order to comply with these rules, the Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following:

•

an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization, and

•

a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Noneconomic Residual Certificates. The REMIC regulations disregard, for federal income tax purposes, any transfer of a noneconomic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A noneconomic residual certificate is any residual certificate (including a residual certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption:

•

the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

•

the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had “Improper Knowledge”) that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The REMIC regulations provide a safe harbor under which the transferor of a noneconomic residual certificate is presumed not to have Improper Knowledge at the time of transfer if the following conditions are met:  (I) the transferor conducts a reasonable investigation of the financial condition of the transferee, finds that the transferee has historically paid its debts as they came due, and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due; (ii) the transferee represents that it understands that as a result of holding the noneconomic residual certificate, it may incur tax liabilities in excess of any cash flows generated by the noneconomic residual certificate and intends to pay taxes associated with holding the noneconomic residual certificate as they become due; (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) (“Offshore Location”) of the transferee  or another U.S. taxpayer; (iv) the transferee is not located in an Offshore Location; and (v) the transferee meets either the Formula Test or the Asset Test.

A transfer of a noneconomic residual certificate meets the Formula Test if the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of (i) the present value of any consideration given to the transferee to acquire the interest; (ii) the present value of the expected future distributions on the interest; and (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.  For purposes of the Formula Test the transferee is assumed to pay tax at a rate equal to the highest corporate rate of tax specified in Code Section 11(b)(1).  If, however, the transferee has been subject to the alternative minimum tax (“AMT”) under Code Section 55 in the preceding two years and will compute its taxable income in the current taxable year using the AMT rate, then the transferee can assume that it pays tax at the AMT rate specified in Code Section 55(b)(1)(B).  Present values are computed using a discount rate equal to the Federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The Asset Test only applies in cases where the transferee is an Eligible Corporation.  To be an Eligible Corporation, the transferee must be a taxable domestic C corporation, but an Eligible Corporation does not include a regulated investment company, a real estate investment trust, a REMIC or a cooperative.  In addition, regardless of who the transferee may be, the transfer of a residual interest to an Offshore Location does not qualify as a transfer to an Eligible Corporation even if the Offshore Location is only a branch of an Eligible Corporation and not a separate legal entity.  A transfer of a noneconomic residual certificate meets the Asset Test if at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million.  The gross assets and net assets of a transferee do not include any obligation of any person related to the transferee (such as a shareholder, partner affiliate or sister corporation) or any asset acquired for a principal purpose of satisfying the Asset Test.  In addition, the transferee must make a written agreement that any subsequent transfer of the interest will be to another Eligible Corporation in a transaction that satisfies the Asset Test.  A transfer fails to meet this requirement if the transferee knows, or has reason to know, that the transferor will not honor the restrictions on subsequent transfers.  Finally, the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid.  The consideration given to the transferee to acquire the non-economic residual interest in the REMIC is only one factor to be considered.  However, if the amount of consideration is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay.  In determining whether the amount is too low, the specific terms of the Formula Test need not be used.  If a transfer of a noneconomic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has a tax avoidance potential to a foreign person will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee’s income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that the amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC regulations regarding transfers of residual certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30,1992. Until further guidance is issued concerning the treatment of residual certificates held by non-U.S. Persons, the Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless the person provides the trustee with a duly completed I.R.S. Form W-8ECI and the trustee consents to the transfer in writing.

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Considerations”, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

PLANS OF DISTRIBUTION

The certificates will be offered hereby in series from time to time through any of the following methods:

1.

by negotiated firm commitment underwriting and public reoffering by underwriters;

2.

by agency placements through one or more placement agents primarily with institutional investors and dealers; and

3.

by placement directly by the sponsor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which such series is being offered, the nature and amount of any underwriting discounts or additional compensation to such underwriters and the proceeds of the offering to the sponsor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the sponsor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of such series if any such certificates are purchased. certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the sponsor to indemnification by the sponsor against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

If a series is offered other than through underwriters, the prospectus supplement will contain information regarding the nature of such offering and any agreements to be entered into between sponsor and purchasers of certificates of such series.

FINANCIAL INFORMATION

A new trust will be formed with respect to each series of certificates and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the prospectus supplement.

AVAILABLE INFORMATION

The sponsor has filed with the Securities and Exchange Commission (the “SEC”) a registration statement under the Securities Act with respect to the certificates. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of certificates contain information set forth in the registration statement pursuant to the rules and regulations of the SEC. For further information, reference is made to such registration statement and the exhibits thereto, which may be inspected and copied at the facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:

Chicago Regional Office,

New York Regional Office

500 West Madison Street,

233 Broadway

Chicago, IL 60661

New York, NY 10279

The SEC maintains a website at http://www.sec.gov. that contains reports, proxy and information statements and other information regarding registrants including the sponsor, that file electronically with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this prospectus.  Neither the sponsor nor the master servicer for any series intends to file with the SEC periodic reports with respect to the related trust following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents filed by or on behalf of the trust referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of such prospectus supplement and prior to the termination of any offering of the certificates issued by such trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of such documents.

The trust will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by  reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Such requests should be directed to the corporate trust office of the trustee specified in the accompanying prospectus supplement.

RATING

It is a condition to the issuance of the certificates of each series offered hereby and by the prospectus supplement that they shall be rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the Mortgage Assets in the related trust. These ratings address the structural, legal and issuer- related aspects associated with such certificates, the nature of the mortgage assets in the related trust and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Further, such ratings do not address the effect of prepayments on the yield anticipated by the investor. Each security rating should be evaluated independently of any other security rating.

INDEX TO DEFINED TERMS

accredited investor

50

Accretion Directed

16

Accrual

18

Accrual Certificates

15

accrual period

63

adjusted issue price

63, 71

Advances

33

AMT

76

appraised value

10

ARM

56

Assumed Reinvestment Rate

16

balloon payment

9

benefit plan investors

50

CERCLA

46

Certificate Balance

15

certificateholders

8

certificates

8

Class Certificate Balance

15

Code

54

Component Certificates

17

components

17

cooperative housing corporation

31

Cut-off Date

22

daily accruals

71

daily portions

58, 63

deferred interest

66

disqualified organization

52, 74

disqualified persons

49, 52

electing large partnership

75

Eligible Investments

13

EPA

46

excess inclusion

71

Exchange Act

78

federal long-term rate

71

Fitch

50

Fixed Rate

18

Floating Rate

18

Garn-St Germain Act

47

general conditions

52

GPT

27

guaranteed governmental mortgage pool certificate

50

High Cost Loans

49

Homeownership Act

49

Housing Act

11

Improper Knowledge

76

Indemnified Parties

38

interest on obligations secured by mortgages on real property

58

Interest Only or IO

19

Inverse Floating Rate

19

IRS

56

issue price

59

Labor Regulations

49

last scheduled distribution date

16

locked out

17

Lockout Class

17

market discount

56, 65

Master REMIC

61

miscellaneous itemized deductions

68

Moody’s

50

mortgage

9

Mortgage Assets

8

mortgage loan

8

mortgage related securities

53

mortgaged properties

9

non-U.S. Person

60

Notional Amount Certificates

17

Offshore Location

76

OID Regulations

56, 62

original issue discount

56

owner or operator

46

Partial Accrual

19

parties in interest

49, 52

Pass-Through

17

pass-through entity

75

pass-through interest holder

71

pass-through interest holders

70, 71

payment lag certificates

67

Plan

49

plan assets

49

Planned Principal Class or PACs

17

pool

8

portfolio interest

74

pre-issuance accrued interest

67

Prepayment Assumption

58

Primary Insurer

36

Principal Only or PO

19

prohibited transaction

52

PTE 83-1

52

qualified liquidation

41

qualified mortgage

31

Rating Agencies

50

Rating Agency

50

RCRA

46

real estate assets

58

Regular Certificates

74

Relief Act

48

REO Property

21

Residual Certificates

61

Restricted Group

51

S&P

50

Scheduled Principal Class

17

SEC

78

secured creditor exclusion

46

Securities Act

19

Senior

18

Sequential Pay

18

shifting interest

17

SMMEA

53

specific conditions

52

strip

18

Strip

18

Stripped ARM Obligations

59

Stripped Bond Certificates

57

Stripped Coupon Certificates

57

structuring range

17

Subsidiary REMIC

61

Support Class (also sometimes referred to as “companion classes”)

18

Targeted Principal Class

18

teaser rates

64

Title V

48

true

64

U.S. Person

60

UCC

44

Underwriter’s Exemptions

50

unrelated business taxable income

71, 74

Variable Rate

19

wash sale

72

window period

47

window period states

47

$207,890,000

(Approximate)

GreenPoint Mortgage Securities Inc.,

Mortgage-Backed Pass-Through Certificates,

Series 2003-1

GreenPoint Mortgage Securities Inc.

Sponsor

GreenPoint Mortgage Funding, Inc.

Seller and Master Servicer

____________________

Prospectus Supplement

____________________________

Terwin Capital LLC

Agent

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We represent the accuracy of the information in this prospectus supplement and the accompanying prospectus only as of the dates on their respective covers.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.